Exhibit 10.58

EXECUTION VERSION

FIRST CENTRAL TOWER

OFFICE LEASE AGREEMENT

BY AND BETWEEN

FIRST CENTRAL TOWER, LIMITED PARTNERSHIP

(AS “LANDLORD”)

AND

TWINLAB CONSOLIDATION CORPORATION

AND

TWINLAB CONSOLIDATED HOLDINGS, INC.

(collectively, as “TENANT”)

DATED APRIL 7, 2015

TABLE OF CONTENTS

LEASE AGREEMENT

EXHIBIT A – LEGAL DESCRIPTION
EXHIBIT B – INITIAL PREMISES FLOOR PLAN
EXHIBIT C – EXAMPLE OF THE ACCEPTANCE OF PREMISES AMENDMENT
EXHIBIT D – TENANT IMPROVEMENTS
EXHIBIT E – RULES AND REGULATIONS
EXHIBIT F – LETTER OF CREDIT
EXHIBIT G – JANITORIAL SPECIFICATIONS
EXHIBIT H – HVAC SPECIFICATIONS
EXHIBIT I – SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT J – 6th FLOOR FIRST EXPANSION PREMISES FLOOR PLAN
EXHIBIT K – 7th FLOOR FIRST EXPANSION PREMISES FLOOR PLAN

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OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (“Lease”) is entered into and made this 7th day of April, 2015 (the “Effective Date”), by and between FIRST CENTRAL TOWER, LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“TCH”) and TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”)(TCH and TCH are collectively referred to herein as “Tenant”).

WITNESSETH

WHEREAS, Landlord is desirous of leasing the Premises, more fully described hereinafter, to Tenant; and

WHEREAS, Tenant is desirous of leasing the Premises, more fully described hereinafter, from Landlord; and

WHEREAS, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

BASIC LEASE PROVISIONS AND LEASE OF PREMISES

1.01         Basic Lease Provisions. The basic terms and definitions of this Lease are set forth below:

A.	Building:	First Central Tower
	Street address:	360 Central Avenue
	City:	St. Petersburg
	State and Zip Code:	Florida 33701

Premises Location:

	Initial Premises:	Entire rentable area of the 5th Floor (Suite 500), comprising approximately 15,296 rentable square feet.

	First Expansion Premises:	Entire rentable area of the 6th Floor (Suite 600), comprising approximately 15,296 rentable square feet, as set forth in Article XXIV commencing on the First Expansion Premises Commencement Date.

B.	Total Leasable Area in the Building:	242,475 rentable Square Feet

	Total Leasable Area of the Premises (exclusive of the First Expansion Premises):	15,296 rentable Square Feet

	Tenant’s “Pro Rata Share”:	6.31% until the First Expansion Premises Commencement Date; 12.62% as of the First Expansion Premises Commencement Date.

	Base Year	Calendar Year 2015

C.	Term (Section 2.01):	12 Years

	Commencement Date	May 1, 2015

	Scheduled Delivery Date:	120 days after the date Landlord and Tenant approve in writing the Space Plan (as hereinafter defined) for the Initial Premises in accordance with EXHIBIT D (the date of such approval is hereafter, the “Initial Premises Plan Approval Date”).

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	Expiration Date:	April 30, 2027

D.	Base Rent for the Premises (Monthly Base Rent shown is exclusive of the Monthly Base Rent for the First Expansion Premises)(Paragraph 3.01):

Period	Annual Base Rent Per Square Foot	Monthly Base Rent
Year 1	$22.50	$28,680.00
Year 2	$23.18	$29,546.77
Year 3	$23.88	$30,439.04
Year 4	$24.60	$31,356.80
Year 5	$25.22	$32,147.09
Year 6	$25.85	$32,950.13
Year 7	$26.50	$33,778.67
Year 8	$27.16	$34,619.95
Year 9	$27.84	$35,486.72
Year 10	$28.54	$36,378.99
Year 11	$29.25	$37,284.00
Year 12	$29.98	$38,214.51

*See Section 3.05. For purposes of this Lease, the term “Year” or “Lease Year” means each twelve (12) month period(s) commencing on May 1st and ending on April 30th during the Term.

E.	Rent Commencement Date:	May 1, 2016, subject to the Late Delivery Credit (as hereinafter defined), if applicable, pursuant to Section 2.01.

F.	Prepaid Rent:	$30,687.60

		Prepaid Rent shall be applied toward Tenant’s Rent (and applicable sales tax) coming due beginning on the Rent Commencement Date until fully credited, at which time Tenant shall commence payments of Rent in accordance with Article III. Tenant shall remain liable for any applicable sales taxes on rent.

G.	Security Deposit (Section 4.01):	$1,000,000 shall be delivered by Tenant in the form of cash or Letter of Credit (as defined in Article IV) as follows:

		(a) $150,000 has been paid to Landlord (or to the Existing Mortgagee (as hereinafter defined) as directed by Landlord, by check or wire transfer, upon Tenant’s execution of this Lease (the “Initial Security Deposit”);

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(b) $600,000 to be paid to Landlord (or to the Existing Mortgagee as directed by Landlord, by no later than May 1, 2015 (the “Second Deposit”). In the event that Tenant fails to deliver the Second Deposit on May 1, 2015, Landlord may send notice to Tenant of such failure. If Tenant fails to deliver the Second Deposit to Landlord within five (5) business days after receipt of such notice, then this Lease shall automatically terminate, and Landlord may immediately apply the Initial Security Deposit and retain the Prepaid Rent in the amount of $30,867.60 as liquidated damages as Landlord’s sole and exclusive remedy for such termination, and upon such termination, neither party shall have any further rights or obligations hereunder. If the Second Deposit is in the form of a Letter of Credit (as hereinafter defined) in the amount of $750,000, then within three (3) business days after Landlord’s receipt of the Second Deposit, Landlord shall wire, or shall cause the Existing Mortgagee (if applicable) to wire, the amount of the Initial Security Deposit to the following lockbox account at Fifth Third Bank:

SWIFT : FTBCUS3C
Credit Account: Twinlab Corporation
ABA: 042000314
Account: [intentionally omitted]
Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH 45263

(c) Subject to Section 4.04, $250,000 to be delivered to Landlord upon the sooner to occur of July 1, 2015 or five (5) days prior to the Tenant’s occupancy of the Premises.

H.	Guarantor:	None

I.	Addresses for Notices and Payment:

Notices to Tenant

Prior to Delivery Date:

Twinlab Consolidation Corporation

632 Broadway, Suite 201

New York, New York 10012

Attn: Richard Neuwirth, Esq.

EVP & Chief Legal Officer

From and After Delivery Date:

Twinlab Consolidation Corporation

360 Central Avenue, 5th Floor

St. Petersburg, Florida 33701

Attn: Richard Neuwirth, Esq.

EVP & Chief Legal Officer

Notices to Landlord

First Central Tower, Limited Partnership

c/o Tower Realty Asset Management, Inc.

c/o Property Manager

150 Second Avenue North, Suite 470

St. Petersburg, Florida 33701

With a copy to:

First Central Tower, Limited Partnership

c/o Tower Realty Asset Management, Inc.

2701 Maitland Center Parkway, Suite 225

Maitland, Florida 32751

	Copy of Default Notices to JL Properties:	Payments to Landlord

	JL Properties, Inc.	First Central Tower, Limited Partnership
	813 D Street, Suite #200	c/o Tower Realty Asset Management, Inc.

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	Anchorage, AK 99501	2701 Maitland Center Parkway, Suite 225
Maitland, Florida 32751
Billing to Tenant:

Twinlab Consolidated Holdings, Inc.
600 E. Quality Drive
American Fork, UT 84003
Attn: Accounts Payable

J.	Tenant’s Broker (Section 19.04):	The Mahr Company

K.	Landlord’s Broker (Section 19.04):	Tower Realty Partners, Inc.

1.02         Lease of Premises. Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the Premises, to have and to hold the same, with all appurtenances, unto Tenant for the term hereinafter specified.

1.03         Description of Building, Premises and Common Areas.

A.           The Building. The number of leasable square feet in the Building is specified in Section 1.01B. Any reference in this Lease to the term “Building” shall include the office building, the Common Areas (as hereinafter defined) and the land as described in the Legal Description attached as EXHIBIT A unless the context requires otherwise.

B.           The Premises. The Premises consist of office space located in an area of the Building which is outlined on the floor plan attached hereto as EXHIBIT B, as the same may be expanded pursuant to the terms of this Lease or otherwise during the Term hereof. The Premises are known or are to be known by the suite number(s) specified in Section 1.01A.

C.           The Common Areas. The term “Common Areas” refers to the areas of the Building which are designated by Landlord for use in common by all Tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, rest rooms, side-walks, driveways, parking areas, landscaped areas, plaza and any other areas as may be designated at any time by Landlord as part of the Common Areas of the Building.

ARTICLE II

TERM AND POSSESSION

2.01         Commencement and Expiration. The “Lease Term” or “Term” of this Lease shall be the period of time specified in Section 1.01C, as the same may be extended or renewed pursuant to the terms hereof. The Term shall commence on the Commencement Date. For purposes hereof, the “Delivery Date” shall be the date Landlord delivers exclusive possession of the Initial Premises to Tenant, vacant and broom-clean, free of tenancies and occupants, with the Tenant Improvements (as hereinafter defined) Substantially Complete (as hereinafter defined), with all mechanical and utility systems serving the Premises in good working order and condition, free from Hazardous Material (as hereinafter defined) and in compliance with Applicable Law (as hereinafter defined) (collectively, the “Delivery Condition”), or such earlier date that Tenant takes possession of the Premises and commences use of the Premises for its regular business operations. Landlord shall deliver the Initial Premises to Tenant in the Delivery Condition within one (1) business day after Landlord Substantially Completes the Tenant Improvements. Landlord shall give Tenant not less than five (5) business days’ prior written notice of the date that the Tenant Improvements shall be Substantially Complete.

Notwithstanding anything contained herein to the contrary, if the Delivery Date does not occur on or before the Scheduled Delivery Date, then Tenant, as its sole remedy, shall be entitled to receive a credit against the Base Rent due under this Lease in the amount of Nine Hundred Forty Three Dollars ($943.00) per day for each day of delay after the Scheduled Delivery Date until the occurrence of the Delivery Date (the “Late Delivery Credit”). The Late Delivery Credit, if applicable, shall be applied against the Base Rent beginning on the Rent Commencement Date and continue from day to day thereafter until Tenant has received the full value of the Late Delivery Credit. The Scheduled Delivery Date shall be extended by the cumulative periods, if any, of Tenant Delays as described in EXHIBIT D and force majeure events (provided that extension due to force majeure events shall not exceed a total of ninety (90) days).

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The Lease shall expire without notice to Tenant on the Expiration Date shown in Section 1.01C, as the same may be extended pursuant to the terms of this Lease.

The Initial Premises Plan Approval Date shall be confirmed in a letter agreement prepared by Landlord and countersigned by Tenant within five (5) days after the Initial Premises Plan Approval Date. The Delivery Date shall be confirmed by Landlord and Tenant by execution of an “Acceptance of Premises Amendment” substantially in the form attached hereto as EXHIBIT C as further defined in Section 2.02 and executed by Landlord and Tenant within ten (10) days after the Delivery Date. If the Delivery Date does not occur on or before the Scheduled Delivery Date, except for the Late Delivery Credit and extension of the Rent Commencement Date resulting from Landlord Delays (if applicable), Landlord shall not be liable for any damage caused thereby nor shall this Lease become void or voidable, nor shall the Term be extended. If Landlord permits Tenant to enter into possession of the Premises prior to the Delivery Date, all of the terms and conditions of this Lease (other than the obligation to pay Rent shall apply to such prior period. Tenant shall have the right to enter the Premises twenty-one (21) days prior to the Delivery Date (the “Early Access Period”) for the purpose of installing Tenant’s computer and telephone cabling and installing fixtures, furniture, and equipment, provided that (a) such entry will not delay or hamper the completion of the Tenant Improvements, (b) Tenant and its vendors and contractors have obtained all governmentally required permits separate from any permits obtained by Landlord as to work to be performed by Landlord, if any, (c) Landlord may reasonably restrict Tenant’s or its contractors’ early access to the Premises if such access unreasonably interferes with, hampers, or prevents completion of the Tenant Improvements at the earliest possible date, (d) Tenant’s access to the Premises shall be subject to all of the terms and provisions of the Lease, except as to the payment of Rent, (e) any entry by Tenant in the Premises prior to the Delivery Date shall be at Tenant’s sole risk and subject to Tenant coordination with Landlord’s project or property manager, (f) all work by Tenant’s contractors is subject to the reasonable administrative supervision of Landlord and its contractor, but at no additional cost to Tenant, and (g) Tenant has delivered all required certificates of insurance to Landlord. Landlord assumes no responsibility or liability for injury to persons or damage to property caused by the Tenant’s access to the Premises during the Early Access Period. Tenant shall adopt a schedule for its work in conformance with Landlord’s schedule for the Tenant Improvements and shall conduct its work in such a manner as to maintain harmonious labor relations. All delays to the Tenant Improvements caused solely by Tenant’s early access shall be deemed a Tenant Delay.

2.02         Construction of Tenant Improvements and Possession. Landlord will perform or cause to be performed the work set forth on EXHIBIT D attached hereto (“Tenant Improvements”). Landlord shall perform the Tenant Improvements in accordance with the terms of EXHIBIT D, subject to Tenant Delays, and force majeure events for which Landlord will not be liable to Tenant in any way (other than the Late Delivery Credit and the extension of the Rent Commencement Date, if applicable). The Acceptance of Premises Amendment shall, in addition to fixing the Initial Premises Plan Approval Date and the Delivery Date, include acknowledgments that Tenant has accepted the Premises in their then present condition, except for minor “punch list” items agreed to in writing by Landlord and Tenant, which Landlord will promptly remedy, and latent defects, which Landlord shall correct in accordance with this Section 2.02. If Tenant takes exclusive possession of the Premises and commences the operation of its regular business, Tenant shall be deemed to have accepted the Premises even though the Acceptance of Premises Amendment may not have yet been executed. Landlord shall correct any latent defects in the Premises and the Tenant Improvements of which Tenant notifies Landlord within one (1) year after the Commencement Date, and shall enforce all construction and contractor’s warranties obtained in connection with the Tenant Improvements to the extent required to correct any latent defects or other defective conditions in the Tenant Improvements. Other than Tenant Improvements and as otherwise set forth in this Section 2.02, Tenant shall make all other necessary improvements to the Premises to operate Tenant’s business (“Tenant’s Work”). Tenant’s Work shall comply with all applicable federal state and local statutes, ordinances, regulations and codes (collectively, “Applicable Law”) and shall strictly comply with the requirements of Section 7.03 hereof. Landlord shall perform the Tenant Improvements in a good and workmanlike manner, using new materials, and in accordance with all Applicable Law.

2.03         Surrender of the Premises.

Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises and all keys to the Premises to Landlord, together with all Alterations (as hereinafter defined) and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear, damage by casualty and condemnation, and such damage as Tenant is not obligated to repair. In the event that Tenant fails to surrender possession of the Premises in accordance with this Lease, Landlord may restore the Premises to the required condition at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for the actual out of pocket cost incurred by Landlord to perform such work. Upon the expiration or termination of this Lease, Tenant shall remove its property (as described in Section 7.04). Any items of Tenant’s property that shall remain in the Premises after the expiration or sooner termination of the Lease Term, may, at the option of Landlord, be deemed to have been abandoned, and in that case, those items may be retained by Landlord as its property to be disposed of by Landlord, without accountability to Tenant or any other party, in the manner Landlord shall reasonably determine, at Tenant’s expense. Tenant shall promptly repair any damage caused by any such removal.

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Anything contained in this Lease to the contrary notwithstanding, including, without limitation, this Section 2.03, at the expiration or earlier termination of this Lease, Tenant shall not be required to remove the Tenant Improvements (including the Internal Stairwell (as hereinafter defined)), or any wiring or cabling installed by Landlord or Tenant. In addition, Tenant shall not be obligated to remove Tenant’s Work or any Alterations which are not Specialty Alterations (as hereinafter defined). For purposed hereof “Specialty Alterations” means alterations, installations or improvement performed by Tenant which are not standard for a typical office build-out, such as reinforced floors, executive bathrooms or internal staircases (other than the Internal Stairwell), the cost of which to remove is materially in excess of the cost to remove a typical office alteration, installation or improvement. Landlord shall advise Tenant at the time Landlord consents to Tenant’s Work and any Alterations whether Tenant’s Work or Alteration, or any portion thereof, shall be deemed a Specialty Alteration which must be removed at the expiration or earlier termination of this Lease, and if Landlord fails to so advise Tenant in writing at the time Landlord consents to Tenant’s Work or any such Alteration, Landlord shall be deemed to have waived its right to require Tenant to remove any portion of Tenant’s Work or such Alteration at the expiration or earlier termination of this Lease. Except for Specialty Alterations which Tenant is expressly required to remove pursuant to this Section 2.03, Tenant shall have no obligation to remove Tenant’s Work or any Alterations or otherwise restore the Premises at the end of this Lease.

2.04         Holding Over. If Tenant shall remain in possession of the Premises after the expiration of the Term without Landlord’s consent (a “Holdover”), Tenant shall be deemed to be occupying the Premises as a Tenant at sufferance, which tenancy may be terminated as provided by Applicable Law. Tenant agrees that a Holdover shall cause irreparable damage to Landlord and that it will be impossible to estimate or determine the damage that will be suffered by Landlord in such an event. Therefore during such tenancy, For the first thirty (30) days of any Holdover, Tenant agrees to pay to Landlord one hundred twenty-five percent (125%) of the Base Rent which was payable in the month immediately preceding the month in which the expiration or termination occurs, on monthly basis without reduction for any partial month occupied, and thereafter one hundred fifty percent (150%) of the Base Rent which was payable in the month immediately preceding the month in which the expiration or termination occurs, on a per diem basis for the actual number of days of Holdover, and shall otherwise be bound by all of the terms, covenants and conditions contained in this Lease. If Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from any loss or liability resulting from such failure from whatever source; provided, however, that in no event shall Tenant be liable for any consequential or incidental damages incurred by Landlord or any third party resulting from a Holdover not in excess of ninety (90) days.

ARTICLE III
RENT

3.01         Base Rent. Tenant shall pay to Landlord as Base Rent for the Premises the annual sum specified in Section 1.01D, payable in equal consecutive monthly installments as specified in said Item D, in advance, on or before the first day of each and every calendar month during the Term without demand, notice or offset, except as expressly permitted under this Lease; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month, the Base Rent installment for such first fractional month shall be prorated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month. Tenant shall also pay applicable sales tax on all Base Rent and Additional Rent payable hereunder.

3.02         Additional Rent. All other payments and monetary obligations due under this Lease from Tenant shall be considered additional rent (“Additional Rent”) and shall include the following:

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A.           Adjustments to Operating Expenses and Taxes.

1.          Definitions:

(a)          “Operating Expenses” shall mean the amount of any and all of Landlord’s costs, expenses and disbursements of any kind and nature, incurred in connection with the management, operation, maintenance and repair of the Building (including the Common Areas and the land described in EXHIBIT A (the “Land”)) or any improvements situated on the land for a particular calendar year or portion thereof, as determined by Landlord, together with all additional costs, expenses and disbursements with respect to the management, operation and maintenance of the Building. If less than ninety-five percent (95%) of the rentable square feet in the Building is occupied, Operating Expenses that vary with occupancy shall be adjusted to the amount which Landlord reasonably determines that it would have paid during such year (including the Base Year) if the Building had been ninety-five percent (95%) occupied. For purposes of this Lease, Operating Expenses include by way of illustration but not limitation: Taxes (as hereinafter defined), Insurance Expenses (as hereinafter defined), water, sewer, electrical and other utility charges for the Building and Common Areas, other than any utility charges for other premises which are separately metered and paid directly by the tenant thereof; service and other charges paid in connection with the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; snow removal; security services; license, permit and inspection fees; management fees; auditing fees; wages and related employee benefits payable for the maintenance and operation of the Building; and, in general, all other costs and expenses which would generally be regarded as operating and maintenance costs and expenses in accordance with generally accepted accounting principles, consistently applied (“GAAP”). There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to any Capital Improvement (i.e., any capital repair, replacement or improvement having a useful life longer than one (1) year as determined under GAAP) made to the Building by Landlord after the date of this Lease which (i) is required under any governmental law or regulation that was not in effect as of the date of this Lease (“Required Capital Items”), or (ii) Cost Savings Capital Items (as defined in Section 3.02B hereof) (Required Capital Items and Cost Savings Capital Items are collectively referred to herein as “Permitted Capital Items”). The cost of all Permitted Capital Items shall be being amortized over the useful life of the Permitted Capital Item determined in accordance with GAAP, provided that with respect to Cost Savings Capital Items, the amount included in Operating Expenses in any Adjustment Year shall be as set forth in Section 3.02.B., together with interest at the rate of 10% per annum on such cost or the unamortized balance thereof (the “Interest Rate”). Anything contained in this Lease to the contrary notwithstanding, Operating Expenses shall not include:

(i)          Expenses for painting, redecorating or other work which Landlord performs for any tenant in the Building;

(ii)         Expenses for repairs or other work occasioned by fire, windstorm, hurricane or other casualty of an insurable nature, or by the exercise of the right of eminent domain, to the extent of insurance or condemnation proceeds received;

(iii)        Expenses for repairs or other work reimbursed by insurance proceeds;

(iv)        Expenses incurred in leasing or procuring new tenants;

(v)         Legal expenses incurred in enforcing the terms of any lease;

(vi)        Interest or amortization payments on any mortgage or mortgages;

(vii)       Attorney's fees, costs, and disbursements, and other expenses not allocated to the operation of the Building or incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants;

(viii)      The cost of repairs in or to a tenant’s premises incurred by reason of a breach by tenant of its lease;

(ix)         Expenses incurred in tenant build-out, tenant work letters or contributions for tenant’s work, renovating or otherwise improving or decorating, painting or redecorating space for tenants or other Building occupants, including without limitation, permits, license, design, space planning, and inspection costs;

(x)          Expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant;

(xi)         Landlord's cost of electricity and other services that are sold to tenants or for which Landlord is entitled to be reimbursed by tenants or other parties;

(xii)        The costs and expenses of Capital Improvements which are not Permitted Capital Items;

(xiii)       Any cost for depreciation and amortization except as specifically noted herein;

(xiv)      Reserves;

(xv)       All costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease;

(xvi)      Costs incurred to cure or correct any design or construction defects;

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(xvii)     Costs incurred to cure any violation of, or to otherwise comply with, any laws, statutes, ordinances, codes or other governmental rules, regulations, requirements or recommendations of any federal, state, county, city or local governmental authorities, industry associations, technical societies (such as ASHRAE) or board of fire underwriters or other similar bodies, in force as of the date of this Lease;

(xviii)    Costs or fees paid to Landlord or affiliates of Landlord to the extent in excess of competitive costs or fees paid to independent suppliers and contractors;

(xix)       Landlord's general corporate overhead except to the extent it is expended solely in direct connection with Landlord's management of the Building;

(xx)        Costs incurred by Landlord in connection with any office operations of Landlord or which are associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost of the operation of the Building, including legal entity formation and legal entity accounting (including the incremental accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders);

(xxi)       Compensation or benefits provided to clerks, attendants, or other persons in commercial concessions operated by Landlord (excluding the Fitness Facility);

(xxii)      Any costs, fines, or penalties incurred due to violation by Landlord of any governmental rule or authority;

(xxiii)     Late fees and penalties assessed for failure to timely make any payment;

(xxiv)    Costs to acquire sculpture, paintings, or other objects purporting to be art;

(xxv)     Travel costs (except for costs related to travel of on-site personnel in connection with the operation and management of the Building);

(xxvi)    Intentionally Omitted;

(xxvii)   Costs of gifts;

(xxviii)    Costs incurred in connection with the repair, maintenance and operation of any retail, restaurant or specialty operations in the Building, including without limitation, utilities, taxes, insurance and the cost of janitorial services in connection therewith (but excluding the Fitness Facility);

(xxix)      Compensation and benefits provided to administrative and executive personnel of Landlord above the level of Building superintendent or manager;

(xxx)        The cost of providing any service customarily provided by a managing agent or which is customarily included in management fees (e.g., bookkeeping, information technology, travel for corporate related meetings, training, etc.);

(xxxi)      Management costs or fees in excess of 3% of gross rents received by Landlord for space in the Building, exclusive of rents from specialty or retail operations and parking fees; provided, however, that in the event that any tenant or occupant of the Building, including Tenant, receives an abatement of rent in the Base Year, the amount of such abatement shall be disregarded for purposes of calculating the management fee in the Base Year;

(xxxii)     Costs incurred in the removal, encapsulation, replacement, or other treatment to any substance considered to be detrimental to the health, safety, or general environment of the tenants and occupants of the Building, and notwithstanding any contrary provision of this Lease (including, without limitation, any provision relating to capital expenditures), costs arising from the presence of hazardous materials, asbestos or PCB's in or about the Building or the Land;

(xxxiii)    Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems, or of a temporary or emergency nature) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded above;

(xxxiv)     Advertising, promotional and marketing costs and leasing commissions, attorneys' fees and other related costs and expenses in connection with the negotiation and preparation of correspondence, deal memos, letters of intent, leases, subleases, assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

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(xxxv)      Costs arising from Landlord's charitable or political contributions; and

(xxxvi)     The amount of any deductible and/or self-insured retention (“SIR”) for any claim or occurrence that may be included in Operating Expenses to the extent such deductible or SIR either individually or in the aggregate exceeds a deductible and/or SIR which is Commercially Reasonable (as hereinafter defined). “Commercially Reasonable” for purposes of this subsection (xxxvi) only shall mean deductibles or SIR under Landlord’s insurance policies that are consistent with the amount of deductibles or SIR maintained by reasonably prudent landlords of Comparable Buildings using sound business judgment.

(b)          “Taxes” shall mean and include (i) any form of real estate tax or assessment, general, special, ordinary or extraordinary, real and personal property taxes, non-ad valorem assessments or charges, improvement bond or bonds imposed on the Building or a portion thereof by any authority having a direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof against any legal or equitable interest of Landlord in the Building or any portion thereof, (ii) taxes, assessments or fees in lieu of the taxes described in (i); and (iii) the reasonable costs incurred to reduce the taxes described in (i – ii). For purposes hereof, “Taxes” shall not include (A) penalties and/or interest; (B) excise taxes or gross receipt taxes on the Landlord’s gross or net rentals or other income; (C) income, franchise, transfer, gift, estate, succession, inheritance, and capital stock taxes; or (D) increases in real estate taxes with respect to the Land and/or the Building resulting from Landlord’s failure to file any required tax returns or to furnish any required documentation or information to any taxing authority or to comply with any requirement of any taxing authority. . If, because of a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, gross receipts, profits, or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Taxes, or instead of additions to or increases of Taxes, then such franchise, income, transit, gross receipts, profits, or other tax or governmental imposition shall be deemed to be included within the definition of “Taxes”. Anything contained herein to the contrary notwithstanding, if Taxes for the Base Year (the “Base Tax Amount”) are reduced after the date of this Lease as a result of a tax certiorari or similar proceeding, settlement of Taxes or otherwise, then notwithstanding such reduction, the Base Tax Amount shall not be deemed to be reduced for purposes of this Lease.

(c)          “Insurance Expenses” shall mean insurance premiums on insurance coverage which is required to be carried by Landlord under this Lease or which Landlord may elect to carry in Landlord’s reasonable discretion, provided such additional insurance is consistent with the types and amounts of insurance maintained by reasonably prudent landlords owning Comparable Buildings; provided, however, that in no event shall insurance policies and/or coverages required to be maintained by Tenant hereunder be increased more than three (3) times during the Lease Term.

(d)          Tenant’s “Pro Rata Share” shall mean the percentage specified in Section 1.01B, as the same may be adjusted from time to time during the Lease Term.

(e)          “Base Year” shall mean the calendar year identified in Section 1.01B.

(f)          “Adjustment Year” shall mean any calendar year or portion thereof during the Term of the Lease commencing with the year after the Base Year. In the event the last Adjustment Year is not a full calendar year, the Additional Rent payable under Section 3.02A.2 with respect to such partial year shall be prorated.

(g)          Landlord and Tenant intend that Operating Expenses paid by Tenant under this Lease reimburse Landlord for any actual increase in Operating Expenses incurred by Landlord but not provide a profit to Landlord. In no event shall Operating Expenses per rentable square foot, as reasonably determined by Landlord for any Adjustment Year, multiplied by the rentable area of the Building, exceed one hundred percent (100%) of the actual Operating Expenses incurred by Landlord in such Adjustment Year. Operating Expenses for each Adjustment Year shall always be determined in a manner consistent with the determination of Operating Expenses for the Base Year. To the extent that any Operating Expenses pertain to property other than the Building or the Land, or benefit users other than Building tenants and their guests, a reasonable, equitable and consistent allocation shall be made in the Base Year and each Adjustment Year to ensure that Tenant's Pro Rata Share of Operating Expenses pertains only to costs reasonably and equitably allocated to the Building and the Land.

2.          Payment Obligations. If in any Adjustment Year during the Term the Operating Expenses exceed the Operating Expenses for the Base Year, then Tenant shall pay as Additional Rent for such Adjustment Year its Pro Rata Share of the Operating Expenses in excess of the Operating Expenses for the Base Year.

In no event shall the provisions of this Section 3.02 reduce the Base Rent specified in Section 1.01D.

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3.          Succeeding Year Expenses. Prior to the beginning of each Adjustment Year (including the Base Year), Landlord shall advise Tenant of Landlord’s reasonably estimated amount, if any, of the increase in Operating Expenses over the Base Year, for the upcoming Adjustment Year, and Tenant shall pay to Landlord Tenant’s Pro Rata Share of such estimated increase in equal monthly installments on the first day of each month during that Adjustment Year together with the Base Rent. A statement showing the actual Operating Expenses incurred by Landlord for such Adjustment Year and Tenant’s Pro Rata Share thereof (an “Annual Statement”) shall be delivered by Landlord to Tenant within one hundred twenty (120) days after the end the Base Year and each Adjustment Year, with reasonably detailed supporting documentation if requested by Tenant. Within thirty (30) days after delivery by Landlord to Tenant of such Annual Statement, Tenant shall pay to Landlord its Pro Rata Share of the excess Operating Expenses which shall be deemed Additional Rent under this Lease, and if Tenant overpaid Operating Expenses for such Adjustment Year, Landlord shall refund such overpayment to Tenant within thirty (30) days after delivery of the Annual Statement. Unless Tenant objects in writing to an Annual Statement within nine (9) months after receipt of an Annual Statement, Tenant shall be deemed to have accepted such Annual Statement and shall thereafter be estopped from challenging same.

4.          Audit Rights. Provided Tenant has paid the amounts set forth in an Annual Statement and no Event of Default (as hereinafter defined) is outstanding under this Lease, Tenant has given timely written to notice of objection to Landlord as required under Section 3 above (“Tenant’s Audit Notice”), then Tenant may, upon 30 days’ prior written notice to Landlord, examine Landlord’s books and records pertaining to Operating Expenses covered by the disputed Annual Statement (an “Audit”), provided that: (i) the Audit shall not be conducted by a person or entity being compensated on a percentage of recovery or other contingency fee basis, (ii) the Audit will be conducted during Landlord’s regular business hours at the office where Landlord maintains Operating Expenses records (or Landlord shall provide Tenant with electronic copies of such records), (iii) Tenant agrees to maintain any books and records obtained from Landlord and the results of any review or audit performed in accordance with this provision confidential, and will not disclose such information except to its consultants performing the review/audit, its lawyers, and accountants, and consultants, and Tenant shall inform such parties of the confidential nature of such information; provided that such information may be disclosed in connection with any judicial or administrative proceeding; when such information is subpoenaed or otherwise required by law or a court order; in connection with any litigation concerning the rights and obligations of the parties; or to any governmental or quasi-governmental agency, or as to any information which becomes generally available to the public, except as a result of a disclosure by either party in violation of this provision, and (iv) the Audit must be completed within 120 days after the date of Tenant’s Audit Notice, pertain to only that Annual Statement and be conducted no more than once per year. Notwithstanding the foregoing, Tenant may defer its Audit of Operating Expenses for the Base Year until its first Audit of Operating Expenses for any Adjustment Year. Within thirty (30) days after Tenant's Audit Notice, Landlord shall afford Tenant or any of Tenant’s employees or consultants designated by Tenant, full access to such documents (including documents which may be stored in an electronic medium) as are in Landlord's possession or control (whether or not such documents are located in the Building) and which are necessary to conduct the audit including, without limitation, canceled checks, invoices, and such other documents as may be reasonably requested by Tenant, all of which documents shall be maintained in accordance with GAAP.  In the event that it is ultimately determined that Landlord has overcharged any amount paid by Tenant in respect of Operating Expenses for which a refund would be due Tenant which exceeds five percent (5%) of the total so paid by Tenant for an Adjustment Year and Tenant has not previously conducted an Audit for two (2) years preceding the Adjustment Year for which the Audit is being conducted, Tenant shall have the right to conduct an Audit for any prior Adjustment Years for which Tenant had not previously conducted an Audit to determine whether refunds are due for any such prior Adjustment Years. Landlord shall reasonably cooperate with Tenant as to facilitate the performance of Tenant's Audit. If Landlord and Tenant determine that Operating Expenses are more or less than reported, Tenant shall promptly pay the difference to Landlord, or Landlord shall promptly pay to Tenant, or provide Tenant with a credit against future Rent in the amount of the difference, as the case may be; provided, that if the Lease has expired or terminated, Landlord shall promptly refund such overpayment to Tenant. Tenant shall reimburse Landlord for the actual and reasonable costs of photocopying or transferring to digital media any books and records requested by Tenant in an amount equal to the actual cost charged to Landlord by third party copy services or $.25 per page should the copies be made with Landlord’s photocopying equipment. If it is finally determined that the disputed Annual Statement contains an error in excess of five percent (5%) of the total amount of the amount set forth in the Annual Statement, Landlord shall pay Tenant’s reasonable out of pocket costs and expenses to conduct the Audit. If the parties cannot resolve any dispute as to Operating Expenses within thirty (30) days after Tenant submits the results of an Audit to Landlord, the such dispute shall be submitted to arbitration within ten (10) days after the expiration of such thirty (30) day period and shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in force with the following exceptions: There shall be a single arbitrator selected by the American Arbitration Association. The arbitrator shall have at least ten years’ experience in accounting and the supervision of the operation and management of Comparable Buildings, and shall not have been previously retained by either party or their respective affiliates. The determination of the arbitrator shall be final, binding, and conclusive on all the parties, and judgment may be rendered on it by any court having jurisdiction, upon application of either Landlord or Tenant. In the event that it is finally determined, by settlement or arbitration, that Tenant overpaid Operating Expenses for the Adjustment Year(s) which are the subject of dispute, then Landlord shall within thirty (30) days after such final determination, refund such amount, together with interest thereon at the Interest Rate, provided that if Landlord fails to refund such amount to Tenant within such thirty (30) days, then Tenant may offset the amount of the overpayment as finally determined by settlement or arbitration (including interest) against Rent coming due under the Lease until the unpaid amounts are refunded in full. The fees and expenses of the arbitration shall be shared equally by the parties; provided, however, that if it is finally determined (through settlement or arbitration) that the Annual Statement with respect to the Adjustment Year(s) in question is/are greater than one hundred five percent (105%) of Tenant’s liability for Operating Expenses for such Adjustment Year(s), Landlord shall also be solely responsible for any fees and expenses that are payable to the arbitrator. Each party shall pay its own attorney’s fees and costs.

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B.           Improved Operating Efficiency. If Landlord shall, at any time after the Commencement Date, install a labor-saving device or other equipment, which improves the operating efficiency of any system within the Building (such as an energy management computer system) and as a result of such installation, Operating Expenses or the cost of electricity to operate the Building are reduced (a “Cost Savings Capital Item”), based upon Landlord’s reasonable determination, then Landlord may add to Operating Expenses an annual amortization allowance based upon the actual out of pocket cost of such Cost Savings Capital Item, plus interest at the rate of 10% per annum on the unamortized balance thereof, amortized in equal installments over the useful life of such Cost Savings Capital Item as determined under GAAP; provided, however, that the amount of such annual amortization allowance and interest shall not exceed the annual savings in Operating Expenses for such Adjustment Year as set forth in a report to Tenant prepared by an unaffiliated third party establishing such cost savings in the pertinent Adjustment Year , and in no event shall such amortization allowance increase the sum of Operating Expenses over what it would have been if such Cost Savings Capital Item had not been installed.

C.           Cap on Controllable Expenses. Notwithstanding anything contained in this Lease to the contrary, for purposes of computing Tenant’s Pro Rata Share of Operating Expenses, Controllable Expenses (as defined in this section) for any Adjustment Year shall not exceed the Cap Amount (as also defined in this section) for that calendar year. The “Cap Amount” for any given Adjustment Year during the Lease Term shall be an amount determined by increasing the Controllable Expenses for the Base Year by 5% per annum on a cumulative and compounding basis. “Controllable Expenses” shall mean all Operating Expenses other than Taxes, Insurance Expenses and utility costs. In no event shall this cap apply to Operating Expenses other than Controllable Expenses. For example, if Controllable Expenses were $100.00 in 2014, then the total Controllable Expenses that could be included in Operating Expenses in 2015 would be $105.00, for 2016 the amount would be $110.25, for 2017 the amount would be $115.76, and so on. In the preceding example, if Controllable Expenses in both 2016 and 2017 were $112.00, then Landlord could include only $110.25 in Operating Expenses in 2016, but could include $112.00 (the Controllable Expenses plus the carry-forward from 2016) in 2017.

The foregoing Cap on Controllable Expenses shall also pertain to any particular work or service provided by Landlord in any Adjustment Year following the Base Year and to the addition of a “line item” to Operating Expenses in an Adjustment Year that was not furnished or included in the Base Year to the extent the expense item is considered a Controllable Expense as defined above.

D.           Replacement of Air Handlers/VAV Boxes. Landlord agrees that Tenant shall not be responsible for any costs or expenses incurred by Landlord in the event replacement of air handler units or VAV boxes serving the floors of Tenant’s Premises is necessitated in the course of Landlord’s operation of the Building at any point during the Term, and such costs and expenses shall not be included in Operating Expenses.

3.03         Definition of Rent. The Base Rent, Additional Rent and any other amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, including any sums due under any and all Exhibits attached hereto, and including Tenant’s obligation to pay the Security Deposit and to restore it from time to time, whether or not such payments are denominated Base Rent or Additional Rent and whether or not they are to be periodic or recurring, shall be sometimes collectively referred to as “rent” for purposes of this Lease; and any failure to pay any of the same as provided in this Lease shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant’s obligation to pay rent. Tenant’s obligation to pay any such rent pursuant to the provisions of this Lease is independent of Landlord’s obligations hereunder, and shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any Holdover period.

3.04         Late Charge. If any payment due Landlord under this lease has not been received by Landlord within five (5) business days after the date such payment is due, Tenant shall pay a late charge of five percent (5%) of the amount of the late payment and an additional five percent (5%) late charge may be charged on the first day of each calendar month thereafter until the delinquent payment has been paid in full; provided, that in no event shall the charges permitted under this Section 3.04 or elsewhere in this Lease, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, no late charge shall be assessed on the first late payment in any calendar year during the Term.

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3.05         Rent Abatement. Landlord has agreed to abate Base Rent (“Free Rent”) in an amount of the Base Rent due for months 1-12 (i.e., $344,160.00 total/$28,680.00 per month) which shall be applied to the period commencing May 1, 2015 through April 30, 2016 until fully credited (the “Free Rent Period”). If, at any time during the first 12 months of the Term, an Event of Default occurs, the Free Rent shall be deemed automatically forfeited by Tenant and Landlord shall have no further obligation to provide the Free Rent credit thereafter, and Tenant shall immediately commence payment of Base Rent in accordance with the amount due in Section 1.01 of the Basic Lease Provisions. If, at any time during the Free Rent Period, an Event of Default (as hereinafter defined) occurs, then the abatement of Base Rent provided for herein shall terminate and Tenant shall not be entitled to any further Free Rent from and after the date of default (but Tenant’s Prepaid rent shall continue to applied to rent then due); provided that, in the event Landlord terminates Tenant’s possession and is unable to collect the full amount of Rent from Tenant due under this Lease, then in addition to any other damages due Landlord, Tenant shall be obligated to pay to Landlord the unamortized amount of the Free Rent, if any, as of the date of the default.

ARTICLE IV

SECURITY DEPOSIT

4.01         Upon Tenant’s execution of this Lease, as security for the performance and observance by Tenant of all of its obligations under the terms, condition and covenants of this Lease, Tenant has deposited with Landlord (in the form of a Letter of Credit as defined below or cash security deposit) $150,000.00 (as such amount shall be increased pursuant to Section 1.01(G) hereof), which sum shall be held by Landlord as a security deposit during the Term, subject to Section 1.101(G)(b) (the “Security Deposit”). If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, without interest, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In an Event of Default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply only such portion of the Security Deposit as is reasonably necessary to cure such Event of Default,; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the Term the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord’s other funds to the extent permitted by Applicable Law. Tenant’s obligation to pay the Security Deposit and from time to time to restore the Security Deposit to the amount required under this Lease is in the nature of Additional Rent.

4.02         In the event of a sale or ground lease of the Building, Landlord shall have the right, upon notice to Tenant, to transfer the Security Deposit to its purchaser or ground tenant, and Landlord shall thereupon be released by Tenant from all responsibility for the return of such Security Deposit; and, Tenant agrees to look solely to the new purchaser or ground tenant for the return of the Security Deposit. In the event of an assignment of this Lease by Tenant, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility of such Security Deposit to Tenant. Landlord may not transfer the Security Deposit to any person or entity, except in connection with (i) a sale or ground lease of the Building, (ii) in the event that the Existing Mortgagee, its successors or assigns (or any future mortgagee, its successors or assigns) takes title to the Building pursuant to a foreclosure of its mortgage or a deed in lieu of foreclosure, or (iii) any agreement between the Existing Mortgagee, its successors and assigns, and Tenant related to this Lease, including any non-disturbance agreement executed by Tenant and the Existing Mortgagee. Landlord acknowledges that Tenant shall replace the Initial Security Deposit with a Letter of Credit pursuant to the terms of Section 4.03 below, and that pursuant to the terms of the SNDA (as hereinafter defined) between Tenant, Landlord and the Existing Mortgagee, the Letter of Credit shall be issued in the name of Existing Mortgagee as beneficiary. Landlord hereby expressly acknowledges and agrees that the Letter of Credit may be issued in the name of the Existing Mortgagee as beneficiary and same shall satisfy Tenant’s obligations under this Lease to deliver the Security Deposit to Landlord.

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4.03         Letter of Credit. In the event Tenant elects to post all or part of the Security Deposit required under this Lease in the form of a letter of credit, then Tenant shall deliver to Landlord (as required by Section 1.01(G) an unconditional, irrevocable, transferable, and negotiable commercial Letter of Credit (the “Letter of Credit”) in the amounts specified in Section 1.01(G) (and increased as set forth in Section 1.01(F), which Letter of Credit has been issued by Wells Fargo Bank, National Association (“Wells Fargo”). The Letter of Credit and any amendments thereto may be issued by Wells Fargo or other United States commercial bank or savings association which is reasonably acceptable to Landlord, with at least a AA- rating as published by Standard and Poor's Corporation or at least a Aa3 rating as published by Moody's, and shall name Landlord (or its successor as Landlord) as beneficiary, and shall be substantially in the form of EXHIBIT F to this Lease. Landlord reserves the right to periodically review the financial condition of the issuing bank for any Letter of Credit and any renewal or replacement Letter of Credit and if Landlord reasonably determines that the issuing bank no longer satisfies the criteria set forth above, Landlord may require a replacement Letter of Credit in form and substance and from a United States bank reasonably acceptable to Landlord which satisfies the criteria set forth above. The Letter of Credit shall provide for partial drawings. Landlord may draw upon the Letter of Credit upon the occurrence of an Event of Default hereunder only to the extent reasonably necessary to cure such Event of Default. The Letter of Credit shall have a term of at least 12 months, and it shall by its terms be renewed automatically each year by the bank, unless the bank gives written notice to the beneficiary, at least sixty (60) days prior to the expiration date of the then existing Letter of Credit, that the bank elects that it not be renewed. If Tenant fails to provide a replacement Letter of Credit because the issuing bank no longer satisfies the criteria set forth above or if the Letter of Credit is ever not renewed and Tenant does not provide a replacement Letter of Credit prior to the date which is twenty-one (21) days prior to the expiration date, Landlord may draw on the entire amount of the Letter of Credit and will then hold the proceeds as a Security Deposit in accordance with the terms of this Lease. The Letter of Credit shall be transferable and the proceeds assignable. Tenant shall reimburse Landlord for all transfer fees incurred. If the financial institution which issued the initial Letter of Credit is ever declared insolvent or closed by the FDIC or other applicable governmental authority or is closed for any other reason (other than periodic branch closures which occur in the normal course of business), then Tenant shall, within 30 days after notice from Landlord, provide a substitute Letter of Credit to Landlord from another financial institution acceptable to Landlord in its reasonable discretion and which otherwise complies with the terms of this Section 4.03. Tenant agrees and acknowledges that Tenant has no property interest whatsoever in the Letter of Credit or the proceeds of it and that, in the event Tenant becomes a debtor under the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim or rights to the Letter of Credit or the proceeds of it by application of Section 502(b)(6) of the Federal Bankruptcy Code or otherwise. Landlord acknowledges that the Letter of Credit may be provided by, and for the account of, JL Properties, Inc. (“JL Properties”). Tenant hereby represents to Landlord that JL Properties is an affiliate of JL-BBNC Mezz Utah, LLC, which is an investor or lender in Tenant, and JL Properties has agreed to provide the Letter of Credit in exchange for good and sufficient consideration. Accordingly, at all times while the Letter of Credit obtained by JL Properties remains in effect, Landlord agrees to give JL Properties copies of any notices of default given by Landlord to Tenant hereunder at the address set forth in Section 1.01(I), at the same time and in the same manner as notices of default are required to be given to Tenant hereunder. Notwithstanding the foregoing, other than providing copies of default notices to JL Properties, Landlord shall have no obligation to JL Properties under this Lease nor shall JL Properties have any rights or claims of interest under this Lease to the Premises of any kind and Landlord shall only be required to deal directly with Tenant as to the obligations of Tenant to provide the Letter of Credit hereunder. In the event that the Landlord sells the Property and/or satisfies or refinances the indebtedness covered by the Existing Mortgage (as hereinafter defined) such that the Existing Mortgagee (or any successor of the Existing Mortgagee) no longer has any collateral interest in the Property, Landlord shall cause the Existing Mortgagee (or any successor of the Existing Mortgagee) to assign the Letter of Credit and transfer any unapplied proceeds thereof to Landlord, if Landlord is then the owner of the Property, or to Landlord’s successor, if Landlord has sold the Property. Notwithstanding the foregoing, if Tenant is then entitled to the return of the Letter of Credit pursuant to the terms of Sections 4.01 or 4.04 hereof, Landlord shall cause the Existing Mortgagee to return the Letter of Credit and the unapplied proceeds thereof to JL Properties (or to Tenant if the Letter of Credit has been issued for the account of Tenant), and to execute and deliver all such documents and instruments as are requested or required by Wells Fargo (or other issuing bank) in order to terminate the Letter of Credit.

4.04         Market Cap Test/Reduction of Security Deposit or Letter of Credit Amounts. If, on July 1, 2015 (the “First Reduction Date”) (i) Tenant provides Landlord with reasonable evidence that TCH then has a traded market capitalization of $50 million or more for the immediately preceding 30 days with an average daily traded volume of at least $100,000 worth of stock trades (by way of example and not by limitation, 5,000 shares traded per day at a stock price of $20.00 per share) on TCH’s stock (the “Market Cap Test”), and (ii) no Event of Default has occurred on or before the First Reduction Date, then, Tenant shall have no obligation to increase the Security Deposit to $1 million pursuant to Section 1.101(F) hereof; but in such event Tenant must maintain no less than the $750,000 remaining Security Deposit in accordance with this Lease. If, on May 1, 2018 (the “Second Reduction Date”), provided (i) Tenant has made 24 months of Rent payments for the second and third Lease Years (or such fewer monthly payments to the extent the Tenant has received a Late Delivery Credit pursuant to Section 2.01 hereof), (ii) no Event of Default has occurred on or prior to the Second Reduction Date and (iii) Tenant provides Landlord with reasonable evidence that TCH is then in compliance with the Market Cap Test, then, on or before May 15, 2018, Landlord will return the remaining Security Deposit then held by Landlord (or shall return the Letter of Credit and execute and deliver such instruments required by the issuing bank to cancel the Letter of Credit (less any prior amounts that may have been applied by Landlord to a Tenant default according to the provisions of this Article). In the event that Tenant does not satisfy the requirements set forth in this Section 4.04 for the return of the Security Deposit on the Second Reduction Date, then on May 1, 2019 (and on any subsequent May 1st thereafter if applicable), (i) provide no Event of Default has occurred on or prior to May 1, 2019 (or any such subsequent May 1st), and (ii) Tenant provides Landlord with reasonable evidence that TCH is then in compliance with the Market Cap Test, then Landlord shall return the Security Deposit (or Letter of Credit) (less any prior amounts that may have been applied by Landlord to a Tenant default according to the provisions of this Article) within fifteen (15) days after request by Tenant.

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ARTICLE V

OCCUPANCY AND USE

5.01         Use of Premises. The Premises shall be occupied and used by Tenant and any Affiliate (as hereinafter defined) exclusively as office space and for other purposes incidental thereto (the “Permitted Use”), and shall not be used for any other purpose. In no event shall Tenant or any Affiliate use or occupy or permit the use or occupancy of the Premises for any purpose which is forbidden by Applicable Law; or permit the maintenance of any public or private nuisance; or do or permit any other thing which unreasonably interferes with the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which emits unreasonably offensive odors into other portions of the Building or use any apparatus which makes unreasonable noise or vibrations in the Building; or permit anything to be done which increases the fire and extended coverage insurance rate on the Building or contents, provided that if there is any increase in such rate by reason solely due to the acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. Payment by Tenant of any such rate increase shall not be a waiver of Tenant’s duty to comply herewith. Landlord represents to Tenant that the Permitted Use shall not increase the rate of fire and extended insurance coverage maintained by Landlord for the Building. Tenant and any Affiliate (and their respective employees) shall have access to and use of the Premises in accordance with the terms of this Lease 24 hours per day, 365 days per year, subject to the terms of this Lease. Tenant shall have the right at its sole cost and expense to contest any Applicable Laws applicable to Tenant’s use and occupancy of the Premises or with respect to any Alterations performed by Tenant, and to defer compliance with such provisions of Applicable Law until Tenant’s liability therefor is finally determined by a court of competent jurisdiction so long as deferring compliance will not result in the imposition of fine, penalty, costs, or any other liability of Landlord whatsoever.

5.02         Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Premises, the Common Areas and all other leased space in the Building have been adopted by Landlord for the mutual benefit and protection of all the tenants in the Building (as existing and modified from time to time, the “Rules and Regulations”). Tenant shall comply with and conform to the Rules and Regulations currently in effect, which are set forth on EXHIBIT E attached hereto. Landlord shall have the right to amend the Rules and Regulations or to make new Rules and Regulations from time to time in any reasonable manner. Any such amendments or additions to the Rules and Regulations shall be set forth in writing and shall be given to Tenant not later than thirty (30) days prior to such amendment or additions taking effect, which shall thereafter comply with and conform to the same. Landlord shall apply all such Rules and Regulations to all tenants and occupants of the Building in a non-discriminating manner, and in the event of any conflict between the Rules and Regulations and the other provisions of this Lease, such other provision shall control.

5.03         Floor Loads and Occupancy Limits. Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity as reasonably determined by Landlord’s engineer or architect in accordance with Applicable Law. Landlord reserves the right to reasonably direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Landlord may require the removal of any equipment or furniture which exceeds the weight limits of the Building. Tenant agrees that it shall not exceed the occupancy limits with respect to the Premises established by the applicable fire code and other Applicable Law.

5.04         Signs. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on, in or around the Building, or in the windows thereof, except for Tenant’s identification sign and logo adjacent to the Tenant access door(s) to the Premises and Tenant’s name (only) on the Building directory, which Landlord shall install at its expense. Tenant shall be permitted to install an exclusive (i.e., Tenant shall be the only tenant listed on such monument sign) an illuminated (provided that Tenant shall be responsible for all electricity charges) monument sign (the “Monument Sign”) in a location determined by Landlord at or near the entrance to the Building to display Tenant’s name and logo (at Tenant’s sole cost and expense), subject to the following terms and conditions: (i) Landlord shall have the right to reasonably approve design standards of Tenant’s name and logo on the Monument Sign, including the size, material, shape, color and lettering; and (ii) the Monument Sign shall comply with Applicable Law (applications for approval, if required, shall be at Tenant’s sole cost and expense, provided that Landlord shall reasonably cooperate with Tenant in obtaining all required permits and licenses required in connection with the Monument Sign at no cost to Landlord). Landlord shall have the right to remove Tenant’s name from the Monument Sign, if, any time during the Lease Term, if Tenant (a) assigns this Lease other than to a Permitted Transferee, or (b) sublets more than fifty percent (50%) of the Premises (other than to a Permitted Transferee) for the remaining portion of the Lease Term. Tenant’s name and logo shall be removed from the Monument Sign by Tenant at Tenant’s sole cost at the end of the Lease Term or earlier termination of the Lease and all damage promptly repaired at Tenant’s cost. Tenant shall maintain the Monument Sign at its sole cost and expense. The Monument Sign rights granted to Tenant under this Section 5.04 are exclusive to Tenant, and Landlord may not grant any other tenants or occupants of the Building the right to install signage on the Monument Sign, but such sign rights shall not preclude Landlord from granting sign rights to other tenants or parties on or about the Building other than the Monument Sign; provided, that in no event shall any other future monument sign erected by Landlord be larger than Tenant’s Monument Sign and/or materially impair the visibility of the Monument Sign. Tenant shall have no obligation to remove the Monument Sign, and the Monument Sign shall become the property of Landlord, at the expiration or earlier termination of this Lease. Nothing contained in this Section 5.04 shall preclude or limit Landlord providing “eyebrow” signage on the exterior of the Building to another tenant.

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5.05         Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises during Regular Business Hours (as hereinafter defined) upon reasonable prior notice (except in cases of emergency) for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants (Landlord’s entry to show the Premises to prospective tenants shall be limited to the last sixteen (16) months of the Term, unless at such time Tenant has exercised a then-existing option to renew the Term), and for making such repairs, alterations or improvements to the Premises or the Building as Landlord may be required to make hereunder or deem necessary or appropriate. Such right of entry shall also include, but not be limited to, access to the Premises for purposes of environmental inspections and sampling during Regular Business Hours upon not less than ten (10) days’ prior notice to Tenant, or during other hours either by agreement of the parties or in the event of any environmental emergency. If representatives of Tenant shall not be present to open and permit such entry into the Premises in an emergency, Landlord and its employees and agents may enter the Premises by means of a master key or otherwise. Landlord shall incur no liability to Tenant for such entry nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefor; unless Landlord fails to use commercially reasonable efforts to minimize any disruption or interference with Tenant’s business operations in the Premises during any such entry.

5.06         Quiet Enjoyment. So long as this Lease is in full force and effect and no Event of Default is then outstanding, Tenant shall at all times during the term hereof have the peaceful and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to the lien of any mortgages, underlying leases or other matters of record to which this Lease is or may become subject and subject to the terms and conditions of this Lease.

ARTICLE VI

UTILITIES AND OTHER BUILDING SERVICES

6.01         Services to be Provided. Landlord shall at all times maintain and operate the Building and Common Areas in accordance with Applicable Law and otherwise consistent with the standards of other first class “Class A” office buildings of comparable age, construction, amenities and level of services in the Downtown St. Petersburg submarket of St. Petersburg, FL (“Comparable Buildings”). Landlord shall furnish Tenant, during Regular Business Hours, utilities and other building services, as provided in the Rules and Regulations, consistent with the scope and level of services set forth in this Lease and otherwise generally consistent with the scope and level of services provided to tenants by landlords of Comparable Buildings or as may be required by Applicable Law or directed by governmental authority. Tenant shall pay for replacement of all non-standard lamps, starters and ballasts required as a result of normal usage, at Landlord’s actual cost with no mark-up. Landlord shall supply to the Premises at all times during the Term of this Lease for purposes of standard office machinery, not less than 6 watts, demand load, of electrical power per rentable square foot, exclusive of the Building's HVAC system and lighting (the “Electrical Capacity”). In the event that Tenant requests additional electric power in the Premises, and there is sufficient electrical capacity in the Building to comply with Tenant’s request, Landlord may, in its sole discretion, provide such additional electric power to the Premises (and reasonable access to the Building’s electric system, conduits, feeders and risers) at Tenant’s cost and expense. Landlord shall furnish Tenant, at Landlord’s cost and expense, a reasonable number of Building access cards equal to the number of occupants of the Premises from time to time during the Term hereof. Any replacement cards shall be purchased from Landlord by Tenant at the then Building standard charge.

6.02         Additional Services. Tenant may periodically request, and Landlord shall furnish janitorial, heating, ventilating and air conditioning service on days and at times other than Regular Business Hours referenced in EXHIBIT E attached hereto provided Tenant requests such service in writing a reasonable time in advance and agrees to reimburse Landlord for these services at the then existing rate being charged in the Building. Except as set forth in Section 6.05 hereof, Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rent be abated by reason of, the installation, use or interruption of use of any equipment in connection with furnishing any of the foregoing services, or failure to furnish or delay in furnishing any such service when such failure or delay is caused by accident or any occurrence or condition beyond the reasonable control of Landlord.

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6.03         Special Equipment. Tenant shall obtain Landlord’s written consent, which consent shall not be unreasonably withheld, prior to installing or connecting any non-standard or heavy appliances, machines or equipment, supplemental air conditioning unit(s), or large computer servers (collectively referred to herein as “Special Equipment”), which would materially affect the normal operation, or exceed the designed capacity of the Building’s electrical or heating and air-conditioning systems or which would exceed the Electrical Capacity. If Tenant installs Special Equipment, then in that event, Landlord shall have the right, as a condition to granting its consent, to require any one or all of the following: a) Landlord may make reasonable modifications to the Building’s electrical or heating and air-conditioning systems in order to provide adequate power and/or cooling for such Special Equipment with all costs incurred for such modifications to be borne by tenant, b) Landlord may require Tenant to make such modifications at Tenant’s expense to the equipment to be installed or connected, as Landlord considers to be reasonably necessary (including but not limited to separate electrical metering), c) All reasonable costs expended by Landlord in connection with Tenant’s installation of Special Equipment or to make any such modifications, and any additional costs of operation and maintenance occasioned thereby, including but not limited to additional electricity required to power Special Equipment shall be borne by Tenant, who shall, upon demand, promptly reimburse Landlord for the same as Additional Rent. Landlord agrees that standard computer equipment, servers, computers, printers, copiers and other standard business office machines typically installed and maintained by office tenants are not deemed Special Equipment and do not exceed the Electrical Capacity.

6.04         Communication Lines. Subject to Building design limits and its existing, or then existing, capacity, Tenant may install, maintain, replace, remove or use communications or computer wires and cables which service the Premises (“Lines”), including providing access to Building risers, shafts, telecom and electrical closets to the extent requires for the installation and maintenance of such Lines, provided: (a) Tenant shall obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld, and shall use contractors reasonably approved in writing by Landlord, (b) all such Lines shall be plenum rated and neatly bundled, labeled and attached to beams and not to suspended ceiling grids, (c) any such installation, maintenance, replacement, removal or use shall comply with all Applicable Law, and shall not interfere with any then existing Lines at the Building, and (d) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require Tenant to remove any Lines located in or serving the Premises which violate this Lease or constitute an unreasonably dangerous condition within ten (10) days after written notice. Tenant may, but shall not be obligated, to remove any Lines at the expiration or earlier termination of this Lease. Any Lines that Tenant does not otherwise remove at the expiration or termination of this Lease shall become the property of Landlord without payment of any type. Under no circumstances shall any Line problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.

6.05         Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Article VI and in the Rules and Regulations may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and, that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy or use of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from the obligation to perform its covenants under this Lease. Notwithstanding the foregoing in the event of a Qualified Service Interruption (as defined below), Tenant’s sole remedy shall be as follows: If Tenant notifies Landlord of a Qualified Service Interruption lasting more than three (3) consecutive business days, the Rent payable under this Lease shall be abated on a per diem basis for each day after such three (3) business days (or Landlord’s receipt of Tenant’s notice whichever is later) that the Qualified Service Interruption continues based upon the percentage of the Premises affected by the Qualified Service Interruption and rendered untenantable, and the abatement shall continue until the date the services are restored. A “Qualified Service Interruption” shall mean: (a) Landlord ceases to furnish a service or services to the Premises that are required by this Lease, (b) the cessation does not arise as a result of an act or omission of Tenant, (c) the cessation is not caused by fire or other casualty (in which case Article VIII shall control), (d) the restoration of the services is reasonably within the control of Landlord, and (e) as a result of the cessation, the Premises or a portion thereof is rendered untenantable (meaning that Tenant is unable to use the Premises or a portion thereof in the normal course of its business) and Tenant in fact ceases to use the Premises or such portion of the Premises as a result of such interruption. Notwithstanding the foregoing, for purposes of this article, repair or restoration of any utility services to the Building shall not be considered to be reasonably within the control of Landlord if the interruption of such utility services results from the failure of any equipment or facilities maintained by the utility provider.

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6.06         Fitness Facility. As long as Tenant is entitled to possession of the Premises, Tenant’s employees working in the Building and the employees of any Affiliate regularly working the Building shall be permitted to use the Building’s fitness center which Landlord anticipates opening within nine (9) months after the Commencement Date (the “Fitness Facility”) during the Lease Term (each, a “Tenant Member”), in accordance with the terms of this section and the following: (i) each Tenant Member shall sign and deliver to Landlord or the Fitness Facility manager a membership agreement provided by Landlord on a form and with such terms as shall be acceptable to Landlord or the Facility manager, in its sole and absolute discretion (Landlord shall have the right to deny access to the Facility to any Tenant Member and its guest who fails to execute the membership agreement); (ii) each and every Tenant Member and its guests shall abide by the facility rules and regulations as enacted or modified from time to time, (iii) Landlord may charge a reasonable monthly fee for use of the Fitness Facility at a rate that may be set by Landlord from time to time currently $5.00 per month per Tenant Member, and (iv) Landlord reserves the right to revoke the privileges of any Tenant Member or its guest for such person’s failure to observe the Facility rules and regulations at any time without notice and without liability to Landlord or the facility manager. Landlord will not be liable to Tenant or any other person for direct or consequential damages (including, without limitation, damages to persons or property), and Tenant shall not be entitled to any abatement or reduction of rent, nor shall Tenant be released from any of Tenant’s obligations under this Lease due to the interruption, relocation, reconfiguration, or temporary unavailability of any of the common facilities described in this Section for any reason, provided that once the Fitness Facility is open, Landlord shall operate the Fitness Facility throughout the Lease Term, subject to periodic or temporary closures for repairs, renovations an otherwise as a result of force majeure or casualty. The Fitness Facility shall always be operated and maintained as a first class fitness facility consistent with other first class fitness centers in Comparable Buildings and in downtown St. Petersburg, FL. The Fitness Facility will include new fitness equipment, including, without limitation, aerobic machines with individualized TV screens, weights and first class bathrooms.

6.07         Common Area Improvements. Landlord hereby represents that it is in the process of performing certain Common Area improvements to the Building, including (i) a new elevator system with state of the art technology and refurbished elevator cab high-end finishes, (ii) a new concierge desk, (iii) lobby renovations (including new lighting, stone or other high-end wall and floor materials), (iv) the Fitness Facility, (v) Garage (as hereinafter defined) elevator upgrades, rear Garage entrances, Garage floor painting and new lighting, (vii) restroom upgrades on all floors on which the Premises or any portion thereof are located, and (viii) landscaping and entrance plaza upgrades (collectively, the “Common Area Improvements”) which Common Area Improvements shall be of a first-class quality consistent with similar improvements in other Comparable Buildings and comparable buildings owned by Landlord and its affiliates, and that Landlord, using due diligence, anticipates that the Common Area Improvements to be substantially completed within nine (9) months following the Commencement Date (except for the new elevator system and elevator cab improvements for both the Building and Garage elevators, which will be substantially completed by end of 2017). Landlord agrees to use commercially reasonable efforts to minimize disruption to Tenant’s access, use and enjoyment of the Premises, the Common Areas and the Garage during the performance of the Common Area Improvements. Landlord agrees to consult with Tenant with respect to the lobby and fitness center finishes and improvements; provided, however, that all decisions relating to such finishes and improvements shall be made by Landlord in its sole discretion.

ARTICLE VII

REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

7.01         Repair and Maintenance of Building. Landlord shall operate and maintain the Building in accordance with Applicable Law and consistent with the standards of other first-class Comparable Buildings, in good order, condition and repair, including, without limitation, the roof, exterior walls and windows, foundations, the Common Areas, landscaping, and the electrical, elevator, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Building, except for Tenant’s obligations described below. To the extent permitted under this Lease, the cost of all such repairs shall be included by Landlord as part of the Operating Expenses, except for those made to any electrical, plumbing, heating, ventilation and air-conditioning components which have been installed in the Premises pursuant to Section 6.03, and except for those made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers, or invitees, in which event they shall be borne by Tenant, who shall be separately billed and shall, upon demand, reimburse Landlord for the same as Additional Rent. Except for repairs which are the express obligation of Tenant pursuant to Section 7.02 hereof, all repairs, maintenance and replacement to the Building, Premises and Common Areas, including, without limitation, all mechanical and utility systems, shall be the sole obligation of Landlord, subject nevertheless to the terms of Section 3.02.

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7.02         Repair and Maintenance of Premises. Subject to the terms of Articles XIII and IX hereof, Tenant shall, at Tenant’s expense, keep and maintain the Premises and all Leasehold Improvements in good order, condition and repair, reasonable wear and tear excepted. Subject to warranties provided to Landlord in connection with the Tenant Improvements in accordance with EXHIBIT D, Landlord is not responsible for replacing and/or or repairing Tenant’s fixtures or above standard improvements, including but not limited to, supplemental heating, ventilating and cooling, hot water heaters, insta-hots, garbage disposals, dishwashers, stoves, micro-waves, refrigerators, ice machines, coffee machines, or other appliances, or for replacing and/or repairing above building standard fixtures including but not limited to plumbing and/or electric such as sinks, sink fixtures, sink drain lines, appliance drain lines, water source plumbing, GFIs, dedicated outlets or items to those effect. Landlord shall maintain the structural integrity of the Internal Stairwell (but not the finishes the maintenance of which shall be Tenant’s responsibility in accordance with this Section). Tenant shall make any interior alterations, repairs and/or replacements to the Premises required by any governmental entity resulting from Tenant’s specific use of the Premises (as opposed to mere office use) or required in connection with Alterations performed by Tenant. Tenant’s work under this Section 7.02 is (a) subject to the prior approval and supervision of Landlord, including, without limitation, Landlord’s reasonable approval of all contractors and subcontractors performing the work, (b) must be performed in compliance with Applicable Law and the Building Rules and Regulations, and (c) must be performed in a first-class, lien free and good and workmanlike manner. Without limiting Landlord’s rights under Section 15.02C below, Landlord may, at its option and without obligation, elect to make any repairs required to be made by Tenant outside of the Premises and any structural repairs which are otherwise Tenant’s responsibility and Tenant shall reimburse Landlord for the actual and reasonable out of pocket cost thereof (without mark-up or profit) within thirty (30) days after demand, together with reasonable supporting documentation evidencing the cost thereof. As used herein, “Leasehold Improvements” means any alterations and improvements made to the Premises by Landlord pursuant to this lease (as it may be amended) or by or otherwise on behalf of Tenant, including, without limitation, any initial alterations or improvements made to the Premises in connection with Tenant’s initial occupancy thereof, including, without limitation the Tenant Improvements. Tenant waives the provisions of any law, or any right Tenant may have under common law, permitting Tenant to make repairs at Landlord’s expense or to withhold Rent or terminate this Lease based on any alleged failure of Landlord to make repairs

7.03         Alterations or Improvements. Tenant may make, or permit to be made, alterations or improvements to the Premises (collectively, “Alterations”), but only if Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, after furnishing to Landlord the plans and specifications for the Alterations (to the extent plans and specifications are required in order to obtain a building permit for such Alterations). If Landlord allows Tenant to make any such Alterations, Tenant shall make the same in accordance with all Applicable Law and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the licensed and insured contractor or subcontractors to be selected to perform such work. Tenant may not puncture the roof or interfere with the sprinkler system without specific written permission from Landlord. Upon completion of any such Alterations, Tenant shall provide Landlord with “as built” plans and proof of payment for all labor and materials. Tenant shall promptly pay all costs attributable to such Alterations and shall indemnify Landlord against any construction and mechanics’ liens or other liens or claims filed or asserted as a result thereof, as provided in Article X; and shall also indemnify Landlord against any costs or expenses which may be incurred as a result thereof, as provided in Article X; and shall also indemnify Landlord against any costs or expenses which may be incurred as a result of building code violations attributable to any Alterations. Tenant shall promptly repair any damage to the Premises or the Building caused by any such Alterations. Any Alterations, except furniture, computers, equipment, trade fixtures and all other personal property, shall become a part of the realty and the property of Landlord and shall not be removed by Tenant. Tenant shall abide by the requirements of the Construction Lien Law of the State of Florida with respect to all Alterations, and any Notice of Commencement filed by Tenant shall include the language set forth in Section 10.02 hereof. Notwithstanding the foregoing, Tenant shall, without Landlord’s consent (but with notice to Landlord describing such Alterations in reasonable detail) have the right to perform Alterations which (i) are non-structural interior Alterations that do not require connection to any Building systems and which cost no more than $7.50 per rentable square foot in the aggregate during any year of the Term, and (ii) are cosmetic Alterations, such as painting and carpeting.

7.04         Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as Special Equipment, movable partitions, counters, shelving, showcases, mirrors and the like, may (and at the request of Landlord shall) be removed at any time, provided that Tenant bears the cost of such removal and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and repair any damage to the Premises caused by such removal.

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7.05         Landlord’s Legal Compliance. Landlord represents and warrants that, as of the date of this Lease, Landlord has not received any notice from any governmental authority that the Building or Premises are not in compliance with Applicable Law which remains uncorrected. Except as expressly provided elsewhere in this Lease, if at any time during the Term of this Lease a governmental authority shall require compliance with Applicable Law, then Landlord shall effect such compliance at Landlord's sole cost and expense, which cost and expense shall not be includable in Operating Expenses, except to the extent permitted under this Lease. For purposes hereof, the term "governmental authorities" means any federal, state or local governmental or quasi-governmental authority, department or tribunal having jurisdiction over the Land and the Building.

ARTICLE VIII

CASUALTY INSURANCE/INDEMNIFICATION

8.01         Casualty

A.           Destruction of Premises. If the Premises or the Building are damaged or destroyed, in whole or in part, at any time during the Term by fire or other casualty and the Lease is not terminated pursuant to Section 8.02, Landlord with due diligence will repair and rebuild the Premises and the Building so that after such work of repairing and rebuilding has been completed, the Premises shall be substantially the same as that immediately prior to such damage, including, without limitation the Tenant Improvements. Landlord shall not be required to restore any unleased premises in the Building, except for the Common Areas, or any of Tenant’s personal property, trade fixtures or equipment, and except as otherwise required by Applicable Law or to otherwise maintain the Building in a safe and legal condition in accordance with the terms of this Lease. Any provisions contained in this Lease requiring repairs, rebuilding, restoration or reconstruction or providing for the use of insurance proceeds for any purpose shall be subject to the rights of the mortgagee of Landlord. In the event more than fifty percent (50%) of the Premises are damaged or destroyed and less than one (1) year is left in the Term of the Lease (unless Tenant has exercised a renewal option), either party, at its election, may terminate this Lease. Within sixty (60) days after the date of any casualty affecting the Premises or the Building, Landlord shall provide Tenant with an estimate from an independent architect or general contractor estimating the amount of time it shall take for Landlord to repair and restore the damage to the Premises and the Building (the “Repair Estimate”). If the Repair Estimate provides that the damage cannot be fully repaired and restored within 270 days of the date of the casualty, then Tenant may terminate this Lease by notice (the “Casualty Termination Notice”) to Landlord given within thirty (30) days after Tenant’s receipt of the Repair Estimate, and in such event, this Lease shall terminate on the date which is thirty (30) days after the date of the Casualty Termination Notice. Notwithstanding the foregoing, in the event that Tenant fails to send the Casualty Termination Notice or elects not to terminate this Lease following receipt of the Repair Estimate and Landlord fails to substantially complete the repairs and/or restoration to the Premises and/or the Building within the time set forth in the Repair Notice (the “Outside Restoration Date”), then Tenant may terminate this Lease by giving the Casualty Termination Notice within thirty (30) days after the Outside Restoration Date, and in such event, this Lease shall terminate on the date which is thirty (30) days after the date of the Casualty Termination Notice. If Tenant does not terminate this Lease following receipt of the Repair Estimate, Landlord shall proceed with reasonable diligence to repair and restore the Premises and the Building to substantially the condition existing immediately prior to the casualty, subject to the terms of this Article. Notwithstanding the foregoing, if Tenant gives a Casualty Termination Notice and prior to the date of termination specified in the notice, Landlord substantially completes the restoration in accordance with this Section 8.01A, then Tenant’s Casualty Termination Notice shall be without force or effect and this Lease shall continue in full force and effect. The Outside Restoration Date shall be extended by any cumulative period of delays caused by Tenant, or up to sixty (60) days due to force majeure. Notwithstanding anything to the contrary in this Article, Tenant shall have no right to terminate this Lease if Tenant is occupying and doing business from the Premises at time Tenant would otherwise be entitled to exercise a termination right.

B.           Irreparable Destruction of Building. If the Building shall be damaged or destroyed to such an extent that Landlord in its reasonable discretion, determines the Building to be irreparably destroyed, Landlord shall give Tenant notice of such determination within sixty (60) days after the date of such damage or destruction, and, in such event, this Lease shall terminate on the date specified in such notice, and Landlord shall not be obligated to repair or rebuild; provided, however, that Landlord may only terminate this Lease if it terminating leases constituting a 75% of the then leased rentable square footage of the Building (inclusive of this Lease).

C.           Rental Abatement During Reconstruction. If a casualty event causes damage or destruction of the Premises or Building to the extent that the Premises or a portion thereof shall have been rendered unfit for use for Tenant’s business purposes, Landlord shall provide an abatement of Base Rent and payment of Operating Expenses and Taxes which shall be made corresponding to the time during which, and the extent to which, the Premises may not be used by Tenant for its business purposes. The foregoing abatement will terminate on the day that Landlord has completed its repair of the Premises and tenders possession of the Premises to Tenant in accordance with the terms of this Article VIII and Tenant may again legally occupy the Premises for the Permitted Use.

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D.           Landlord’s Damage Obligations. No damages, compensations, setoffs or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building required to be made by Landlord under the provisions of this Article VIII, but this paragraph shall not be construed to limit the abatement of Rent in accordance with Section C above. Landlord covenants with Tenant that it shall use its best efforts to effect all such repairs promptly and in such manner as to not unreasonably interfere with Tenant’s occupancy.

8.02         Indemnification. Except as provided in Section 8.06 and except to the extent caused by the negligence or willful act or omission of Landlord, its agents, employees or contractors, Tenant shall have the obligation to insure against and indemnify Landlord and hold it harmless from any and all liability for any loss, damage, injury or death to person or property occurring in the Premises. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses incurred in connection therewith. Notwithstanding Landlord’s obligations hereunder, Tenant shall bear the sole risk of any loss of or damage to any personal property (including but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises and any trade fixtures installed by or paid for by Tenant on the Premises and any Leasehold Improvements, except to the extent damage thereto results from the negligent or willful acts or omissions of Landlord, its agents, employees or contractors. Landlord shall not be liable for any injury to or death of any person or any loss of or damage to property sustained by Tenant, or by any other person(s) whatsoever, which may be caused by the building or the Premises or any appurtenances thereto or thereof being out of repair, or by the bursting or leakage of any water, gas, sewer, or steam pipes, or by theft or by any act or neglect of any tenant or occupant of the building, or of any other person, or by any other cause of whatsoever nature, unless, subject to Section 8.06, caused by the negligent acts or willful acts or omissions of Landlord or its contractors, agents or employees.

8.03         Tenant’s Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Term carry, at its own expense, one or more policies of insurance with the following minimum coverage:

A. Worker’s Compensation	-	As provided by Law.

B. Commercial General Liability Insurance, Including Blanket Contractual Liability, Broad Form Property Damage, Personal Injury, Completed Operations, Products Liability and Fire Damage, or if any such coverages are not in effect when needed, such other similar coverage as is then in effect.	-	Not less than $2,000,000 aggregate combined single limit for both bodily injury and property damage, $1,000,000 for personal injury; $1 million for fire damage and $2,000,000 aggregate for products/completed operations.

C. Fire and Extended Coverage, Vandalism and Malicious Mischief and Sprinkler Leakage insurance for the full cost of replacement of Tenant’s property and fixtures located in the Premises.

Commercial General Liability Insurance policies shall name Landlord, its mortgagee, and Tower Realty Asset Management, Inc. (“Manager”) as an additional insureds. All insurance carried by Tenant shall be in a form reasonably approved by Landlord, authorized to do business in the State of Florida, and have a policy holder’s rating of no less than “A” and with a financial class size of XIII or better in the most current edition of Best’s Insurance Reports. Upon the commencement of this Lease and within five (5) business days after the renewal of any of its required insurance policies, Tenant shall furnish Landlord with a certificate or certificates of insurance confirming the existence and continuity of coverage. Tenant shall provide at least thirty (30) days’ advance written notice to Landlord of cancellation or the insurance carrier’s intent not to renew and ten (10) days’ notice to Landlord for non-payment. Should Tenant fail to carry such insurance and/or furnish Landlord with a copy of all such certificates within five (5) business days after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent.

8.04         Landlord’s Responsibility. Except as provided in Section 8.06, Landlord shall assume the risk of, be responsible for, have the obligation to insure against and indemnify Tenant and hold it harmless from any and all liability for any loss, damage or injury to person or property occurring in, on or about the Common Areas, regardless of cause, except for that caused by the intentional acts or negligence of Tenant and its employees, agents, customers and invitees. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses incurred in connection therewith.

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8.05         Landlord’s Insurance. Landlord shall be responsible for insuring and shall at all times during the Term carry, as an Operating Expense for the Building, an “All-Risk” commercial policy of insurance which insures at full replacement cost the Building, including the Premises against loss or damage by fire or other casualty; provided, however, that Landlord shall not be responsible for and shall not be obligated to insure against any loss or damage to any trade fixtures or personal property installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises following the Tenant Improvements. Landlord shall also maintain a policy or commercial general liability insurance with not less than $3,000,000 combined single limit for both bodily injury and property damage.

8.06         Waiver of Subrogation. LANDLORD AND TENANT HEREBY WAIVE ALL CLAIMS AND RELEASE EACH OTHER AND EACH OTHER’S EMPLOYEES, AGENTS, CUSTOMERS AND INVITEES FROM ANY AND ALL LIABILITY FOR ANY LOSS OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT OR TO THE PREMISES, THE BUILDING, IMPROVEMENTS TO THE BUILDING OR PERSONAL PROPERTY WITHIN THE BUILDING BY REASON OF FIRE OR OTHER CASUALTY WHICH COULD BE INSURED AGAINST UNDER A CAUSES OF LOSS-SPECIAL FORM PROPERTY INSURANCE POLICY OR ANY OTHER PROPERTY INSURANCE CARRIED AT THE TIME OF THE OCCURRENCE, REGARDLESS OF CAUSE, INCLUDING THE NEGLIGENCE (INCLUDING THE SOLE NEGLIGENCE) OF LANDLORD OR TENANT AND THEIR EMPLOYEES, AGENTS, CUSTOMERS AND INVITEES. Each party to this Lease shall obtain from its respective insurance company a consent to this mutual waiver of subrogation/release, so as to prevent the invalidation of insurance coverage by reason of this mutual waiver of subrogation/release, and shall provide the other party a copy of any such consent upon request.

ARTICLE IX

EMINENT DOMAIN

9.01         In the event the Building, or any portion thereof necessary, in the sole opinion of Landlord, to the continued efficient and/or economically feasible use of the Building shall be taken or condemned in whole or in part for public purposes, or sold to a condemning authority to prevent taking, then the Term shall, at the option of Landlord, forthwith cease and terminate. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. All compensation awarded is subject to the rights of Landlord’s mortgagee. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant’s trade fixtures and personal property as long as such award does not diminish the award to Landlord.

ARTICLE X

LIENS

10.01      Tenant will keep the Premises and Building free and clear of all construction, mechanics’ and material men’s liens and other liens on account of work done for Tenant or persons claiming under it. Should any such lien be filed against the Premises and/or the Building, Tenant shall discharge such lien (by bond or otherwise) within fifteen (15) days after receipt of notice of the filing of such lien. If Tenant fails to discharge any such lien within such fifteen (15) days, Landlord may, without notice to Tenant, elect to obtain the release of each lien and any sums expended by Landlord shall be immediately repaid to Landlord by Tenant together with interest at the rate of fifteen percent (15%) per annum.

10.02      Landlord’s interest in the Building and the Premises shall not be subject to liens for improvements made by Tenant. Tenant shall notify every contractor making such improvements of the provision set forth in the preceding sentence. The parties agree, should Landlord so request, to execute, acknowledge and deliver, without charge to the other, a Short Form Lease in recordable form in accordance with Chapter 713, Florida Statutes, containing a confirmation that the interest of Landlord shall not be subject to liens for improvements made by Tenant to the Premises.

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ARTICLE XI

RENTAL, PERSONAL PROPERTY AND OTHER TAXES

11.01      Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant’s trade fixtures, Alterations, made by Tenant (excluding the Tenant Improvements and any Alterations) any made in connection with Tenant’s initial occupancy of the Premises) or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or levied or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as Additional Rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment, if permitted by Applicable Law, until Tenant’s liability therefor is finally determined by a court of competent jurisdiction.

ARTICLE XII
ASSIGNMENT AND SUBLETTING

12.01      A.           Tenant may not assign or transfer, mortgage, or otherwise encumber any of its rights under this Lease or sublet the Premises or any part thereof unless it first has obtained thirty (30) days’ prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Landlord shall respond to Tenant’s request to assign, sublease or transfer this Lease within thirty (30) days of receipt of Tenant’s request compliant with the terms of this Article XII or such request shall be deemed automatically approved. For purposes hereof a transfer requiring consent of Landlord shall include, without limitation, any transaction resulting in a change of control of Tenant. A “change of control” shall mean the transfer of fifty-one percent (51%) or more of Tenant’s assets, shares (except public trading of Tenant’s shares on any nationally recognized stock exchange), membership interests, partnership interests or other ownership interests of Tenant. Notwithstanding the foregoing, if Tenant at any time offers its shares to the public on any nationally recognized stock exchange, such public offering shall not be deemed a “change of control” for purposes of this Lease. In the event that Tenant proposes to (x) assign this Lease, or (y) sublet either (1) the entire Premises, (2) a portion of the Premises consisting of more than one (1) full floor of the Premises, or (3) more than 33.33% of the total rentable area of the Premises, Landlord shall have the option, upon receipt of Tenant’s written request for Landlord’s consent to such assignment or subletting, to cancel this Lease as to the portion of the Premises proposed to be sublet, in connection with any proposed subletting, or in its entirety with respect to any proposed assignment or other transfer. Landlord’s option to terminate this Lease or applicable portion thereof shall be exercised, if at all, within twenty (20) days following Landlord’s receipt of Tenant’s written request by delivery to Tenant of Landlord’s notice of intention to terminate this Lease. If Landlord exercises its option to terminate this Lease, Tenant shall have the right, to be exercised by notice given within ten (10) days of Landlord’s notice of its exercise of termination, to rescind its request for Landlord’s consent to the transfer and, if so, this Lease shall remain in full force and effect. If Landlord exercises its option to terminate this Lease, the Lease shall end on the later of (x) sixty (60) days after the date of Landlord’s exercise notice, and (ii) the proposed commencement date of the proposed sublease set forth in Tenant’s request for consent, and upon such termination, Tenant shall have no further obligations hereunder with respect to the Premises or the portion of the Premises for which this Lease has been canceled. In the event that Landlord elects to terminate the Lease with respect to less than the entire Premises (the “Recapture Premises”), Landlord shall be responsible, at its sole cost and expense and in accordance with Applicable Law, to separate the Recapture Premises from the remaining portion of the Premises, separate all utilities and mechanical systems from the utility and mechanical systems serving the Premises, construct common corridors on any floor on which the Recapture Premises constitutes less than a full floor, and close the Internal Stairwell opening between the fifth (5th) and sixth (6th) floors (if applicable) to the extent necessary to separate the Recapture Premises from the remaining portion of the Premises. Notwithstanding the foregoing, Landlord’s right to terminate the Lease pursuant to this Section 12.01A shall not apply to a Permitted Transfer (as hereinafter defined). In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease. Consent by Landlord to a transfer shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further transfer. No assignment shall be binding upon Landlord unless such assignee shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease from and after the effective date of such assignment. Upon the occurrence of an Event of Default, if all or any part of the Premises are then sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the subtenant all rent becoming due to Tenant by reason of the subletting, but only for such period that the Event of Default remains outstanding. Any collection by Landlord from the subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. In the event Landlord consents to Tenant assigning or subletting all or a portion of the Premises or any other transfer, fifty percent (50%) of any rent accruing to Tenant as the result of such subletting in excess of the rent then being paid by Tenant, and any other economic consideration received by or to be received by Tenant in connection with any subletting or assignment shall be paid to Landlord as Additional Rent after deducting all of Tenant’s reasonable expenses in connection with such subletting or assignment, including, without limitation, attorney’s fees, brokerage commissions, free rent, tenant improvement allowance, advertising costs, cost of any of tenant improvements to prepare the Premises for such sublease or assignment (“Excess Rent”), provided that in no event shall Tenant be obligated to pay Landlord Excess Rent with respect to a Permitted Transfer. In the event Landlord consents to Tenant assigning or subletting all or a portion of the Premises, both Tenant and the subtenant shall be held responsible under all of the applicable terms and conditions of this Lease including but not limited to the Rules and Regulations. Tenant shall not assign or sublet (and it shall be deemed reasonable for Landlord to withhold its consent for a transfer) to (A) a governmental authority or agency, (B) an organization enjoying sovereign or diplomatic immunity, (C) a medical or dental practice, (D) a user that will attract a volume, frequency or employee to the Building which is not consistent with the standards of a first-class, Comparable Building, (E) that will impose an excessive demand on or use of the facilities or services of the Building, (F) a current tenant or subtenant of the Building, or (G) a prospective tenant to whom Landlord has offered to lease space in the Building in the preceding six (6) months unless, with respect to persons or entities described in subsections (F) or (G), Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to transfer; for a comparable term being offered by Tenant. For these purposes, Landlord shall be deemed to have comparable space if it has space which will be available within six (6) months of the date of the proposed transfer on another floor within the Building which is approximately the same size and configuration as the portion of the Premises Tenant proposes to transfer).

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B.           Notwithstanding anything to the contrary set forth herein, Tenant shall have the right, without obtaining Landlord's consent, to: (a) assign this Lease or sublet all or any part of the Premises to (i) any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, Tenant (an “Affiliate”), (ii) a successor of Tenant or an Affiliate (by merger, reorganization, consolidation, or transfer of all or substantially all of Tenant's (or such Affiliate’s) assets, partnership or other equity interests), (iii) any operating division, group, department, or group of individuals of Tenant or an Affiliate (collectively an "Operating Unit"), which has ceased to be an Affiliate as a result of a spin-off from Tenant or otherwise (regardless of whether such assignment or sublet is to a new entity formed by such Operating Unit, or to an existing entity of which the Operating Unit becomes a part); or (b) transfer any interest in Tenant including, without limitation, a majority or controlling interest in Tenant; provided that (A) Landlord is provided written notice of the transfer and the identity of the transferee prior to the effective date of the transfer, (B) with respect to an assignment or sublease under subsections (a)(ii), (iii) or (b) of this Section 12.01B, the resulting tenant entity shall have equal or greater tangible net worth and creditworthiness as Tenant as of the date of this Lease, and (C) no Event of Default under the Lease is then outstanding. For purposes hereof, control (and variations thereof) shall mean the ownership of not less than fifty percent (50%) of the equity or other ownership interests of the entity in question or the power to direct or control the management of the entity in question. Any of the foregoing transfers are referred to herein as a "Permitted Transfer" and the persons or entities with whom such Permitted Transfers shall be made are referred to herein as “Permitted Transferee(s)”. Anything contained herein to the contrary notwithstanding, a public offering of Tenant’s shares on a nationally recognized stock exchange shall not be deemed an assignment or transfer of this Lease.

C.           Tenant shall also have the right to enter into desk-sharing licenses (“Desk Shares”) with entities with which it has a business relationship without the consent of Landlord under the following terms: (i) Tenant shall notify Landlord prior to all Desk Shares of each relevant entity or person; (ii) Desk Shares shall have no rights to occupy or possess the Premises other then on a project during its business association with Tenant; (iii) Landlord shall not be required to provide signage or other similar identification rights for Desk Shares, (iv) Tenant shall be fully responsible for all Desk Shares and shall ensure all occupants of the Premises complies with all applicable Rules and regulations of the Building, security, and all use restrictions under this Lease, and (v) the total Desk Shares shall never exceed 25% of the total rentable area of the Premises from time to time. All rights of Tenant’s Desk Shares shall be subject and subordinate in all respects to this Lease and to all renewals, modifications, and extensions of this Lease and Tenant shall cause the Desk Shares to comply with the obligations of Tenant under this Lease. If an Event of Default occurs under this Lease, Landlord shall have the right, at its option, to pursue its rights and remedies as set forth in this Lease, which include termination of this Lease or the right to occupy and possess the Premises, or both. Any act or omission of a Desk Share will be deemed the act or omission of Tenant for purposes of this Lease. Unless Landlord elects otherwise, if for any reason this Lease or Tenant’s rights to occupy or possess the Premises are terminated, all rights of the Desk Shares shall also be terminated and Desk Shares shall have no right, title, or interest in and to the Premises, and, accordingly, following any such termination, they shall vacate the Premises upon request of the Landlord. The indemnification from Tenant contained in Article VIII shall specifically apply to any liability resulting from acts or omissions of the Desk Shares. All Desk Shares shall provide the same insurance as Tenant is required to maintain under this Lease, including, without limitation, the waiver of subrogation, which shall be provided in each Desk Share’s insurance policy as required under this Lease.

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ARTICLE XIII

SUBORDINATION

13.01      This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust (collectively, a “Mortgage”) presently existing or hereafter placed upon the Building, and to all renewals, modifications, consolidations, replacements, and extensions of any such Mortgages. This article shall be self-operative and no further instrument of subordination shall be necessary. Tenant shall, at Landlord’s request, execute and deliver to Landlord, without cost, any commercially reasonable instrument to confirm the subordination of this Lease; and, if Tenant fails or refuses to do so within thirty (30) days after request from Landlord, Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage or deed of trust shall affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought forth for foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon any such foreclosure and recognize such purchaser as Landlord under this Lease.

13.02       Notwithstanding anything contained in Section 13.01, the subordination of this Lease to any Mortgage shall be expressly conditioned upon Tenant’s receipt from the holder of any Mortgage now or hereafter affecting the Building of a subordination, non-disturbance and attornment agreement in form and substance required by the Mortgagee and reasonably acceptable to Tenant (an “SNDA”). Any such SNDA shall provide, among other things that in the event that the holder of such Mortgage succeeds to the interest of Landlord under the Lease, Tenant’s rights of possession will not be disturbed so long as the Lease is in full force and effect. Except as set forth below, Tenant shall be responsible for any charges or fees required to be paid by the holder of any such Mortgage for changes to the SNDA requested or required by Tenant or required to be negotiated by Tenant, and Landlord agrees to reasonably cooperate with Tenant in the negotiation of such SNDA. Landlord represents and warrants to Tenant that, as of the date of this Lease, there are no Mortgages, ground or superior leases, security interests or other agreements encumbering the Building and/or the Land other than that certain mortgage (the “Existing Mortgage”) in favor of NXT CAPITAL FUNDING II, LLC, a Delaware limited liability company, as successor-in-interest to NXT Capital, LLC, its successors and assigns (the “Existing Mortgagee”). Contemporaneously with the execution of this Lease, Landlord has delivered to Tenant an SNDA, in recordable form, executed by the Existing Mortgagee, in the form attached hereto as EXHIBIT I. Landlord shall be responsible for any fees or expenses charged by the Existing Mortgagee in connection with the negotiation and delivery of the SNDA.

ARTICLE XIV

ABANDONMENT

14.01       Tenant shall not Abandon (as hereinafter defined) the Premises at any time during the Term. For purposes hereof, “Abandon” means that Tenant has permanently vacated the Premises (other than in connection with a sublease or assignment), has ceased to pay Rent and is no longer performing all of its other obligations under this Lease. Notwithstanding the foregoing, Tenant shall have no obligation to occupy or operate its business in the Premises, and Tenant shall not be deemed to have Abandoned the Premises if Tenant temporarily or permanently vacates all or any portion the Premises but continues to pay Rent and perform its other obligations under this Lease.

ARTICLE XV

DEFAULTS AND REMEDIES

15.01     Defaults by Tenant. The occurrence of any one or more of the following events shall be a default and breach of this Lease by Tenant (an “Event of Default”):

A.           Tenant shall fail to pay any payment of rent within five (5) days after written notice thereof from Landlord; provided that Landlord shall only be required to give two (2) such written notices to Tenant in any calendar year during the Term and thereafter, rent shall be deemed late during the remainder of such calendar year only if not paid within seven (7) days of when due.

B.           Tenant shall fail to perform or observe any term, condition, covenant or obligation, other than the payment of rent, required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligations to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter uses commercially reasonable efforts to diligently complete such performance.

C.           A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter); or, a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

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15.02      Remedies of Landlord. Upon the occurrence of any Event of Default set forth in Section 15.01, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant:

A.           Landlord may cancel and terminate this Lease and, with appropriate legal process or otherwise in accordance with Section 83.05, Florida Statutes, dispossess Tenant;

B.           Landlord may without terminating or canceling this Lease declare the present value of all amounts and rents due under this Lease for the remainder of the existing Lease Term to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the then current Lease Term, shall be accelerated. In such event Additional Rental due until the end of the then current lease term shall be calculated by adding the amount of five percent (5%) per year to the amount of Additional Rental last payable by Tenant under this Lease. An annual discount rate of five percent (5%) shall be used in calculating the present value of sums due to Landlord in the event of such acceleration. If Landlord exercises its remedy to retake possession of the Premises and collects from Tenant the full amount of the accelerated Rent as set forth above or otherwise determined by court order, Landlord shall account to Tenant, on an annual basis through the date of expiration of the Lease Term, for amounts actually collected by Landlord as a result of a reletting during the Lease Term, after deducting and net of Landlord’s reletting expenses, re-tenanting the space, including but not limited to, costs of alterations, repairs and tenant construction, real estate broker fees, legal and architectural fees and costs, and any other damages and obligations of Tenant arising from the default.

C.           Landlord may, with appropriate legal process or otherwise in accordance with Section 83.05, Florida Statutes, elect to enter and repossess the Premises and relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in such reletting and for any difference between the amount of rent received from such reletting and the amount due and payable under the terms of this Lease;

D.           Landlord may, with appropriate legal process or otherwise in accordance with Section 83.05, Florida Statutes, enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease (and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Landlord shall not be liable for any damages resulting to the Tenant from such action).

E.           Landlord’s Remedies are Cumulative. All the remedies of Landlord in the instance of any Event of Tenant Default shall be cumulative and in addition, Landlord may pursue any other remedies permitted by law or in equity, forbearance by Landlord to enforce one or more of the remedies upon an Event of Default, shall not constitute a waiver of such default. Anything contained herein to the contrary notwithstanding, in no event may Landlord exercise “self-help” to evict Tenant, lock-out Tenant from the Premises, or remove Tenant’s property from the Premises, or otherwise exercise its rights and remedies hereunder without appropriate legal process or otherwise acting in accordance with Applicable Law, including Section 83.05, Florida Statutes.

15.03     Default by Landlord and Remedies of Tenant. It shall be a default and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such a nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant’s sole remedies shall be actual, money damages (except as set forth in Section 19.19) and specific performance, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder, except to the extent permitted by Applicable Law.

If Landlord shall be in default under this Lease, and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building (and the proceeds of sale, insurance, and rental income therefrom) for the collection of such judgment; and Tenant shall not look to any other property or assets of Landlord or Landlord’s partners, members, shareholders and joint venturers, and their respective directors, officers, managers, employees and agents (collectively, the “Landlord Parties”) in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations; and none of the Landlord Parties shall be personally liable for the performance of Landlord’s obligations under this Lease. It is understood that in no event shall Tenant have any right to (i) levy execution against any property of the Landlord Parties other than Landlord’s interest in the Building as hereinbefore expressly provided or (ii) collect consequential damages from Landlord. In the event of the sale or other transfer of Landlord’s right, title and interest in the Premises or the Building, Landlord shall be released from all liability and obligations hereunder accruing from and after such sale or other transfer.

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15.04      Non-Waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

ARTICLE XVI

INTENTIONALLY OMITTED

ARTICLE XVII

HAZARDOUS MATERIAL, GOVERNMENTAL, INSURANCE AND ADA REQUIREMENTS

17.01      Hazardous Material. Tenant warrants and represents to Landlord that Tenant will comply with all Applicable Laws applicable to Tenant’s use and occupancy of the Premises during the Term; provided, however, that Tenant shall not be obligated to make any structural or mechanical modifications to the Premises or the Building to comply with Applicable Law except to the extent such compliance results from Tenant’s specific use of the Premises (as opposed to mere office use), or from Alterations performed by Tenant. Tenant may dispute or contest the findings of governmental authorities arising from Tenant’s alleged failure to comply with Applicable Laws, including, without limitation, any Applicable Law relating to Hazardous Material, so long as such dispute or contest does not result in civil or criminal liability to Landlord or cause Landlord to incur additional costs and expenses related to the testing and remediation of Hazardous Material, or cause a breach of Landlord’s obligations under Applicable Laws.

Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Material as is necessary to Tenant’s business kept in accordance with Applicable Laws and small quantities of cleaning materials typically used by office tenants.

Any Hazardous Material permitted on the Premises as provided in this Article, and all containers therefore, shall be used, kept, stored, and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to this Hazardous Material.

As used herein, the term “Hazardous Material” means (a) a “hazardous waste” as defined by the Resource Conservation a Recovery Act of 1976, as amended from time to time, and regulation promulgated thereunder; (b) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and their by-products, and (d) any hazardous waste or substance regulated under any other applicable state or federal law.

Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the Premises by Tenant, and Tenant shall give notice to Landlord of any violation of the provisions of this Section 17.01. Tenant shall defend, indemnify and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, reasonable attorneys’ and consultants’ fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material in violation of Applicable Law by Tenant; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to Hazardous Material in violation of Applicable Law caused by Tenant, its agents, contractors or employees; (c) any lawsuit brought or threatened or government order relating to Hazardous Material in violation of Applicable Law caused by Tenant, its agents, contractors, or employees; or (d) any violation by Tenant of Applicable Law relating to Hazardous Material. The provisions of this Article shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive termination of this Lease.

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Landlord is given the right, but not the obligation, to reasonably inspect and monitor the Premises and Tenant’s use of the Premises in order to confirm Tenant’s compliance with the terms of this Section 17.01 if Landlord has a good faith belief that Tenant has violated its obligations under this Article XVII regarding Hazardous Material

Landlord represents and warrants that, as of the date of this Lease, Landlord has not received any notice from any governmental authority of the existence of Hazardous Material in the Building or Premises in violation of Applicable Law which remains uncorrected. Landlord shall remediate any Hazardous Materials discovered on the Premises or in the Building as of the date of this Lease which are not the responsibility of Tenant or another tenant or occupant in the Building within a reasonable time (or otherwise as required by Applicable Law) of notice of the need to remove such materials from governmental authorities and to the extent required by Applicable Law, and shall indemnify and hold Tenant and its agents, employees, affiliates and contractors harmless from any suit, damage, loss, injury or death in connection with the presence of any Hazardous Material in the Premises or Building which is not caused by Tenant, its agents, employees, affiliates, subtenants, licensees, or contractors.

17.02      Intentionally Deleted

17.03      Americans with Disabilities Act. Subject to Section 3.02, any costs for alterations, additions or improvements required to modify the Common Areas of the Building in conjunction with the Americans with Disabilities Act (the “ADA”), shall be paid by Landlord. Any alterations, additions or improvements required to modify the Premises required by the ADA as a result of Tenant’s specific use of the Premises (as opposed to mere office use) or Alterations performed by Tenant after the Commencement Date shall be Tenant’s obligation. Within ten (10) days after receipt, each party shall advise the other party in writing of any notices received by such party alleging violation of ADA in the Premises.

ARTICLE XVIII
NOTICE AND PLACE OF PAYMENT

18.01      Notices. Any notice by Tenant to Landlord must be in writing and served by overnight delivery service addressed to Landlord at the place designated in Section 1.01(I), or at such other address as Landlord may designate from time to time by written notice. Any notice by Landlord (which may be given by Landlord or Landlord’s attorney or management company) to Tenant must be in writing and served by overnight delivery service addressed to Tenant at the place designated in Section 1.01(I), or at such other address as Tenant may designate from time to time by written notice to Landlord. All notices sent in accordance with this Article shall be effective upon receipt or refusal of acceptance. The parties acknowledge that, notwithstanding that more than one entity comprises Tenant for purposes of this Lease, notice shall be deemed effective as to all parties comprising Tenant if such notice is delivered by Landlord to the Tenant’s Notice address set forth in Section 1.01(l).

18.02     Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord’s management agent at the address specified in Section 1.01H or any other address Landlord may specify from time to time by written notice given to Tenant.

ARTICLE XIX
MISCELLANEOUS GENERAL PROVISIONS

19.01      Roof Rights. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purpose. This Lease does not grant any rights to light, view and/or air over the Premises or Building.

19.02      Estoppel Certificate. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days’ prior notice by Landlord, to execute and deliver to Landlord, a statement in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the Lease, stating the dates to which rent and other charges, if any, have been paid, that the Premises have been completed on or before the date of such certificate and that all conditions precedent to the Lease taking effect have been carried out, that Tenant has accepted possession, that the Lease Term has commenced, stating whether or not to Tenant’s actual knowledge, there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default of which the signer may have knowledge and the claims or offsets, if any, claimed by Tenant, and such other matters reasonably required by Landlord or any prospective purchaser, mortgagee or beneficiary of the Building; it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord’s interest and by any mortgagee or beneficiary or prospective mortgagee or beneficiary of any mortgage or deed of trust affecting the Premises or the Building. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

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19.03     Recording of Memorandum of Lease. A memorandum of this Lease prepared by Landlord and reasonably approved by Tenant may at the option of Landlord be recorded. Tenant shall execute a commercially reasonable memorandum of lease if requested by Landlord; provided that in no event shall any of the financial terms of this Lease be disclosed in such memorandum. Tenant shall not be permitted to record this Lease or any certificate, short form, or memorandum of lease. Each party will keep the financial terms of this Lease confidential and, unless required by law, including, without limitation, applicable SEC regulations, may not disclose the terms of this Lease to anyone other than such party’s accountants, consultants, employees, officers, directors, partners, shareholders, members, attorneys, lenders, and potential purchasers, and then to the extent reasonably necessary to such party’s business. Landlord expressly acknowledges that to the extent required by law (which determination shall be in Tenant’s sole and absolute discretion), Tenant shall (i) report this Lease and any amendments and supplements thereto to the SEC, and (ii) file this Lease and any amendments or supplements thereto, with the SEC, and that in connection therewith, this Lease and all of the terms and conditions thereof, including, without limitation, the financial terms, shall be publicly available with Tenant’s SEC filings, and that such reporting and filing of this Lease and any amendments or supplements thereto by Tenant shall not violate this Section 19.03.

19.04     Real Estate Broker. Tenant represents and warrants to Landlord that other than Tenant’s Broker, it has not engaged any broker, finder or other person who will be entitled to any commission or fee with respect to the negotiation, execution or delivery of this Lease or any assignment, sublease or renewal thereof and shall indemnify Landlord against any loss, cost, liability or expenses legally imposed by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant (other than Tenant’s Broker and Landlord’s Broker). Landlord represents and warrants to Tenant that other than Landlord’s Broker it has not engaged any broker, finder or other person who will be entitled to any commission or fee with respect to the negotiation, execution or delivery of this Lease or any assignment, sublease or renewal thereof and shall indemnify and hold Tenant harmless against any loss, cost, liability or expenses legally imposed by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Landlord (including Tenant’s Broker and Landlord’s Broker). Landlord shall pay Tenant’s Broker and Landlord’s Broker commissions due in connection with this Lease pursuant to separate agreement(s).

19.05     Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather or other causes beyond such party’s reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. The provisions of this Section 19.05 shall not operate to excuse Tenant from the prompt payment of Base Rent, Additional Rent or any other payments required by the terms of this Lease. Events of force majeure under this Section 19.05 are deemed “force majeure events” for purposes of this Lease.

19.06     Applicable Law; Venue. This Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the State of Florida. Any legal action under this Lease shall be brought in the county where the Premises are located, and Landlord and Tenant each hereby consents to the jurisdiction of the courts located in such county.

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19.07     Entire Agreement; Preliminary Negotiations. The Lease, the exhibits and addendum, if any, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. All prior communications, negotiations, arrangements, representations, agreements and understandings, whether oral, written or both, between the parties hereto and their representatives, are merged herein and extinguished, this Lease superseding and canceling the same. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and executed and delivered by both parties hereto. Tenant hereby acknowledges that (a) this Lease contains no restrictive covenants or exclusives in favor of Tenant; (b) this Lease shall not be deemed or interpreted to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any particular tenant shall open for business or occupy or continue to occupy any space in or adjoining the Building during the Term of this Lease or any part thereof, and Tenant hereby expressly waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord; (c) Landlord and/or its real estate agent, has not made, and does not now make, any representations as to the past, present or future condition, income, expenses, operation or any other matter or thing affecting or relating to the Premises except as may be herein expressly set forth, and no such terms, agreements, covenants and conditions were made by and between the parties hereto; and (d) Tenant has satisfied itself that the property described herein is properly zoned and usable for the purpose for which Tenant is leasing same;.

19.08     Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be liable for and obligated to perform Landlord’s covenants under this Lease only during and in respect of their successive periods of ownership during the Term.

19.09     Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

19.10     Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant’s business on the Premises or otherwise.

19.11     Certain Words, Gender and Headings. As used in this Lease, the word “person” shall mean and include, where appropriate an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference and do not affect, define, limit or describe the scope or intent of this Lease.

19.12     Name of Building. Landlord shall have the right to change the name of the Building during the Term or any extension thereof and shall have no obligation for any loss or damage to Tenant by reason thereof.

19.13     Common Areas. While this Lease is in full force and effect, Tenant and any Affiliate shall have the nonexclusive right during the Term and any extension or renewal thereof, in common with others, to the use of common entrances, lobbies, elevators, ramps, drives, stairs and similar access and service ways and other Common Areas in the Building designated by Landlord for the common use of all tenants, subject to the Rules and Regulations.

19.14     Parking. Tenant parking is provided, subject to applicable parking fees and rules and regulations promulgated from time to time, in the Building parking garage (“Garage”). Landlord reserves the right to reasonably control the method and manner of parking in parking spaces in the Garage. Landlord may assign specific spaces and may reserve space for visitors, small cars, handicapped individuals, and Tenant and its employees and visitors shall not park in any such assigned and/or reserved spaces. Landlord reserves the right to temporarily close all or a portion of the Garage in order to make repairs or perform maintenance upon not less than thirty (30) days’ notice to Tenant, provided that Landlord provides reasonable alternative parking within a reasonable proximity to the Building at no additional cost to Tenant. Tenant will be provided with a maximum of up to eighty (80) non-reserved parking spaces allocated as follows: one-half of Tenant’s spaces (40) for the initial 5th Floor Premises and (40) as to the First Expansion Premises, which are currently priced as of the date of this Lease at $70.00 per space per month, plus sales tax thereon. Of the 80 parking spaces being provided, 60 are guaranteed for the entire Lease Term (i.e., Tenant shall pay for all of such space whether Tenant actually uses such spaces or not), and 20 spaces may be leased on a month-to-month basis as needed for a total of eighty (80) parking spaces. Parking charges for Tenant’s allocated 80 spaces shall be waived for the period commencing on May 1, 2015 and ending on April 30, 2017. Charges for those spaces being used by Tenant may vary according to prevailing market rates in charged by parking operators in Comparable Buildings from time to time (provided that the rates shall not be increased more than once annually), and all such charges shall be billed as additional rent under this Lease. Tenant acknowledges that the Garage is available for public parking outside Regular Business Hours. Additional spaces may be leased on a month-to-month basis as needed, if such spaces are available.

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Tenant shall be entitled to use only the number of spaces so allocated from time to time. Nothing herein contained shall be construed to grant to Tenant any estate in real property nor the exclusive right to a particular parking space, but rather as a license only. Any vehicle left in the Building Parking Facility overnight is subject to tow. Landlord is not responsible to monitor or patrol reserved parking. Reserved parking does not apply after Normal Business Hours. The Building Parking Facility is open to event parking after Regular Business Hours and on weekends. Landlord reserves the right to convert portions of the Garage to valet parking provided that there is no additional cost of Tenant for such valet parking and provided that Tenant’s guaranteed parking availability remains the same

Tenant shall be entitled to addition parking spaces with respect to (i) any ROFR Space leased by Tenant in accordance with Article XXI, (ii) any Offer Space leased by Tenant in accordance with Article XXII, and (iii) as to the First Expansion Premises, upon its commencement date in accordance with Article XXIV, in the same ratio as to the original Premises (i.e., two (2) unreserved parking spaces per 1,000 rentable square feet), in the Garage at then rates for such spaces, plus sales tax. All such additional spaces shall be subject to the other terms and conditions of this Article and the Rules and Regulations.

19.15     Entity Authority and Condition. Tenant represents and warrants that Tenant is an existing corporation, is qualified to do business in the State of Florida, has full right and authority to enter into this Lease and that each person signing on behalf of the entity was authorized to do so. Landlord represents and warrants that Landlord is an existing limited partnership, is qualified to do business in the State of Florida, has full right and authority to enter into this Lease and that each person signing on behalf of the entity was authorized to do so. Tenant represents and warrants to Landlord that, as of the Effective Date, (i) TCC is a wholly-owned subsidiary of TCH, (ii) Twinlab Holdings, Inc., NutraScience Labs, Inc., and NutraScience Labs IP Corporation are wholly-owned subsidiaries of TCC, and (iii) Twinlab Corporation and ISI Brands, Inc. are each wholly-owned subsidiaries of Twinlab Holdings, Inc.

19.16     Examination of Lease. The submission of this lease form by Landlord for examination does not constitute an offer to lease or a reservation of an option to lease. In addition, Landlord and Tenant acknowledge that neither of them shall be bound by the representations, promises or preliminary negotiations with respect to the Premises made by their respective employees or agents. It is their intention that neither party be legally bound in any way until this Lease has been fully executed and delivered by both Tenant and Landlord.

19.17     Financial Statements. Tenant shall provide Landlord its most recently available balance sheet and profit and loss statement (collectively “Financial Statements”) of Tenant within one hundred twenty (120) days after the end of Tenant’s fiscal year, which shall be prepared in accordance with GAAP, and, if such is the normal practice of Tenant, shall be audited by Tenant’s independent certified public accountant, provided, however, that in no event shall Tenant be obligated to prepare audited Financial Statements to comply with the provisions of this Section 19.17, and in the event that Tenant’s most recent Financial Statements are not audited, then such Financial Statements shall be certified by Tenant’s Chief Executive Officer or Chief Financial Officer. At Landlord’s reasonable request, Tenant will deliver its Financial Statements to the Landlord for transmittal by the Landlord to an institutional lender or its representative (i.e. national or state licensed lending institution or insurance company) without requiring a confidentiality agreement from the recipient, provided Landlord advises the institutional lender of the confidential nature of the information provided by Tenant. With respect to a financing or refinancing with a non-institutional lender (such as a private equity fund, hedge fund) or a prospective purchaser of Landlord’s interest in the Building, Landlord will provide a confidentiality agreement from the non-institutional lender or prospective purchaser acceptable to Tenant in its reasonable discretion, provided that in the event that Landlord obtains a confidentiality agreement on its behalf from such non-institutional lender or prospective purchaser in connection with a financing or prospective sale, Tenant agrees to accept a confidentiality agreement for its benefit in substantially the same form obtained by Landlord. Anything contained in this Section 19.17 to the contrary notwithstanding, Tenant shall have no obligation whatsoever to provide Landlord or any other person or entity with Tenant’s Financial Statements or other financial information so long as either TCH or TCC is a publically traded company and subject to applicable United States financial reporting requirements for public companies, Anything contained in this Lease to the contrary notwithstanding, including, without limitation, Section 4.01 or this Section 19.17, in no event shall Tenant be obligated to furnish Landlord or any third party with Financial Statements or other financial information of Tenant, or disclose any financial or other information of Tenant, if prohibited by Applicable Law.

19.18     Intentionally Deleted.

19.19     Consents and Approvals. Whenever Landlord’s consent or approval is required herein or when Tenant requests any processing or documentation of any assignment, subletting, license, concession, creating of a security interest, granting of a collateral assignment, change of ownership or other transfer, such consent or approval shall not be deemed given until Landlord has provided such consent or approval in writing. Tenant shall pay to Landlord the amount of five hundred dollars ($500.00) as an administrative fee in addition to Landlord’s reasonable attorneys’ fees (not to exceed $2,500) incurred in connection with Tenant’s request for Landlord’s consent, approval or other action. Such administrative fee shall be paid to Landlord within thirty (30) days after receipt of an invoice therefor from Landlord. Where the consent or approval of Landlord shall be required, such consent or approval shall be granted in Landlord’s sole discretion, unless otherwise expressly provided. With respect to any provision of this Lease which either expressly provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make claim for, and Tenant expressly waives claim for, damages incurred by Tenant by reason of Landlord’s failure to comply, it being understood and agreed that Tenant’s sole remedy shall be an action for specific performance, unless it is determined by a court of competent jurisdiction that Landlord withheld such consent in bad faith.

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19.20     Jury Trial; Claims; Survival; Other Waivers. To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Landlord and Tenant each hereby expressly waives the right to trial by jury in any action taken with respect to this Lease. In addition, Tenant expressly waives the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding instituted by Landlord against Tenant pursuant to this Lease (EXCEPT MANDATORY COUNTERCLAIMS). Notwithstanding anything in this Lease to the contrary, the representations and undertakings of Tenant under this Lease shall survive the expiration or termination of this Lease regardless of the means of such expiration or termination for a period of one (1) year. In addition to the foregoing waivers, Tenant hereby waives: (A) the requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the Tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (B) The right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (C) the notice requirement set forth in section 83.20 of the Florida Statutes.

19.21     No Prepayment. Tenant shall not pay Base Rent, Additional Rent, or any other charges more than thirty (30) days prior to the due date thereof, except as otherwise required by this Lease. No prepayment of Base Rent, Additional Rent or other charges, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees of record, if any.

19.22     Radon. In accordance with the disclosure requirements set forth in Section 404.056 of the Florida statutes, Landlord hereby provides the following disclosure and Tenant, by its execution hereof, acknowledges receipt of the following disclosure:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.”

19.23     OFAC Certification.

A.           Tenant certifies that, to its actual knowledge, without independent verification:

1.          Neither Tenant or its officers and directors are named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

2.          Tenant is not engaged in this transaction, on behalf of, or facilitating this transaction, on behalf of, any such person, group, entity, or nation.

B.           Indemnification. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach of the foregoing certification.

19.24     Enforcement Costs. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party shall recover from the non-prevailing party’s reasonable costs and attorneys’ fees incurred in such action.

19.25     Waiver of Landlord Lien. Anything in the Lease or under Applicable Law to the contrary notwithstanding, Landlord hereby waives any statutory and common law lien it may have against Tenant’s trade fixtures, equipment, furniture and other personal property, and under no circumstances shall Landlord have any lien or possessory interest in Tenant’s work files, business papers and records, including, without limitation, the media on which those records and data are stored. Landlord agrees to promptly execute and deliver any documents confirming such waiver requested by Tenant and/or any of Tenant’s lenders.

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19.26     Additional Provisions. Additional provisions of this Lease, if any, are set forth in the Addendum to Lease attached hereto and made a part hereof.

19.27      Joint Liability. If there is more than one party constituting Tenant, each party shall be jointly and severally liable with the other parties constituting Tenant for the performance of all of the obligations of Tenant under this Lease; provided that the performance by one entity comprising Tenant of any Lease obligation within the applicable cure period shall be deemed the performance by the other entity of the same obligation.

ARTICLE XX

OPTION TO RENEW

20.01     Option to Renew.

A.           Provided no Event of Default exists and Tenant, an Affiliate or a Permitted Transferee is occupying seventy-five percent (75%) of the rentable square footage of the Premises at the time of such election, Tenant may renew this Lease for two (2) additional periods of five (5) years (each an “Extension Term”), by delivering written notice of the exercise thereof (the “Extension Notice”) to Landlord at least sixteen (16) months before the expiration of the then-current Term. All of the terms and conditions of this Lease shall remain in effect during each extension term, except that (i) the Base Year shall be the calendar year in which the Extension Term commences, and (ii) the Base Rent payable for each month during such Extension Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), at the commencement of such Extension Term, for new leases of space in Comparable Buildings, with the length of the Extension Term and the credit standing of Tenant and annual escalations, concessions and improvement allowances, and all other relevant factors to be taken into account. Within 30 days after receipt of Tenant’s Extension Notice, Landlord shall deliver to Tenant written notice of Landlord’s reasonable determination of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) business days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)          Base Rent shall be adjusted to the Prevailing Rental Rate;

(b)          Upon execution of the second renewal option, Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

(c)          Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not be obligated to provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements, unless agreed as commensurate with the Prevailing Rental Rate as finally determined; and

B.           If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, then Tenant shall be deemed to have rejected Landlord’s determination of the Prevailing Rental Rate. If Tenant fails to exercise the first renewal option, Tenant’s rights under this Article shall terminate and Tenant shall have no right to renew this Lease. In the event that Tenant rejects Landlord’s determination of Prevailing Rental Rate, Tenant shall provide written notice to Landlord of each objection, within ten (10) business days of Landlord’s notice to Tenant, including Tenant’s statement of what it believes the Prevailing Rental Rate should be for the Extension Term being exercised.

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C.           If Tenant delivers a timely rejection notice or is deemed to have rejected Landlord’s determination of Prevailing Rental Rate, then Landlord and Tenant shall, for a period of 30 days, negotiate in good faith to agree on the Prevailing Rental Rate. Upon agreement, Landlord and Tenant shall enter into an amendment to the Lease extending the Lease Term on the terms and conditions of this Article. If the parties cannot agree on the Prevailing Rental Rate within such 30 day period, then Landlord and Tenant shall meet with each other within 35 days after Landlord’s receipt of Tenant’s objection notice (or deemed rejection) and shall exchange in sealed envelopes their final proposal as to the Prevailing Rental Rate (collectively, the “Estimates”) and open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Prevailing Rental Rate within five business days of the exchange and opening of the envelopes, then the Prevailing Rental Rate shall be determined by arbitration in accordance with the expedited procedures of the Commercial Arbitration Rules of the American Arbitration Association then in force, with the following exceptions: There shall be a single arbitrator selected by the American Arbitration Association. The arbitrator shall be a commercial real estate broker having at least 10 years’ experience in the office market area in which the Building is located and shall not previously have represented either party or any Affiliate thereof. The scope of the arbitrator’s inquiry and determination shall be limited to whether the Landlord’s Estimate or the Tenant’s Estimate most closely reflects the Prevailing Rental Rate and the arbitrator may not select any Prevailing Rental Rate other than the Landlord's Estimate or the Tenant's Estimate. The determination by the arbitrator shall be rendered in writing to both Landlord and Tenant and shall be final and binding on them. The parties shall share equally in the cost of the arbitrator. Any fees of any counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining the counsel or expert.

ARTICLE XXI

RIGHT OF FIRST REFUSAL

21.01         In the event that from time to time during the Lease Term any space on the fourth (4th) or seventh (7th) floors of the Building or any other floor which is contiguous to any floor of the Premises from time to time (“Offer Space”), becomes available for leasing by Landlord and Landlord receives from a prospective tenant a bona fide offer to lease any portion of the Offer Space at a rent and upon other terms acceptable to Landlord, or Landlord makes a bona fide proposal to lease the Offer Space to a prospective tenant (in either case, a “ROFR Offer”), then, if at that time the Lease is in effect and no Event of Default has occurred and is then outstanding, Landlord shall give Tenant written notice of the ROFR Offer specifying the portion of the Offer Space, the rent and other material economic terms of the ROFR Offer, and Tenant shall then have the option to lease the Offer Space on the terms set forth in the ROFR Offer, provided that Tenant exercises the option to lease the Offer Space by giving Landlord written notice within ten (10) days after Tenant’s receipt of Landlord’s notice of the ROFR Offer, TIME BEING OF THE ESSENCE TO TENANT’S NOTICE. These rights shall only apply as to the entire portion of the Offer Space that is the subject of the ROFR Offer, and may not be exercised as to only a portion of the Offer Space set forth in the ROFR Offer. If the ROFR offer pertains to the Offer Space and also space that is not part of the ROFR Space, if Tenant desires to exercise its rights to lease the Offer Space, it must do so as to all of the space covered by the ROFR Offer, including the additional space which is not part of the Offer Space. After the expiration of ten (10) days after Landlord gives the ROFR Offer, Tenant’s right to lease the Offer Space shall expire as to the Offer Space that was the subject of the ROFR Offer only, provided that, for the one hundred eighty (180) days following the expiration of such ten (10) day period, Landlord shall be free to lease the Offer Space set forth in the ROFR Offer to whomever Landlord wishes and on whatever terms it desires, unless within such one hundred eighty (180) day period, the net effective rent which Landlord is willing to accept from a third party is less than 95% of the net effective rent offered to Tenant as set forth in the ROFR Offer, in which event, prior to entering into a lease with a third party on such modified terms, Landlord shall be obligated to re-offer such Offer Space to Tenant on the modified terms in accordance with the terms of this Section 21.01. Should Landlord not lease the Offer Space within such one hundred eighty (180) day period, Landlord shall be obligated to once again comply with this Section 21.01 with respect to such Offer Space. The option once exercised by Tenant is irrevocable. If the option is exercised Landlord and Tenant shall enter into an amendment to this Lease reflecting the expansion of the Premises on the terms of this Section 21.01.

If Tenant elects to lease the Offer Space pursuant to this Section 21.01, the terms of this Lease, including the obligation to pay Rent, shall commence as to the Offer Space as of the date which is (A) the earlier of: (1) the commencement date set forth in the ROFR Offer; or (2) the date when Tenant shall commence the conduct of its regular business in the Offer Space, if no tenant improvements are being performed by Landlord to the Offer Space to make the Offer Space ready for Tenant’s occupancy, or (B) the earlier of the date when Tenant shall commence the conduct of its regular business in the Offer Space and the later to occur of (i) the commencement date set forth in the ROFR Offer, or (ii) the date of Substantial Completion of any tenant improvements to be performed by Landlord to the Offer Space, and in either (A) or (B), the delivery by Landlord of exclusive possession of the Offer Space in the Delivery Condition (subject to the agreed upon tenant improvements, if any). The parties shall execute a letter confirming the commencement date for the term of the Offer Space. The failure of Tenant to execute the letter shall not affect the validity of the commencement date as determined pursuant to this paragraph. The term of the lease for the Offer Space shall end on the Expiration Date of this Lease, as the same may be extended or renewed. Anything contained in the ROFR Offer or in this Article 21 to the contrary notwithstanding, in the event that the Offer Space leased by Tenant is a partial floor, Landlord shall, as part of tenant improvements to be performed by Landlord and at Landlord’s expense, upgrade the bathrooms, install tile floors in the elevator landing, install new lighting and new carpeting in the common areas, of such partial floor, with first-class finishes and materials substantially similar to the finishes and materials provided by Landlord’s affiliate in the upgraded common areas of the Morgan Stanley Tower building, 150 Second Avenue North, St. Petersburg as of the Effective Date (the “MST Standard Improvements”)

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Notwithstanding the foregoing, if the existing tenant under an expiring lease of any Offer Space does not have a renewal or extension right in its lease as of the Effective Date and Landlord desires to extend its lease with such existing tenant, Landlord will give Tenant an “Offer Notice” (as defined in Article 22) as to such Offer Space no less than twelve (12) months prior to the expiration of such lease(s), and Tenant will then have the right to lease such Offer Space in accordance with the terms of Article 22. Landlord represents and warrants to Tenant that as of the Effective Date, no persons or entities, including, without limitation, any existing tenants or occupants of the Building, have any rights or options to lease space on the 4th or 7th floors, including, without limitation, any renewal rights, extension rights, expansion rights, rights of first offer or rights of first refusal, with respect to such floors or any portion thereof, and any such rights or options granted by Landlord subsequent to the Effective Date shall be subordinate to Tenant’s rights under this Article XXI and Article XXII hereof.

The rights granted in this Section 21.01 shall be subject to the satisfaction of the following conditions: (i) not more than twenty-five percent (25%) of the Premises is sublet to anyone other than to an Affiliate or a Permitted Transferee at the time Landlord would otherwise notify Tenant of the availability of the Offer Space; (ii) this Lease has not been assigned to anyone other than an Affiliate or a Permitted Transferee at the time Landlord would otherwise notify Tenant of the availability of the Offer Space; (iii) the Offer Space is intended for the exclusive use of Tenant, a Permitted Transferee or an Affiliate only, and (iv) no Event of Default is outstanding at the time Landlord would otherwise notify Tenant of the availability of the Offer Space. The rights granted to Tenant under this Section 21.01 shall be continuing throughout the Lease Term.

ARTICLE XXII
RIGHT OF FIRST OFFER

22.01         In the event that any Offer Space becomes available for leasing from time to time during the Term. Landlord shall first offer to Tenant, prior to offering such Offer Space to any third party, the right to lease the Offer Space, such offer (the “Offer Notice”) shall (a) be in writing, (b) specify the part of the Offer Space being offered to Tenant hereunder (the “Designated Offer Space”), and (c) specify the lease terms for the Designated Offer Space on such terms as Landlord may elect, including the rent to be paid for the Designated Offer Space, any rent abatements or free rent, any improvements to be performed by Landlord to the Designated Offer Space, any tenant improvement or work allowances, the date on which the Designated Offer Space shall be included in the Premises, and all other material terms of the offer. Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Designated Offer Space on the terms set forth in the Offer Notice within ten (10) days after Landlord delivers to Tenant the Offer Notice, TIME BEING OF THE ESSENCE TO TENANT’S ACCEPTANCE OF THE OFFER. If Tenant timely elects to lease the Designated Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Designated Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Landlord shall deliver the Designated Offer Space in the Delivery Condition (subject to the agreed upon tenant improvements, if any, set forth in the Offer Notice) with any work and improvements required to be performed by Landlord in the Offer Notice Substantially Completed, but otherwise in its then “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. After the expiration of ten (10) days after Landlord has given the Offer Notice, this option shall expire as to the Designated Offer Space and thereafter Landlord shall be free to rent the Designated Offer Space to whomever Landlord wishes and on whatever terms it desires provided that, for the one hundred eighty (180) days following the expiration of such ten (10) day period, Landlord shall be free to rent the Designated Offer Space to whomever Landlord wishes and on whatever terms it desires, unless within such one hundred eighty (180) day period, the net effective rent which Landlord is willing to accept from a third party is less than 95% of the net effective rent offered to Tenant as set forth in the Offer Notice, in which event, prior to entering into a lease with a third party on such modified terms, Landlord shall be obligated to re-offer such Designated Offer Space to Tenant on the modified terms in accordance with the terms of this Section 22.01. Should Landlord not lease the Designated Offer Space within such one hundred eighty (180) day period, Landlord shall be obligated to once again comply with this Section 22.01 with respect to such Offer Space. Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of the Offer Notice, Landlord has received an offer to lease all or part of the Designated Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Designated Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer. The option once exercised is irrevocable. If the option is exercised Landlord and Tenant shall enter into an amendment to this Lease reflecting the expansion of the Premises on the terms of this Section 22.01. In no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Article, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Anything contained in the ROFR Offer or in this Article 22 to the contrary notwithstanding, in the event that the Offer Space leased by Tenant is a partial floor, Landlord shall, as part of tenant improvements to be performed by Landlord and at Landlord’s expense, upgrade the bathrooms, install tile floors in the elevator landing, install new lighting and new carpeting in the common areas, of such partial floor, with first-class finishes and materials substantially similar to the MST Standard Improvements.

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Notwithstanding the foregoing, if the existing tenant under an expiring lease of any Designated Offer Space does not have a renewal or extension right in its lease as of the Effective Date and Landlord desires to extend its lease with such existing tenant, Landlord will give Tenant an Offer Notice as to such Designated Offer Space no less than twelve (12) months prior to the expiration of such lease(s), and Tenant will then have the right to lease such Designated Offer Space in accordance with the terms of this Article 22.

The rights granted in this Section 22.01 shall be subject to the satisfaction of the following conditions: (i) not more than twenty-five percent (25%) of the Premises is sublet to anyone other than to an Affiliate or a Permitted Transferee at the time Landlord would otherwise notify Tenant of the availability of the Designated Offer Space; (ii) this Lease has not been assigned to anyone other than an Affiliate or a Permitted Transferee at the time Landlord would otherwise notify Tenant of the availability of the Designated Offer Space; (iii) the Designated Offer Space is intended for the exclusive use of Tenant, a Permitted Transferee or an Affiliate only, and (iv) no Event of Default is outstanding at the time Landlord would otherwise notify Tenant of the availability of the Designated Offer Space. The rights granted to Tenant under this Section 22.01 shall be continuing throughout the Lease Term.

If any portion of the Offer Space is not leased to a third party as of the Effective Date of this Lease, Tenant’s rights under this Article as to such vacant space shall not commence until such space is leased to a third party and then becomes available for leasing.

ARTICLE XXIII
MOVING ALLOWANCE

23.01         Provided Tenant has deposited the Security Deposit with Landlord in accordance with Section 1.01(F), Landlord shall provide Tenant with a moving allowance (the “Moving Allowance”) equal to $152,960 ($5.00 per square foot based on 30,592 square feet of the initial Premises plus the First Expansion Premises) to be reimbursed to Tenant for any costs and expenses incurred by Tenant in connection with this Lease, including, without limitation, Tenant’s moving costs, voice and data, wiring and cabling and equipment, and kitchen appliances, furniture, fixtures and equipment, purchase, testing and installation in the Premises (collectively, “Moving Allowance Items”). The first half of the Moving Allowance (i.e. $76,480.00) for the Initial Premises shall be paid by Landlord to Tenant within thirty (30) days following the Landlord’s receipt of (i) paid receipts for Moving Allowance Items as to the Initial Premises, (ii) Landlord’s receipt of the Acceptance of Premises Amendment for the Initial Premises, and (iii) Tenant’s occupancy of the Initial Premises. The second half of the Moving Allowance (i.e. $76,480.00) for the First Expansion Premises, if applicable, shall be paid by Landlord to Tenant within thirty (30) days following the Landlord’s receipt of (A) paid receipts for Moving Allowance Items for the First Expansion Premises, (B) Landlord’s receipt of the Acceptance of Premises Amendment as to the First Expansion Premises, and (C) Tenant’s occupancy of the First Expansion Premises.

ARTICLE XXIV
FIRST EXPANSION PREMISES / MUST TAKE

24.01         First Expansion Premises (Must Take Space). Subject to the terms of this Article XXIV, Tenant shall expand the Premises by the entire rentable area of the sixth (6th) floor of the Building comprising approximately 15,296 rentable square feet and shown on the floor plan attached hereto as EXHIBIT J (the “First Expansion Premises”) at any time during the period commencing on February 1, 2016 and ending on October 31, 2016 (the “Expansion Period”). Tenant shall give Landlord written notice (“Tenant’s Expansion Notice”) of its election to expand the Premises to include the First Expansion Premises at any time between October 1, 2015 and June 1, 2016; provided, however, that if Tenant fails to give Tenant’s Expansion Notice on or before June 1, 2016, then Tenant’s Expansion Notice shall be deemed given by Tenant on June 1, 2016 and in such event, Landlord and Tenant shall undertake preparation and approval of the Space Plan for the First Expansion Premises in accordance with Section 2 of EXHIBIT D. Within five (5) business days after Tenant gives (or is deemed to have given) Tenant’s Expansion Notice under this Article XXIV, Tenant shall meet with the Architect (as hereinafter defined) to commence the procedure for preparation of the Space Plan for the First Expansion Premises in accordance with Section 2 of EXHIBIT D, and upon the parties’ approval of the Space Plan for the First Expansion Premises (the “Approved First Expansion Premises Space Plan”), Landlord shall prepare Working Drawings for the First Expansion Premises in accordance with Section 3 of EXHIBIT D. Landlord shall perform the Tenant Improvements with respect to the First Expansion Premises in accordance with EXHIBIT D, including, without limitation, the Internal Stairwell pursuant to Section 13 of EXHIBIT D. The term for the First Expansion Premises shall commence on the date (the “First Expansion Premises Commencement Date”) which is the later of (i) 120 days after the date (the “First Expansion Premises Space Plan Approval Date”) that Landlord and Tenant approve the Space Plan for First Expansion Premises (the “Anticipated First Expansion Premises Commencement Date”), and (ii) the date that Landlord delivers exclusive possession of the First Expansion Premises to Tenant in the Delivery Condition with the Tenant Improvements for the First Expansion Premises Substantially Complete. Landlord shall provide Tenant with not less than ten (10) days’ prior notice of the anticipated Substantial Completion of the Tenant Improvements for the First Expansion Premises (including the Internal Stairwell) and the delivery of exclusive possession of the First Expansion Premises in the Delivery Condition).

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Upon the First Expansion Premises Commencement Date, the rent and other terms applicable to the First Expansion Premises shall be the same as those provided in the Lease as to the original Premises (except for any free or abated rent), except that the Base Rent under the Lease shall be increased by the product of the number of square feet of the rentable area of the applicable First Expansion Premises and the then applicable per square foot Base Rent rate set forth in Section 1.01(D) in effect as of the First Expansion Premises Commencement Date, and as increased thereafter under Section 1.01(D). For example, if the applicable Base Rent rate for the Premises is $23.18 per square foot at the time of the commencement of the First Expansion Premises, then Tenant shall owe an additional sum of $29,546.77 ($23.18 per RSF multiplied by 15,296 RSF divided by 12) per month, plus sales tax, which sum shall be added to the then current Base Rent under the Lease. In addition, Tenant’s Pro Rata Share shall be increased as set forth in Section 1.101B). The parties shall enter into an amendment of this Lease prepared by Landlord and acceptable to Tenant memorializing the expansion of the Premises in accordance with this Article XXIV. The Lease Term for the First Expansion Premises shall be co-terminus with the Lease Term for the Initial Premises.

Notwithstanding anything in this Article XXIV, Landlord shall have no obligation to deliver the First Expansion Premises under this Article unless and until Tenant has deposited at least $750,000 of the Security Deposit with Landlord as required under this Lease, and TCH is in compliance with the Market Cap Test as set forth in Section 4.04.

Landlord represents and warrants to Tenant that, as of the Effective Date, United Insurance Management, LLC (“United”) occupies a portion of the First Expansion Premises for a term expiring November 30, 2017 and Landlord is negotiating an early termination of United’s lease for a termination thereof effective no later than November 30, 2015 (the “United Surrender Agreement”). Additionally, Landlord represents and warrants to Tenant that, as of the Effective Date, other than United, no other persons or entities, including, without limitation, any tenants or occupants of the Building, currently have renewal, expansion, ROFO, ROFR or other similar rights as to the First Expansion Premises that will prevent Landlord from timely delivering the First Expansion Premises to Tenant in accordance with this Article XXIV, and from and after the Effective Date, Landlord shall not enter into any lease or occupancy agreement, consent to any sublease or occupancy agreement, permit any person or entity to occupy the First Expansion Premises (for a term that falls within the Term of this Lease as it may be extended) other than United, and/or grant any person or entity expansion, ROFO, ROFR or similar rights to the First Expansion Premises without Tenant’s prior written consent, which may be withheld in Tenant’s sole discretion. Within five (5) business days after Landlord and United unconditionally execute and deliver the United Surrender Agreement, Landlord shall notify Tenant of same (the “United Surrender Notice”), which United Surrender Notice shall include the date that United shall vacate and surrender possession of the portion of the First Expansion Premises occupied by United. If, at the time Tenant gives Landlord Tenant’s Expansion Notice, Landlord has not previously given Tenant the United Surrender Notice, then, within five (5) business days after Tenant gives Landlord Tenant’s Expansion Notice, Landlord shall give Tenant the United Surrender Notice. If the United Surrender Notice provides that United shall not be vacating its premises in time for Landlord to deliver exclusive possession of the First Expansion Premises to Tenant in accordance with this Article XXIV (as determined by Landlord), and Landlord shall not in fact be able to deliver exclusive possession of the First Expansion Premises to Tenant in accordance with this Article XXIV within thirty (30) days after the date required for delivery of the First Expansion Premises (the “First Expansion Premises Outside Delivery Date”), then as Tenant’s sole remedy for Landlord’s failure to timely deliver the First Expansion Premises, Tenant may elect in writing (given to Landlord within ten (10) business days after the First Expansion Premises Outside Date, that either (a) the First Expansion Premises under this Article XXIV shall be automatically deemed to be the entire rentable area of 7th Floor of the Building, as shown on the floor plan attached as Exhibit K, for all purposes under this Article XXIV and the parties shall proceed under the terms of this Article using the 7th Floor as the First Expansion Premises in lieu of the 6th Floor, or (b) Tenant agrees to delay its leasing of the 6th Floor (without penalty to Landlord) until such later time as Landlord has obtained possession of United’s premises and Landlord has delivered the 6th floor to Tenant in accordance with this Article XXIV, in which case Tenant’s Expansion Notice shall be deemed to have been given on the date Landlord obtains possession of United’s premises, and the parties shall then proceed in accordance with the first paragraph of this Article XXIV. If the 7th Floor is substituted for the 6th Floor as the First Expansion Premises as referenced in the preceding sentence, then Landlord shall (i) pay for any additional space planning costs arising from the change to the 7th Floor, (ii) provide to Tenant, as consideration in lieu of constructing the Internal Stairwell an additional Construction Allowance amount of $25,000, which may be used by Tenant to 7th Floor improvements, fixtures, furnishings and equipment, IT data/cabling and the like, and (iii) upgrade the connecting fire stair entrances to the 5th and 7th floors with card reader access/security locks compatible with Tenant’s existing card reader access system to allow Tenant’s use of travel between such floors, subject in all events to applicable approvals and requirements of governmental authorities, fire department etc., and in such event, Landlord hereby gives Tenant and its employees the right to use the fire stairwells between the 5th and 7th Floors for access, ingress and egress to the Initial Premises and the First Expansion Premises. If Landlord is unable to deliver exclusive possession of the First Expansion Premises to Tenant in accordance with this Article due to the holdover of any existing tenants or occupants of the First Expansion Premises or any portion thereof, including, without limitation, United, then Landlord shall, at its sole cost and expense, take such actions as are reasonably necessary to gain possession of the First Expansion Premises (or applicable portions thereof), including, without limitation, commencing and diligently prosecuting an eviction or summary dispossess proceeding, and shall keep Tenant apprised of the progress thereof.

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ARTICLE XXV
INTENTIONALLY OMITTED

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

Witnesses:	LANDLORD:

FIRST CENTRAL TOWER, LIMITED PARTNERSHIP, a
Delaware limited partnership

	By:	First Central Tower GP, Inc.,
its General Partner

By:	/s/ Mack Feldman
Name:	Mack Feldman
		By:	/s/ Larry Feldman
By:	/s/ Elizabeth Feldman	Name:	Larry Feldman
Name:	Elizabeth Feldman	Title:	AUTH. AGENT

Witnesses:		TENANT:
TWINLAB CONSOLIDATED HOLDINGS, INC.
By:	/s/ Richard H. Neuwirth	a Nevada corporation
Name:	Richard H. Neuwirth
		By:	/s/ Thomas A. Tolworthy
By:	/s/ Karen M. Walker	Name:	Thomas A. Tolworthy
Name:	Karen M. Walker	Title:	CEO

Witnesses:
TWINLAB CONSOLIDATION CORPORATION
By:	/s/Richard H. Neuwirth	a Delaware corporation
Name:	Richard H. Neuwirth
		By:	/s/ Thomas A. Tolworthy
By:	/s/ Karen M. Walker	Name:	Thomas A. Tolworthy
Name:	Karen M. Walker	Title:	CEO

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EXHIBIT A

LEGAL DESCRIPTION

First Central Tower, St. Petersburg, Florida

Parcel I:

Lot 1, Block 1, Revised Map of St. Petersburg Block 31 Partial Replat, according to the map or plat thereof, as recorded in Plat Book 85, Page 15, of the Public Records of Pinellas County, Florida.

Parcel II:

Together with the sub-surface easement as described in that certain Agreement for Easement, as recorded in Official Records Book 5445, Page 438, of the Public Records of Pinellas County, Florida within the below described real property, being more particularly described as follows:

Commence at the Northwest corner of the Revised Map of St. Petersburg Block 31 Partial Replat, according to the map or plat thereof as recorded in Plat Book 85, Page 15 of the Public Records of Pinellas County, Florida, said corner also being the intersection of the Southerly right of way line of Central Avenue and the Easterly right of way line of 4th Street, South; thence South 47.54 feet along said Easterly right of way line of 4th Street South to a Point of Beginning; thence continue South 100.00 feet; thence West 7.00 feet; thence North 100 feet; thence East 7.00 feet to the Point of Beginning. Lying between National Geodetic vertical datum of 1929 elevations of 24.00 feet and 31.00 feet.

Exhibit A – Page 1

EXHIBIT B

THE INITIAL PREMISES

FLOOR PLAN

0'
5'
10'
20'

NORTH

SUITE 500

15,296 R.S.F.

DECEMBER 2014

FELDMAN EQUITIES

CONTACT:
LARRY FELDMAN
(727) 822-3395 X 4
lfeldman@FeldmanEquities.com

FIRST CENTRAL TOWER

360 CENTRAL AVENUE, ST PETERSBURG FLORIDA 33701

EDGE

NOTE:

Floor plans are for location of Premises only, and are not the approved Space Plans (see EXHIBIT D), and are not a representation of any improvements shown or meant to describe any Tenant Improvements.

Exhibit B – Page 1

EXHIBIT C

ACCEPTANCE OF PREMISES AMENDMENT

(Date)

THIS ACCEPTANCE OF PREMISES AMENDMENT to the Lease by and between FIRST CENTRAL TOWER, LIMITED PARTNERSHIP (“Landlord”) and TWINLAB CONSOLIDATED HOLDINGS, INC., and TWINLAB CONSOLIDATION CORPORATION (“Tenant”) is intended to amend the terms of the Lease between Landlord and Tenant for certain office space located in First Central Tower, at 360 Central Avenue, St. Petersburg, Florida 33701, designated as Suite 500.

LANDLORD and TENANT hereby AGREE as follows:

1.          Except for those items shown on the attached “punch list,” which Landlord will complete within thirty (30) days hereof, Landlord has substantially completed the Tenant Improvements.

2.          All Tenant Improvements required under the terms of this Lease have been satisfactorily performed by Landlord in accordance with EXHIBIT D to the Lease, and as of the date of this notice Tenant has inspected the Premises and accepts the Premises in its “as-is” condition, subject to Landlord’s obligations under the Lease and with respect to the Tenant Improvements;

3.          The Delivery Date is hereby agreed to be _______________.

4.          The Commencement Date of the Lease is May 1, 2015.

5.          The Expiration Date of the Lease is April 30, 2027.

6.          The Rent Commencement Date is ________________.

Except as modified herein, all terms and conditions of the Lease and any addenda are hereby ratified and acknowledged to be unchanged and shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Acceptance of Premises Amendment, the Lease shall govern and control.

Witnesses:	LANDLORD:

FIRST CENTRAL TOWER, LIMITED PARTNERSHIP, a
Delaware limited partnership

	By:	First Central Tower GP, Inc.,
its General Partner
By:
Name:
By:
By:		Name:
Name:		Title:

Exhibit C – Page 1

Witnesses:	TENANT:
TWINLAB CONSOLIDATED HOLDINGS, INC.
By:	a Nevada corporation
Name:
By:
By:	Name:
Name:	Title:

Witnesses:	TENANT:
TWINLAB CONSOLIDATION CORPORATION
By:	a Delaware corporation
Name:
By:
By:	Name:
Name:	Title:

Exhibit C – Page 2

EXHIBIT D

TENANT IMPROVEMENTS

1.          Scope of Tenant Improvements. Landlord at its expense shall perform the work and improvements to the Premises as shown on Approved Space Plan and the Approved Plans for the Initial Premises and, if applicable, the Approved First Expansion Premises Space Plan and Approved Plans for the Expansion Premises (each as hereinafter defined) using materials and finishes set forth in the Approved Plans or otherwise using Building standard materials (the “Tenant Improvements”). Except as set forth in this Exhibit D, or otherwise set forth in the Lease as to the Delivery Condition and the correction of any latent defects in the Tenant Improvements (for which Tenant provides written notice thereof within twelve (12) months of the Delivery Date (and the First Expansion Premises Commencement Date, if applicable), subject however, to Landlord’s ongoing repair and maintenance obligations under the Lease), Landlord shall not be required to perform any work or improvements to the Premises to make the Premises suitable for Tenant’s occupancy, and upon the Delivery Date with respect to the Initial Premises, and the First Expansion Premises Commencement Date as to the First Expansion Premises, if applicable, Tenant shall be deemed to have accepted the applicable portion of the Premises in its “as-is” condition, subject nevertheless to the terms of this Exhibit and the Lease. The Tenant Improvements shall be similar in scope, design and finishes to the Kobie office space at the City Center Building with the addition of extra lighting fixtures installed on the 15th floor at the Morgan Stanley Building.

2.          Space Plan. Not later than five (5) business days after the Effective Date (and within five (5) days after Tenant gives or is deemed to have given Tenant’s Expansion Notice, if applicable), Tenant shall meet with representatives of Edge Architects (the “Architect”) or another design consultant selected by Landlord and reasonably acceptable to Tenant, to discuss the nature and extent of all improvements that Tenant proposes to install in the applicable portion of the Premises and, at such meeting, provide the Architect with necessary data and information needed by the Architect to prepare the initial Space Plan therefor as required by this paragraph. Landlord shall deliver to Tenant a space plan prepared by the Architect depicting improvements to be installed in the applicable portion of the Premises (the “Space Plan”) within ten (10) days following such meeting between Tenant and the Architect. Tenant shall notify Landlord whether it approves or disapproves of the submitted Space Plan within five (5) business days after Landlord’s submission thereof. If Tenant disapproves of such Space Plan, then Tenant shall notify Landlord thereof within such five (5) business day period specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five (5) business days after such notice, revise such Space Plan in accordance with Tenant’s objections and submit to Tenant for its review and approval. Tenant shall notify Landlord in writing whether it approves or disapproves of the resubmitted Space Plan within three (3) business days after its receipt thereof. If Tenant fails to notify Landlord that it approves or disapproves of the initial or resubmitted Space Plan within such three (3) business days after the submission thereof, then Tenant shall be deemed to have approved the Space Plan in question. The Space Plan, once approved or deemed approved, is referred to herein as the “Approved Space Plan”. Any delay caused by Tenant’s withholding of its consent or delay in giving its written approval as to such Space Plan shall constitute a Tenant Delay Day (defined below). Landlord shall pay the costs and expenses of preparation of the initial “test fit” Space Plan for the Initial Premises and the First Expansion Premises (and one revision thereof each), respectively. The parties shall establish (i) the Approved Space Plan within thirty (30) days after the Effective Date, and (ii) the Approved First Expansion Premises Space Plan within thirty (30) days after Tenant gives (or is deemed to have given) Tenant’s Expansion Notice. Any delay caused by either party which results in the Approved Space Plan not being established within such thirty (30) days, or the Approved First Expansion Premises Space Plan not being established within such thirty (30) days, as applicable, shall constitute a Landlord Delay or a Tenant Delay to the extent caused by Landlord or Tenant, respectively; provided, however, however, that (x) no Landlord Delay with respect to the Approved Space Plan shall be deemed to have occurred unless a delay caused by Landlord in establishing the Approved Space Plan results in the Delivery Date occurring more than one hundred fifty (150) days after the Effective Date (net of Tenant Delays), and (y) no Landlord Delay with respect to the Approved First Expansion Premises Space Plan shall be deemed to have occurred unless a delay caused by Landlord in establishing the Approved First Expansion Space Plan results in the First Expansion Premises Commencement Date not occurring within one hundred fifty (150) days after Tenant gives (or is deemed to have given) Tenant’s Expansion Notice.

The parties intend that the Approved Space Plan (and the Approved First Expansion Premises Space Plan) will be sufficiently detailed to include specific “dollar allowance" for such things as carpeting or other flooring materials, lighting, painting, cabinetry, and other items of the Tenant Improvements to the extent reasonably practicable. (For example, the Approved Space Plan will state that carpeting will have an average dollar allowance of $X per square yard as mutually agreed by the parties) to enable the general contractors bidding on the Tenant Improvements to provide a more reliable estimate. In order to work with the construction and delivery schedule established by the parties in this Lease, the Approved Space Plan (and the Approved First Expansion Premises Space Plan) will only incorporate items that are not long lead-time items that would result in delay the construction schedule.

Exhibit D – Page 1

3.          Working Drawings.

(a)          Preparation and Delivery. Within thirty (30) days following establishment of the Approved Space Plan (and within thirty (30) days after establishment of the Approved First Expansion Premises Space Plan) (the “Working Drawings Delivery Period”) Landlord shall cause the Architect to prepare architectural, mechanical, electrical, plumbing, reflected ceiling and all other drawings of all improvements to be installed in the Premises based on the Approved Space Plan and the Approved First Expansion Premises Space Plan, as applicable (“Working Drawings”), and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).

(b)          Approval Process. Tenant shall notify Landlord whether it approves of the submitted Working Drawings within five (5) business days after Landlord’s submission thereof. If Tenant disapproves of such Working Drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall revise such Working Drawings in accordance with Tenant’s objections and submit the revised Working Drawings to Tenant for its review and approval within five (5) business days. Tenant shall notify Landlord in writing whether it approves or disapproves of the resubmitted Working Drawings within three (3) business days after its receipt thereof, and if Tenant disapproves of such resubmitted Working Drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall revise such Working Drawings in accordance with Tenant’s objections and submit the revised Working Drawings to Tenant for its review and approval within three (3) business days. The process shall continue until Landlord and Tenant approve the Working Drawings. If Tenant fails to notify Landlord that it approves or disapproves of the initial or resubmitted Working Drawings within five (5) business days (and three (3) business days for revisions) after the submission thereof, then Tenant shall be deemed to have approved the Working Drawings in question. The Working Drawings, once approved by Tenant pursuant to this Section 3(b), shall be designated the “Approved Plans” for purposes of this Lease with respect to the Initial Premises and the First Expansion Premises, as applicable. Any delay caused by Landlord failing to prepare the Working Drawings for the Initial Premises or any revisions thereto within the time periods set forth in this Section 3(b) which results in the Delivery Date not occurring by the Scheduled Delivery Date (net of Tenant Delays), and any delay caused by Landlord failing to prepare the Working Drawings for the First Expansion Premises or any revisions thereto within the time periods set forth in this Section 3(b) which results in the First Expansion Premises Commencement Date not occurring by the Anticipated First Expansion Premises Commencement Date (net of Tenant Delays), shall be deemed a Landlord Delay.

4.          Landlord’s Approval; Performance of Tenant Improvements. Landlord shall cause the Tenant Improvements to be performed in substantial accordance with the Approved Plans, using contractors and subcontractors selected by Landlord in accordance with this EXHIBIT D.

Exhibit D – Page 2

5.          Bidding of Tenant Improvements. Upon approval of the Approved Space Plan (and upon approval of the Approved First Expansion Premises Space Plan), prior to commencing the Tenant Improvements, Landlord shall competitively bid the Tenant Improvements to no less than three (3) general contractors including ABI Construction. Tenant shall have the right to propose one general contractor which is reasonably acceptable to Landlord to bid on the Tenant Improvements. The parties have agreed that in order to expedite the construction process, the Approved Space Plan will be sent out for initial bids to the selected general contractors (the “Initial Bids”) in accordance with the bidding procedure set forth in this Section 5; provided that the Initial Bids shall not be binding on the parties or on the Contractor (as hereinafter defined) and are subject to receipt and approval of the final subcontractor bids as set forth in this Section 5. Landlord shall deliver the Initial Bids to Tenant within five (5) business days after the parties establish the Approved Space Plan (and any rebids three (3) business days following request for revisions thereof by Tenant), and within five (5) business days after the parties establish the Approved First Expansion Premises Space Plan (and any rebids within three (3) business days after request for revisions thereof by Tenant). In the event Tenant elects to revise the Approved Space Plan and/or the Approved First Expansion Premises Space Plan based on the Initial Bids to reduce the Total Construction Costs (as hereinafter defined), any delay which results in the Working Drawings not being delivered by the end of the Working Drawings Delivery Period shall constitute a Tenant Delay; provided, that the number of days of any such Tenant Delay shall be reduced by the number of days of delay, if any, caused by Landlord in not delivering the requested revisions to the Approved Space Plan or the Approved First Expansion Premises Space Plan within five (5) business days after request for revisions thereof by Tenant. Tenant shall be allowed to review the submitted Initial Bids after receipt by Landlord and all such bids shall be “leveled” to ensure discrepancies are adjusted accordingly. The Initial Bids shall be sealed and opened in a meeting attended by representatives of both Landlord and Tenant, and Landlord shall select the lowest qualified bidder, which selected Initial Bid shall be subject to the reasonable approval of Tenant. The contractor who is awarded the bid shall be deemed the “Contractor” for purposes of this Exhibit D. Within fourteen (14) days after the Approved Plans are established, Landlord shall cause the Contractor to obtain bids from not less than three (3) subcontractors in each major trade, and Tenant shall have the right to propose one subcontractor in each major trade (the “Subcontractor Bids”). The Subcontractor Bids shall be obtained and approved by the parties in the same manner and in accordance with the procedure set forth in this Section 5 for review and approval of the Initial Bids. Subject to Tenant’s prior approval, the Contractor will proceed with performance of the Tenant Improvements for preliminary shell type items, such as demolition, during the period in which the parties are obtaining the Subcontractor Bids. After the Subcontractor Bids are approved, Tenant may make additional value engineering changes to the Approved Plans, in which case, Tenant shall notify Landlord of any items in the Approved Plans that Tenant desires to change or value engineer within three (3) business days after the Subcontractor Bids are approved by Landlord and Tenant in order for Tenant to provide any value engineering proposals for the Contractor to re-price, and Tenant’s failure to so notify Landlord of any desired changes or value engineering within such three (3) business days may be deemed a Tenant Delay to the extent such failure by Tenant results in the Delivery Date not occurring by the Scheduled Delivery Date (or the First Expansion Premises Commencement Date not occurring by the Anticipated First Expansion Premises Commencement Date, as the case may be (collectively, “Final Value Engineering Changes”). Landlord will provide the rebids to Tenant within five (5) business days following Landlord’s receipt of the rebids (if any are required due to Final Value Engineering Changes) to Tenant under the foregoing provisions (if applicable), and Tenant shall then have three (3) business days to complete all of the following items: (a) finalize with Landlord’s representative and the Contractor, the pricing of any requested revisions to the bids for the Tenant Improvements; and (b) approve in writing any changes to the Approved Plans. Any delays to Landlord’s construction schedule caused by Final Value Engineering Changes required by Tenant which results in the Delivery Date not occurring by the Scheduled Delivery Date (or the First Expansion Premises Commencement Date not occurring by the Anticipated First Expansion Premises Commencement Date, as the case may be, shall be deemed a Tenant Delay, taking into account delays caused by Landlord’s failure to provide rebids within the required five (5) business day period set forth in this Section 5. Upon completion of the foregoing process, Landlord shall prepare a final budget for the Tenant Improvements based upon the selected bids (as the same may be re-priced under this Section 5) and submit same to Tenant (the “Final Budget”). The budget shall itemize the Total Construction Costs to be incurred by Landlord in connection with the Tenant Improvements. The Final Budget and Total Construction Costs may not be increased unilaterally by Landlord, without Tenant’s consent; provided, that in the event that governmental authorities require changes in the Approved Plans following awarding of the bid to the Contractor, or changes in the Approved Plans are necessitated due to conditions in the Building which Landlord or its Contractor was not reasonably aware of at the time the bid was awarded, the Final Budget may be adjusted with Tenant’s reasonable consent. The contract with Contractor (the “General Contract”) shall include a fixed percentage for general conditions and a fixed percentage for overhead and profit, and the General Contract shall be subject to Tenant’s reasonable approval.

6.          Excess Costs. Except as set forth in this Exhibit D, the entire cost of performing the Tenant Improvements (including preparation of the Space Plans and Working Drawings (other than the initial “test fit” Space Plan for the Initial Premises and the First Expansion Premises (and one revision thereof each), respectively), architectural/engineering costs as to any changes requested by Tenant, and the final “as-built” plan of the Tenant Improvements, costs of construction labor and materials, cleaning, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Applicable Law, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant (the “Excess Costs”). Upon selection of the approved bids for the Contractor and subcontractors upon Landlord’s submission to Tenant of a fully executed copy of the General Contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord based upon the Approved Plans which itemizes the Total Construction Costs, the Final Budget and the Excess Costs. Tenant shall pay to Landlord the Excess Costs for the initial Premises monthly during the performance of the Tenant Improvements within ten (10) days of receipt of contractor on a pari passu basis with Landlord based on the same percentage of the Total Construction Costs paid by Landlord for such month (i.e., if, in the first month, Landlord pays 25% of the Total Construction Costs, then Tenant shall pay 25% of the total Excess Costs that month). Tenant shall pay the Excess Costs for the First Expansion Premises in like manner. Billing for Excess Costs shall take into account (1) the amount of any advance payment made by Tenant, and (2) the amount of the Construction Allowance. In the event of default of payment of such Excess Costs following notice and the expiration of any applicable cure period, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under this Lease. Landlord shall not be required to proceed with the Tenant Improvements unless and until Tenant has returned the work order agreement.

Exhibit D – Page 3

7.          Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $50.00 per rentable square foot ((i.e., $764,800 based on 15,296 square feet in the initial Premises, and $764,800 based on 15,296 square feet in the First Expansion Premises) (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Tenant Improvements. Landlord shall not allocate more than $764,800 to the initial Premises without Tenant’s express written consent. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Tenant Improvements is actually incurred and paid by Landlord. If the total amount paid by Landlord for the Tenant Improvements is less than the Construction Allowance, Tenant shall not receive cash or any credit against Rent for the unused portion of the allowance; but Tenant may apply any unused portion of the Construction Allowance to the cost and expense of purchase, installation and testing of data and telecommunications cabling, wiring and equipment to be used in the Premises.

8.          Qualifications: As part of the Tenant Improvements for the Initial Premises and the First Expansion Premises (if applicable), Landlord shall perform the following work:

(a)          Landlord shall, in accordance with the Approved Plans, (not to be deducted from the Construction Allowance and not part of Total Construction Costs) renovate the bathrooms on each floor of the Premises with designs and finishes substantially similar to the MST Standard Improvements.

(b)          Landlord shall, in accordance with the Approved Plans (to be deducted from the Construction Allowance and part of Total Construction Costs) (i) correct all divergent ceiling heights so that all ceilings in the Initial Premises and the First Expansion Premises (if applicable) shall be raised to the maximum height possible in accordance with the Approved Plans, (ii) install new lighting and HVAC ductwork, and (iii) relocate sprinkler lines and heads.

(c)          Landlord shall, in accordance with the Approved Plans (to be deducted from the Construction Allowance or the Moving Allowance at Tenant’s election and part of Total Construction Costs) install a complete kitchen with countertops, sink, plumbing and appliances. Tenant shall select all appliances in its sole discretion.

(d)          Landlord shall, in accordance with the Approved Plans (to be deducted from the Construction Allowance and part of Total Construction Costs), renovate the elevator lobby on each floor of Premises.

9.          Change Orders. Tenant may request changes in the Approved Plans. Each such change must be submitted to Landlord for its prior written approval, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s structure or the Building’s systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Common Areas, or (b) if any such requested change might materially delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Tenant Improvements, furnish Landlord with an accurate architectural “as-built” plan of the Tenant Improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes. If Tenant requests any changes to the Tenant Improvements described in the Approved Plans, then Landlord shall provide an estimate of the anticipated costs for such changes together with any relevant information as to the effect of the proposed change on the construction schedule and Tenant shall have three (3) business days to approve such change in writing prior to Landlord’s obligation to commence such change. Any such increased costs and any additional design costs incurred in connection therewith as the result of any such approved change shall be added to the Total Construction Costs and paid to Landlord within ten (10) days of receipt of Landlord’s invoice as the work pertaining to such change is performed (to the extent such costs comprise Excess Costs).

10.         Walk-Through; Punchlist. When the Tenant Improvements are Substantially Completed, Landlord will notify Tenant and, within five (5) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary punch list items, touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant Improvements (collectively, “Punchlist Items”). Failure of Tenant to participate in such walk-through when scheduled shall be deemed Tenant’s approval of the Tenant Improvements. Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on Punchlist Items. Landlord shall use reasonable efforts to cause the contractor performing the Tenant Improvements to complete all Punchlist Items within 30 days after the Commencement Date; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. The terms of this Section 9 shall also apply to the portion of the Tenant Improvements to the First Expansion Premises.

Exhibit D – Page 4

11.        Building Standard/Conflicts. All of the Tenant Improvements to be performed by Landlord shall incorporate Building standard materials, except as otherwise set forth in the Approved Plans, provided that, Landlord shall have the right to make reasonable substitutions with notice to Tenant and Tenant’s reasonable approval to be given or denied within three (3) business days of receipt of notice. No allowance or credit shall be granted for any unused materials or any portion of the Tenant Improvements which is waived by Tenant. Tenant acknowledges and agrees that Landlord shall have no obligation to perform any Tenant Improvements in the Premises except for the Tenant Improvements expressly set forth in this Exhibit and in the Approved Plans.

12.        Construction Management. Landlord or its Affiliate or agent shall supervise the Tenant Improvements, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Tenant Improvements, the Building and the Building’s Systems. There will be no construction management fee charged to Tenant in connection with the Tenant Improvements.

13.        Definitions. As used herein, a “Tenant Delay Day” or Tenant Delay” means each day of delay in the performance of the Tenant Improvements which results in the Delivery Date not occurring by the Scheduled Delivery Date, or the First Expansion Premises Commencement Date not occurring by the Anticipated First Expansion Premises Commencement Date, as the case may be (but in any case, net of any Landlord Delays), that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans or Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, furniture locations, and the like, (b) because of any change by Tenant to the Space Plans or Approved Plans, (c) because Tenant fails to attend any meeting with Landlord, the architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Approved Space Plan or Approved Plans, or in connection with the performance of the Tenant Improvements, or (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials which are not included in the Approved Plans, or (e) because Tenant or its Agents otherwise cause a delay to completion of the Tenant Improvements, including failure to respond as required under Section 5 above as to bidding requirements. As used herein, “Substantial Completion,” “Substantially Completed” and any derivations thereof mean the Tenant Improvements in the Premises (and the First Expansion Premises are substantially completed as the case may be (as reasonably determined by Landlord) in accordance with the Approved Plans and any approved change orders thereto and all governmental approvals and signoffs have been obtained, including, without limitation, obtaining a temporary or permanent Certificate of Occupancy (or its equivalent) from the City of St. Petersburg and Tenant may legally occupy the Premises for the Permitted Use. Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord. If Landlord or the general contractor is delayed in substantially completing the Tenant Improvements as a result of the occurrence of any Tenant Delay, then, (i) any deadlines (if any) set forth in the Lease for Landlord's delivery of the Premises shall be extended day for day for each day of Tenant's Delay, and (ii) at Landlord's option, for purposes of determining the Commencement Date, the date of delivery of the Premises and Substantial Completion shall be deemed to be the day that the Tenant Improvements would have been substantially completed absent any Tenant Delay(s).

14.        Notice of Landlord Delay or Tenant Delay. Anything contained in this EXHIBIT D or elsewhere in this Lease to the contrary notwithstanding, no Landlord Delay shall be deemed to have occurred unless Tenant shall have given Landlord notice of such Landlord Delay in writing within ten (10) days after the occurrence of the event giving rise to the applicable delay, and no Tenant Delay shall be deemed to have occurred unless Landlord shall have given Tenant notice of such Tenant Delay in writing within ten (10) days after the occurrence of the event giving rise to the applicable delay.

15.        Internal Staircase. The Tenant Improvements shall include, if requested by Tenant, an interconnecting staircase between the fifth (5th) and sixth (6th) floors of the Premises in location reasonably approved by Landlord using materials set forth in the Approved Plans (the “Internal Stairwell”). The cost to design and install the Internal Stairwell shall be at Landlord’s sole cost and expense and shall not be deducted from the Construction Allowance or considered as part of Total Construction Costs. In the event the Lease is ever terminated prior to its natural expiration due to an Event of Default of Tenant, then the costs to remove the staircase, close any floor openings, and repair all damage caused by the removal may be recovered by Landlord as additional damages upon Landlord’s incurrence of such costs and performance of the Tenant Improvements.

15.        First Expansion Premises. The terms of this EXHIBIT D shall apply to the First Expansion Premises and all references to the Commencement Date in this Exhibit as it pertains to the First Expansion Premises shall refer to the First Expansion Premises Commencement Date as set forth in Article XXIV of the Lease.

Exhibit D – Page 5

16.         Completion by Tenant. Notwithstanding anything contained in the Lease to the contrary, with respect to the Tenant Improvements described in this EXHIBIT D only, if Landlord either (a) fails to obtain a building permit for the Tenant Improvements within 150 days after final approval of the Space Plan, or (b) fails to cause the Delivery Date to occur within 210 days after final approval of the Space Plan (as such dates may be extended by Tenant Delay Days (as defined in EXHIBIT D) or force majeure events (as defined in Section 19.05), then as Tenant’s sole remedy for the delay, Tenant shall have the right to take over construction and complete the Tenant Improvements on Landlord’s behalf in accordance with the Approved Plans and the terms of this EXHIBIT D, provided Tenant first delivers a written notice to Landlord marked “TENANT’S SELF HELP NOTICE” and Landlord fails within seven (7) business days to either obtain the building permit within such 150 days or cause the Delivery Date to occur within such 210 days, as the case may be. If Landlord fails comply with Tenant’s Self-Help Notice within the seven (7) business day period, then (A) Tenant may take over construction and shall diligently pursue completion of the Tenant Improvements, (A) Landlord shall permit assignment of the construction contract, architect’s and engineer’s contracts, as applicable, and all other relevant agreements in order for Tenant to complete the Tenant Improvements. Any costs in excess of the Construction Allowance incurred by Tenant in accordance with this provision and necessitated by Landlord’s failure to complete the Tenant Improvements in accordance with the Approved Plans are hereinafter called “Completion Costs”. If Landlord fails to reimburse Tenant for the Completion Costs within 30 days of rendition of a statement to Landlord together with supporting documentation and paid receipts for the work completed, then Tenant shall have the right to deduct the unpaid amount of the Completion Costs incurred by Tenant from the Rent to become due under this Lease until fully credited, with interest at the Interest Rate. All work performed by Tenant under this section must be performed at a reasonable and competitive cost using the Contractor approved to perform the Tenant Improvements. In exercising any rights under this section, Tenant shall use commercially reasonable efforts to minimize interference with the rights of other tenants to use their respective premises in the Building. Landlord and the Lender shall have the right to require, as a condition to any payment hereunder, Tenant to deliver releases of lien from the Contractor and all lienors giving notice as defined in the Florida Construction Lien Law and a final contractor's affidavit from the general contractor in accordance with the Florida Construction Lien Law.

Exhibit D – Page 6

EXHIBIT E

RULES AND REGULATIONS

1.	Standard hours of operation shall be between the hours of 7:00 a.m. and 6:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturdays of each week (“Regular Business Hours”) except on Legal Holidays as provided below.

2.	Legal Holidays: New Year’s Day, January 1; Memorial Day, observed; July 4; Labor Day, observed; Thanksgiving Day, observed; Christmas, December 25; and business days before or after such days if businesses are generally closed on such business days.

3.	Services to be paid for by Landlord and included as part of Operating Expenses without limitation: (i) Heating, ventilation and air-conditioning during the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 8:00 a.m. and 1:00 p.m. on Saturday of each week, subject to the specifications set forth in EXHIBIT H; (ii) Electricity for lighting the Building lobbies and electricity for Tenant’s general office use (minimum of six (6) watts per square foot for general office equipment and lighting, exclusive of Special Equipment), all Common Areas and the Premises that are not separately metered; (iii) Water for lavatory, pantry and drinking purposes; (iv) Cleaning and janitorial service for all Common Areas and Tenant’s Premises in accordance with janitorial specifications set forth on EXHIBIT G and which are subject to change from time to time so long as such are in keeping with similar services being provided in Comparable Buildings; (v) Washing of windows at intervals established by Landlord (not less than quarterly); (vi) Cleaning and maintenance for all Common Areas, (vii) passenger elevator service to all floors of the Building, (viii) freight elevator availability based on scheduling with the property manager, at no additional cost, and (ix) on-site security. Landlord shall also provide at no additional charge reasonable quantities of condenser water to each floor of the Premises to the extent reasonably required by Tenant to operate any supplemental air conditioning systems installed by Tenant in the Premises during Building operating hours specified above. Any such supplemental air unit(s) shall be separately metered and Tenant shall pay for the costs of such units and utility charges arising therefrom in accordance with Section 6.03 of the Lease.

4.	After hours HVAC controls selected either through the use of installed override switches or provided at the special request by Tenant shall be billed to Tenant at rates reasonably established by Landlord.

5.	No smoking shall be permitted within any portion of the Building or within twenty (20) feet of the Building’s exterior doors, including tenant spaces and common areas.

6.	Landlord may provide and maintain a directory for all tenants of the Building. No signs, advertisements or notices visible to the general public shall be permitted within the Project without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice placed in violation of this rule without notice to and at the expense of the applicable tenant.

7.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the leased premises and for going from one to another part of the Building. At no time shall any tenant permit its employees, agents, contractors or invitees to loiter in common areas or elsewhere in or about the Building or Project.

8.	Corridor doors, when not in use, shall be kept closed.

9.	Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags, food or other unsuitable material shall be thrown or placed therein. Every tenant shall be responsible for ensuring that its employees, agents, contractors and invitees utilize Common Area restrooms in accordance with generally accepted practices of health, cleanliness and decency.

10.	Landlord shall provide all locks for doors into each tenant's leased area, and no tenant shall place any additional lock or locks on any door in its leased area without Landlord's prior written consent. Two keys for each lock on the doors in each tenant's leased area shall be furnished by Landlord. Additional keys shall be made available to tenants at the cost of the tenant requesting such keys. No tenant shall have any duplicate keys made except by Landlord. All keys shall be returned to Landlord at the expiration or earlier termination of the applicable lease.

Exhibit E – Page 1

11.	A tenant may use microwave ovens, dishwashers and coffee brewers and other standard office pantry appliances in kitchen or break areas. Except as expressly authorized by Landlord in writing, no other appliances or other devices are permitted for cooking or heating of food or beverages in the Building. No portable heaters, space heaters or any other type of supplemental heating device or equipment shall be permitted in the Building. All tenants shall notify their employees that such heaters are not permitted.

12.	All tenants will refer all contractors, subcontractors, contractors' representatives and installation technicians who are to perform any work within the Building to Landlord before the performance of any work. This provision shall apply to all work performed in the Building including, but not limited to installation of telephone and communication equipment, medical type equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

13.	Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by a tenant of any heavy equipment, bulky material or merchandise which require the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. A tenant must seek Landlord’s prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be performed in the manner stated by Landlord.

14.	All deliveries to or from the Building shall be made only at such times, in the manner and through the areas, entrances and exits designated by Landlord.

15.	No portion of any tenant's leased area shall at any time be used for sleeping or lodging quarters. No birds, animals or pets of any type, with the exception of guide dogs accompanying visually impaired persons, shall be brought into or kept in, on or about any tenant's leased area (provided that the foregoing shall not apply to Tenant’s General Counsel Rich Neuwirth’s dog, which may be kept in the Premises so long as the presence of the dog does not cause persistent complaints from other tenants).

16.	No tenant shall make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

17.	Each tenant shall endeavor to keep its leased area neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, stairways or other common areas, nor shall tenants place any trash receptacles in these areas.

18.	No tenant shall employ any person for the purpose of cleaning other than the authorized cleaning and maintenance personnel for the Building unless otherwise approved in writing by Landlord. The work of cleaning personnel shall not be hindered by a tenant after 5:30 PM local time, and such cleaning work may be done at any time when the offices are vacant. Exterior windows and common areas may be cleaned at any time.

19.	To insure orderly operation of the Building, Landlord reserves the right to approve all concessionaires, vending machine operators or other distributors of cold drinks, coffee, food or other concessions, water, towels or newspapers. No tenant shall install a vending machine in the Building without obtaining Landlord's prior written approval, which shall not be unreasonably withheld; provided, however, any vending machine installed in the Building shall not exceed the weight load capacity of the floor where such machine is to be installed; and, Landlord reserves the right to require that such vending machine be separately metered in accordance with this Lease, and that such vending machine be equipped with an automatic device that reduces the power consumption of such machine during non-peak hours of use of such machine.

20.	Landlord shall not be responsible to tenants, their agents, contractors, employees or invitees for any loss of money, jewelry or other personal property from the leased premises or public areas or for any damages to any property therein from any cause whatsoever whether such loss or damage occurs when an area is locked against entry or not.

21.	All tenants shall exercise reasonable precautions in protection of their personal property from loss or damage by keeping doors to unattended areas locked. Tenants shall also report any thefts or losses to the Building Manager and security personnel as soon as reasonably possible after discovery and shall also notify the Building Manager and security personnel of the presence of any persons whose conduct is suspicious or causes a disturbance. The tenant shall be responsible for notifying appropriate law enforcement agencies of any theft or loss of any property of tenant or its employees, agents, contractors, or invitees.

Exhibit E – Page 2

22.	All tenants, their employees, agents, contractors and invitees may be called upon to show suitable identification and sign a building register when entering or leaving the Building at any and all times designated by Landlord form time to time, and all tenants shall cooperate fully with Building personnel in complying with such requirements.

23.	No tenant shall solicit from or circulate advertising material among other tenants of the Building except through the regular use of the U.S. Postal Service. A tenant shall notify the Building Manager or the Building personnel promptly if it comes to its attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

24.	Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case where the conduct of such person or persons involves a hazard or nuisance to any tenant of the Building or to the public or in the event or other emergency, riot, civil commotion or similar disturbance involving risk to the Building, tenants or the general public.

25.	Unless expressly authorized by Landlord in writing, no tenant shall tamper with or attempt to adjust temperature control thermostats in the Building. Upon request, Landlord shall adjust thermostats as required to maintain the Building Standard temperature.

26.	Each floor on the Building contains individual air condition systems that can be run independently from other floors. All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by noon on the day desired for weekday requests, by noon Friday for weekend requests, and by noon on the preceding business day for Holiday requests. Current rate for overtime HVAC is $25.00 per hour, per floor, subject to change from time to time.

27.	Tenants shall only utilize the termite and pest extermination service designated or approved by Landlord.

28.	No tenant shall install, operate or maintain in its leased premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building.

29.	Parking in the Parking Facility shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate an individual’s right to use the Parking Facility and subject the vehicle in violation to removal and/or impoundment. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of a tenant and are not transferable. The owner of the vehicle or its driver assumes all risk and responsibility for damage, loss or theft to vehicles, personal property or persons while such vehicle is in the Parking Facility. Any vehicle left in Building parking garage overnight is subject to tow. Landlord is not responsible to monitor or patrol reserved parking. Reserved parking does not apply after normal business hours. The Garage is open to event parking after normal business hours and on weekends.

30	Each tenant shall observe Landlord’s reasonable rules with respect to maintaining standard window coverings at all windows in its leased premises so that the Building presents a uniform exterior appearance. Each tenant shall ensure that to the extent reasonably practical, window coverings are closed on all windows in its leased premises while they are exposed to the direct rays of the sun.

31.	Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes and except as may be needed or used by a physically handicapped person.

32.         Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

Exhibit E – Page 3

EXHIBIT F

LETTER OF CREDIT

IRREVOCABLE LETTER OF CREDIT NUMBER

Date:

Amount:	$_________

To:	NXT CAPITAL FUNDING II, LLC 191 North Wacker Drive, 12th Floor Chicago, IL 60606 Attn: Real Estate Finance
By order of:

Gentlemen:

We hereby establish in your favor this irrevocable standby Letter of Credit for the account of _____________________________________________, a __________________________ (the “Company”), for an amount in U.S. dollars equal to $_________ (the “Commitment”).

Drawings under this Letter of Credit shall be made by delivering to our letter of credit department, at its address specified in Annex A hereto, a draft in the form of Annex A, purportedly signed by your president or any of your vice presidents or managers (or any other authorized signatory as evidenced by a resolution of your board of directors or members) or by the president or any vice president or member (or any other authorized signatory as evidenced by a resolution of the directors or members of Transferee) of the Transferee hereinafter referred to, and specifying the amount of such drawing, which draft shall be accompanied by a statement that you are entitled to draw down on this Letter of Credit in the amount set forth in such draft pursuant to the terms of (i) that certain Office Lease Agreement dated __________, 2015 between First Central Tower, Limited Partnership, as landlord (“First Central”), and Twinlab Consolidated Holdings, Inc., a Nevada corporation and Twinlab Consolidation Corporation, a Delaware corporation, as co-tenants (collectively, “Twinlab”), and (ii) that certain Subordination, Non-Disturbance and Attornment Agreement dated _________, 2015 among you, First Central and Twinlab.

Drafts so presented shall be payable at our counters in [__________], Florida in immediately available funds no later than the next business day following presentment in conformity with the provisions of this Letter of Credit; and we hereby waive any provisions of the Uniform Commercial Code, as enacted in Florida, and any provisions of ISP98 (as defined below), that might otherwise permit us to defer, for any longer period, honoring a draft drawn in conformity with the requirements of this Letter of Credit.

Partial and multiple drawings under this Letter of Credit are permitted.

If the undersigned does not honor a draft presented under this Letter of Credit, the undersigned will, within three (3) business days following the day on which such draft is presented, deliver to you (or other presenter) a written statement specifying with particularity the grounds for such dishonor; to the extent permitted by law, all grounds other than those expressly set forth in such written statement shall be deemed waived.

Exhibit F – Page 1

This Letter of Credit sets forth all of the terms and conditions of our obligation to you and shall not be amended or modified except by a written instrument duly executed by you and us.

We engage with you that all drafts under and in compliance with the terms of this Letter of Credit will be duly honored by us.

This Letter of Credit may be transferred, one or more times, in its entirety by you or any transferee of this Letter of Credit (a “Transferee”) and any Transferee shall succeed to all of the rights hereunder of such Transferee’s transferor; provided, however, that no transfer shall be effective unless (A) the transferor shall first have submitted to us (x) an instruction in the form of the specimen attached hereto as Annex B and (y) a verification by the transferor’s bank of the correctness of the signature and title of the person signing the instruction, and (B) notice of such transfer has been endorsed hereon by us. Upon submission to us of the items referred to in clause (A) above, we will endorse a notice of transfer on this Letter of Credit. The submission to us of the items referred to in clause (A) above shall be conclusive as to the identity of any Transferee of this Letter of Credit. The last Transferee hereof, from time to time, shall be the Transferee hereof for purposes of the second paragraph of this Letter of Credit. Transfer charges will be for the account of the Company.

We further consent to the assignment by you (or any Transferee) of the proceeds of this Letter of Credit and agree to recognize any such assignment provided that you (or such Transferee) give written instruction to us in the form of Annex C with verification by the assignor’s bank of the correctness of the signature and title of the person signing the instruction.

This Letter of Credit shall expire at our counters in [_______________], Florida at _____ p.m. (EST) on _______________, __________, unless extended as provided herein [NO LATER THAN JULY 31, 2027].

It is a condition of this credit that it shall be automatically extended without amendment for an additional period of 12 months from the present and each future expiration date, unless, not less than 60 days prior to the then-relevant expiration date, we notify you by certified United States mail, return receipt requested, at the address set forth above (or such other address as to which you, or any Transferee, shall give us written notice by certified United States mail, return receipt requested), and with a copy by certified United States mail, return receipt requested, to you, at the address set forth above, and to your attorney, Adam M. Laser, Esq., Goldberg Kohn, 55 East Monroe Street, Suite 3300, Chicago, Illinois 60603-5792 (or such other attorney or other address as to which you, or any Transferee, shall give us written notice by certified United States mail, return receipt requested) that we elect not to extend this credit for any additional period. Upon your receipt of such a notification, you may draw your sight draft on us and present it at our counters prior to the then-relevant expiration date for the unused balance of this credit.

Except as far as otherwise expressly stated herein, this Letter of Credit is subject to the International Standby Practices (“ISP98”), International Chamber of Commerce Publication No. 590.

(Name of Issuing Bank)

By:

Name:

Title:

Exhibit F – Page 2

ANNEX A TO LETTER OF CREDIT

_________________, 20 ___

(Date of draft)

U.S.$_________________________.00

To the order of __________________________________________________________, pay

(Name of beneficiary or transferee, as applicable)

_____________________________ AND NO/100 U.S. DOLLARS at sight.

For value received under Irrevocable Letter of Credit Number __________________.

To:

(Name and address of issuing bank)

(Must be street address, not post office box)

(Name of beneficiary or transferee, as applicable)

By:

Name:

Title:

Exhibit F – Page 3

ANNEX B TO LETTER OF CREDIT

To:

(Name and address of issuing bank)

Re:      Your Irrevocable Letter of Credit Number _________________________, dated ____________, 20___, in the original amount of $________________.

Gentlemen:

For value received, we hereby irrevocably transfer to:

(Name and address of transferee)

all of the rights of the beneficiary in the letter of credit, including, but not limited to, any and all right to draw under the letter of credit.

Yours very truly,

(Name of original beneficiary or other transferor)

By:

Name:

Title:

Exhibit F – Page 4

Signature Guaranteed:

Acknowledged by:

By:
(Authorized Signature)

Exhibit F – Page 5

ANNEX C TO LETTER OF CREDIT

To:

(Name and address of issuing bank)

Re:     Your Irrevocable Letter of Credit Number __________________, dated ______________, 20___, in the original amount of $___________________.

Gentlemen:

For value received, we hereby irrevocably assign to:

(Name and address of assignee)

all of the proceeds of the letter of credit, and authorize and direct you to pay to such assignee the proceeds of each drawing now or hereafter made by us under and in compliance with the letter of credit.

This assignment of proceeds is not a transfer of the letter of credit, does not give the assignee an interest in the letter of credit or the right to draw thereunder, and does not affect our right or your right to agree to amendments thereto, the cancellation thereof, or any substitution therefor.

Yours very truly,

(Name of original beneficiary or other assignor)

By:

Print Name:

Title:

(See Next Page)

Exhibit F – Page 6

Signature Guaranteed:

Acknowledged by:

By:
(Authorized Signature)

Exhibit F – Page 7

EXHIBIT G

JANITORIAL SPECIFICATIONS

NIGHTLY	1.	Empty all waste receptacles, clean as necessary.
CLEANING	2.	Vacuum all carpeted traffic areas and other areas as needed.
	3.	Damp wipe and polish all glass furniture tops.
	4.	Remove finger marks and smudges from vertical surfaces.
	5.	Clean all water coolers.
	6.	Sweep all private stairways nightly, vacuum if carpeted.
	7.	Damp mop spillage in office and public areas as required.

WEEKLY	1.	Twice weekly, detail vacuum all rugs and carpeted areas.
CLEANING	2.	Once weekly, dust all cleared surfaces of furniture, files, fixtures, etc.

WASH ROOMS	1.	Damp mop, rinse and dry floors nightly.
(NIGHTLY)	2.	Scrub floors as necessary.
	3.	Clean all mirrors, bright work and enameled surfaces nightly.
	4.	Wash and disinfect all fixtures.
	5.	Damp wipe and disinfect all partitions, tile walls, etc.
	6.	Empty and sanitize all receptacles.
	7.	Fill toilet tissue, soap, towel, and sanitary napkin dispensers.
	8.	Clean flushometers and other metal work.
	9.	Wash and polish all wall partitions, tile walls and enamel surfaces from trim to floor monthly.
	10.	Vacuum all louvers, ventilating grilles and dust light fixtures monthly.

FLOORS	1.	Ceramic tile, marble and terrazzo floors to be swept nightly and washed or scrubbed as necessary.
	2.	Vinyl floors and bases to be swept nightly.
	3.	Tile floors to be waxed and buffed monthly.
	4.	All carpeted areas and rugs to be detailed vacuumed twice weekly and all carpeted traffic areas and other areas as needed to be vacuumed nightly.
	5.	Carpet shampooing will be performed at Tenant's request and billed to Tenant.

GLASS	1.	Clean inside of all perimeter windows as needed, but not more frequently than once every eighteen (18) months.
	2.	Clean outside of all perimeter windows as needed, but not more frequently than once every eighteen (18) months.
	3.	Clean glass entrance doors and adjacent glass panels nightly.

HIGH DUSTING	1.	Dust and wipe clean all closet shelving when empty.
(QUARTERLY)	2.	Dust all picture frames, charts, graphs, etc.
	3.	Dust clean all vertical surfaces.
	4.	Damp dust all ceiling air conditioning diffusers.
	5.	Dust the exterior surfaces of lighting fixtures.

DAY SERVICE	1.	Check men's washrooms for toilet tissue replacement.
	2.	Check ladies' washrooms for toilet tissue and sanitary napkin replacements.
	3.	Supply toilet tissue, soap and towels in men's and ladies' washrooms.

Neither Landlord nor the janitorial company will be responsible for removing items from surfaces in order to dust them. It is understood that dusting is only completed in the Premises once a week and on no particular day. In addition, neither Landlord nor the janitorial company will be responsible for moving, dusting or cleaning any computer, copier, printer or other office equipment. Notwithstanding anything herein to the contrary, it is understood that no services of the character provided for in this Exhibit shall be performed on Saturdays, Sundays or Holidays.

Exhibit G – Page 1

EXHIBIT H

HVAC SPECIFICATIONS

The HVAC system shall be sufficient to maintain a temperature range throughout the Premises of between 72° and 78° Fahrenheit at 50% relative humidity (except for extreme exterior temperatures, i.e., below 32° or above 98°Fahrenheit, or due to Tenant’s use of equipment, such as computer servers, and cafeteria/kitchen equipment that place an unusually high or atypical heat load on the Premises). Tenant acknowledges that the HVAC system in the Building has been designed to accommodate general office users. Accordingly, Tenant shall not allow in the Premises, on a regular basis, more than one person for each three hundred (300) leasable square feet of the Premises.

Exhibit H – Page 1

EXHIBIT I

FORM OF SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS INSTRUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

NXT Capital, LLC

191 N. Wacker Drive, 12th Floor

Chicago IL 60606

Attn: Timothy R. Verrilli

SUBORDINATION, ATTORNMENT AND

NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this "Agreement"), dated this ____ day of April, 2015, between Twinlab Consolidation Corporation, a Delaware corporation and Twinlab Consolidated Holdings, Inc., a Nevada corporation (collectively, "Tenant"), having an office at 360 Central Avenue North, St. Petersburg, FL 33701, Attn: Richard Neuwirth, Esq., Chief Legal Officer (except that prior to the Commencement Date of the Lease notices to Tenant shall be sent to: Twinlab Corporation, 632 Broadway, Suite 201, New York, NY 10002, Attn: Richard Neuwirth, Esq., Chief Legal Officer), and NXT CAPITAL FUNDING II, LLC, a Delaware limited liability company, as successor-in-interest to NXT Capital, LLC, its successors and assigns ("Lender"), having its principal place of business at 191 North Wacker Drive, 12th Floor, Attn: Real Estate Finance, Chicago, Illinois 60606.

RECITALS:

A.         Landlord, as lessor, and Tenant, as lessee, are parties to that certain lease dated as of April __, 2015 (the "Lease") covering Suite 500 (and Suite 600 or Suite 700 pursuant to Article XXIV of the Lease) (collectively, the "Leased Premises"), as more particularly described in the Lease, all at the property located at First Central Tower, 360 Central Avenue, St. Petersburg, FL 33701 and legally described in Schedule 1 attached hereto and made a part hereof (the "Property").

B.          Lender is the holder of a loan (the "Loan") to First Central Tower Limited Partnership, a Delaware limited partnership ("Landlord"), which is secured, in part, by the lien of a mortgage or deed of trust executed and delivered by Landlord to Lender encumbering the Property (the "Mortgage") and an assignment of all leases of and rents from the Property.

C.         As a condition to entering into the Lease, Tenant requires that Lender enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.          Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

2.          Subject to the terms of this Agreement, the Lease and all terms thereof, including, without limitation, any options to purchase, rights of first refusal and similar rights under the Lease, are and shall be subject and subordinate to lien of the Mortgage and all amendments, modifications, replacements and extensions thereof, to the full extent of the principal, interest, fees, expenses and all other amounts secured thereby.

Exhibit I – Page 1

3.          Landlord and Tenant acknowledge and agree that notwithstanding anything contained in the Lease to the contrary, so long as the indebtedness evidenced by the Mortgage remains outstanding, (i) the Security Deposit shall be in the form of a Letter of Credit and such Letter of Credit shall name Lender, as sole Beneficiary and shall otherwise comply with the terms of Section 4.03 of the Lease, (ii) Lender shall remain in sole possession and control of the original Letter of Credit (and the proceeds thereof) until such time Tenant is entitled to the return of the Letter of Credit pursuant to Sections 4.03 or 4.04 of the Lease, and thereupon, Lender shall promptly return the LC and the proceeds thereof, if applicable to Tenant (or JL Properties, Inc. (“JL Properties”) if the Letter of Credit has been issued for the account of JL Properties in accordance with the terms of Sections 4.03 and/or 4.04 of the Lease, as the case may be, and this Agreement, (iii) Lender shall be subject to and bound by all of the terms and conditions of Article IV of the Lease, which terms and conditions are incorporated herein by reference, as if Lender was the “Landlord” thereunder and Tenant shall have the full right and power to enforce the provisions thereof against Lender as if Lender was the “Landlord” thereunder, (iv) Lender shall be a third party beneficiary of all the terms of Article IV of the Lease with the full right and power to enforce the provisions of Article IV against Tenant as if Lender was the "Landlord" thereunder, (v) Lender expressly agrees that in the event that Tenant is entitled to the return of the Letter of Credit pursuant to Section 4.03 or 4.04 of the Lease, or at such time as the indebtedness evidenced by the Mortgage has been satisfied, Lender shall promptly return the Letter of Credit to Tenant (or to JL Properties, if applicable), and agrees to promptly execute and deliver such documents and instruments as are required or requested by the issuing bank of the Letter of Credit in order to terminate the Letter of Credit. Lender expressly acknowledges that it may draw on the Letter of Credit (and apply the proceeds thereof or any cash security held by Lender) solely to the extent that Landlord has the right to draw on the Letter of Credit (and apply the proceeds thereof or any cash security held by Lender) under the Lease. Tenant and Landlord acknowledge and agree that in the event that Lender and/or Landlord has the right under the Lease and this Agreement to draw on the Letter of Credit and apply the proceeds thereof, Lender shall in its sole discretion, have the right to apply such amounts to the Loan, in such order and manner as Lender shall elect in its sole and absolute discretion, and Lender and Landlord expressly acknowledge and agree that all such amounts shall be credited against rent payable by Tenant, and other obligations to be performed by Tenant, under the Lease. In addition to the foregoing, in the event that Lender is holding Tenant’s initial $150,000 cash security deposit (the “Initial Deposit”) pursuant to Section 1.1(G) of the Lease at the time Lender receives the Letter of Credit, Lender shall return the Initial Deposit to Tenant’s lockbox account in accordance with Section 1.1(G) of the Lease.

4.          In the event Lender elects to foreclose the Mortgage, as long as Tenant is not then in default under the Lease following notice and beyond any applicable cure period, Lender will not (a) join Tenant in summary or foreclosure proceedings unless required by applicable law (and then only to the extent so required and not to terminate the Lease, or (b) terminate the Lease or diminish or interfere with Tenant's rights under the Lease or this Agreement in such action.

5.          In the event that Lender shall succeed to the interest of Landlord under the Lease and Tenant is not then in default under the Lease following notice and the expiration of any applicable sure period, Lender agrees not to disturb or otherwise interfere with Tenant's possession of, and use and occupancy of the Leased Premises, or Tenant's rights under the Lease for the unexpired term of the Lease, and the Lease shall become a direct lease between Successor Landlord (as hereinafter defined) and Tenant, unmodified by its terms except as expressly set forth in this Agreement, provided that Lender or a purchaser at a foreclosure or trustee's sale (Lender and such purchaser are referred to herein as a "Successor Landlord") shall not be:

(a)          liable for any act or omission of Landlord or any prior landlord under the Lease, except for defaults of Landlord or any prior landlord, including Landlord, which are continuing as of the date that Successor Landlord succeeds to the interest of Landlord under the Lease, including, without limitation, Landlord's failure (A) to Substantially Complete the Tenant Improvements with respect to the initial Leased Premises and/or the First Expansion Premises in accordance with the terms of the Lease, and (B) pay the costs and expenses of the Tenant Improvements in accordance with the terms of the Lease (a "Landlord Construction Default"), provided that Tenant has given Landlord a Default Notice (as hereinafter defined) with respect to such default(s) pursuant and an opportunity to cure such default(s) pursuant to Paragraph 5(d) hereof;

Exhibit I – Page 2

(b)          subject to any offsets which Tenant might have against Landlord or any prior landlord, except for specific offsets expressly permitted under Section 3.02(A(4) of the Lease or Section 16 of Exhibit D of the Lease; provided, however, the Late Delivery Credit (if applicable) under Section 2.01 of the Lease, the Free Rent under Section 3.05 of the Lease, and any rent abatements or credits which Tenant may be entitled to under Sections 6.05 and 8.04 of the Lease shall not be considered offsets for purposes of this SNDA.

(c)          subject to any defenses which Tenant might have against Landlord or any prior landlord, except for defenses arising from any act or omission against Landlord or any prior landlord which are continuing as of the date that Successor Landlord succeeds to the interest of Landlord under the Lease, including, without limitation, a Landlord Construction Default, provided that Tenant has given Landlord a Default Notice (as hereinafter defined) with respect to such default(s) and an opportunity to cure such default(s) pursuant to Paragraph 5(d) hereof;

(d)          bound by any rent or additional rent which Tenant might have paid for more than the current month to Landlord or any prior landlord, except for payments required under the Lease. Lender hereby expressly acknowledges that pursuant to Section 1.01F. of the Lease, upon Tenant's execution of the Lease, Tenant has paid to Landlord $30,867.60 in payment of the first monthly installment of Base Rent, and Florida state sales tax due and owing with respect to such prepaid Base Rent (the "Prepaid Rent"). Anything contained herein or in the Mortgage to the contrary notwithstanding, Lender hereby consents to Tenant's payment to Landlord, and Landlord's acceptance, of the Prepaid Rent, and expressly acknowledges that Successor Landlord shall be bound by Tenant's payment of the Prepaid Rent in the event that Lender or Successor Landlord succeeds to the interest of Landlord under the Lease, and shall apply the Prepaid Rent in payment of the first monthly installment of Base Rent due under the Lease in the event that Successor Landlord becomes the owner of the Property prior to such installment of Base Rent becomes due under the Lease;

(e)          bound by any amendment or modification of the Lease made without Lender's prior written consent, which consent shall not be unreasonably withheld; provided, however, that amendments or modifications contemplated by the Lease, such as amendments in connection with Tenant's exercise of an existing right of first offer, right of first refusal, renewal right or expansion right, including, without limitation, Tenant's leasing of the First Expansion Premises pursuant to Article XXIV of the Lease (collectively, "Required Lease Amendments"), shall not require Successor Landlord's consent; or

(f)          liable for any security deposit or letter of credit Tenant might have paid to Landlord or any prior landlord, except to the extent Successor Landlord has actually received said security deposit.

6.          Upon Successor Landlord's succeeding to Landlord's interest under the Lease, Tenant covenants and agrees to attorn to and recognize Successor Landlord as Tenant's landlord under the Lease and to be bound by and perform all of the obligations and conditions imposed upon Tenant by the Lease, provided that Successor Landlord recognizes Tenant as the holder of Tenant's interest in the Lease and Successor Landlord shall be bound by and perform all of the obligations and conditions imposed upon Landlord by the Lease, as a direct lease between Tenant and Successor Landlord in accordance with its terms, subject to the terms of this Agreement. If requested by Successor Landlord, Tenant shall execute a new lease with Successor Landlord, for a term equal to the remaining term of the Lease and otherwise containing the same provisions and covenants of the Lease.

7.          Tenant hereby represents, acknowledges and agrees as follows:

(a)          Except for Required Lease Amendments, no modification or amendment of the Lease shall be made without Lender's prior written consent and no prepayment of more than one month's rent shall be made without Lender's prior written consent except as required by the Lease.

(b)          no cancellation or termination of the Lease shall be permitted without Lender's prior written consent, except for cancellations or terminations expressly permitted by the Lease or under applicable law.

Exhibit I – Page 3

(c)          All rent payments shall be paid as provided under the Lease, including, without limitation, the Prepaid Rent, until Tenant has been otherwise notified by Lender or its successors and assigns. In the event that Lender notifies Tenant that Landlord is in default of the Loan documents and that all rent and other payments due under the Lease shall be paid directly to Lender (a "Rent Payment Notice"), Tenant shall thereafter pay such rent and other payments to Lender as directed in the Rent Payment Notice, and Tenant may rely on any such Rent Payment Notice without any obligation to notwithstanding any contrary instruction, direction or assertion of Landlord. Landlord hereby expressly and irrevocably directs and authorizes Tenant to comply with any Rent Payment Notice, notwithstanding any contrary instruction, direction or assertion of Landlord, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments, and expressly agrees that all such payments shall be credited against rent due under the Lease.

(d)          Prior to terminating the Lease due to a default by Landlord thereunder and as a condition to Successor Landlord's obligations under Sections 5(a) hereof, Tenant shall notify Lender of such default (a "Default Notice") and give Lender the opportunity to cure such default within thirty (30) days of Lender's receipt of such notice (or, if such default cannot reasonably be cured within such thirty (30) day period, Lender shall have such longer time as may be necessary to cure the default; provided that Lender notifies Tenant within such thirty (30) days whether Lender intends to attempt to cure such default and commences the cure within such thirty (30) day period and diligently pursues the cure thereafter; provided, that in no event shall Lender have more than ninety (90) days from the date of the Default Notice to cure the default).

8.          This Agreement shall be binding upon and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto, including, without limitation, any Successor Landlord.

9.          This Agreement can be modified only in writing duly executed and delivered by the parties hereto.

10.         Tenant covenants and agrees to give Lender (at the address set forth above) copies of all notices and other correspondence sent to Landlord regarding the Letter of Credit and Security Deposit at the same time and in the same manner as notices are required to be given to Landlord under the Lease.

11.         All notices or other communications required or permitted under this Agreement shall be in writing and given by nationally recognized overnight courier service that regularly maintains records of items delivered. Each party's address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this paragraph. Notices shall be effective upon next business day after being sent by overnight courier service. A copy of all notices to Tenant shall be provided to Wilk Auslander LLP, 1515 Broadway, 43rd Floor, New York, NY 10036, Attn: Jonathan Weiss, Esq.

12.         The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of Florida, excluding its principles of conflict of laws.

13.         Each party represents that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

14.         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

15.         All costs and attorneys' fees incurred in any action or other proceeding to enforce this Agreement shall be paid by the non-prevailing party.

Exhibit I – Page 4

16.         Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord's obligations and liability under the Lease shall never extend beyond Successor Landlord's (or its successors' or assigns') interest, if any, in the Property from time to time, including insurance and condemnation proceeds, security deposits, escrows, Successor Landlord's interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the "Successor Landlord's Interest"). Tenant shall look exclusively to Successor Landlord's Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord's Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.

17.         EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVE ITS RESPECTIVE RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, AND THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Exhibit I – Page 5

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WITNESS:	TENANT:

By:	TWINLAB CONSOLIDATED HOLDINGS, INC., a
Nevada corporation
Name:
By:
Name:
Its:

TWINLAB CONSOLIDATION CORPORATION, a
WITNESS:	Delaware corporation

By:	By:
Name:
Name:	Its:

WITNESS:	LENDER:

By:	NXT CAPITAL FUNDING II, LLC, a Delaware limited
liability company
Name:
	By:	NXT CAPITAL, LLC, a Delaware limited liability Company, its Initial Manager

By:
Name:
Its:

Exhibit I – Page 6

LANDLORD:

Acknowledged by Landlord and Landlord agrees to the provisions hereof.

WITNESS:	FIRST CENTRAL TOWER LIMITED PARTNERSHIP, a Delaware limited partnership

By:	By:	FIRST CENTRAL TOWER GP, INC., a Delaware
corporation, its General Partner
Name:
By:
Name:
Its:

Exhibit I – Page 7

TENANT:

TWINLAB CONSOLIDATION CORPORATION

STATE OF _________________	)
)ss.
COUNTY OF _______________	)

On ___________________, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the ______________ of Twinlab Consolidation Corporation, a Delaware corporation, and acknowledged to me that such corporation caused the foregoing instrument to be executed pursuant to its Bylaws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

Notary Public

[SEAL]	My commission Expires: _______________

Exhibit I – Page 8

TENANT:

TWINLAB CONSOLIDATED HOLDINGS, INC.

STATE OF _________________	)
)ss.
COUNTY OF _______________	)

On ___________________, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the ______________ of Twinlab Consolidated Holdings, Inc., a Nevada corporation and acknowledged to me that such corporation caused the foregoing instrument to be executed pursuant to its Bylaws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

Notary Public

[SEAL]	My commission Expires: _______________

Exhibit I – Page 9

LANDLORD:

STATE OF _________________	)
)ss.
COUNTY OF _______________	)

On ___________________, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as the ______________ of ______________________, a _______________ corporation, the general partner OR managing member of ________________________and acknowledged to me that such corporation caused the foregoing instrument to be executed pursuant to its Bylaws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

Notary Public

[SEAL]	My commission Expires: _______________

Exhibit I – Page 10

LENDER:

STATE OF ILLINOIS	)
)ss.
COUNTY OF COOK	)

On _______________, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence, to be the person who executed the within instrument as ________________ of NXT Capital Funding II, LLC, a Delaware limited liability company, the company that executed the within instrument and acknowledged to me that such company caused the foregoing instrument to be executed pursuant to proper company authority.

WITNESS my hand and official seal.

Notary Public

[SEAL]	My commission Expires: _______________

Exhibit I – Page 11

SCHEDULE 1

LEGAL DESCRIPTION

First Central Tower, St. Petersburg, Florida

Parcel I:

Lot 1, Block 1, Revised Map of St. Petersburg Block 31 Partial Replat, according to the map or plat thereof, as recorded in Plat Book 85, Page 15, of the Public Records of Pinellas County, Florida.

Parcel II:

Together with the sub-surface easement as described in that certain Agreement for Easement, as recorded in Official Records Book 5445, Page 438, of the Public Records of Pinellas County, Florida within the below described real property, being more particularly described as follows:

Commence at the Northwest corner of the Revised Map of St. Petersburg Block 31 Partial Replat, according to the map or plat thereof as recorded in Plat Book 85, Page 15 of the Public Records of Pinellas County, Florida, said corner also being the intersection of the Southerly right of way line of Central Avenue and the Easterly right of way line of 4th Street, South; thence South 47.54 feet along said Easterly right of way line of 4th Street South to a Point of Beginning; thence continue South 100.00 feet; thence West 7.00 feet; thence North 100 feet; thence East 7.00 feet to the Point of Beginning. Lying between National Geodetic vertical datum of 1929 elevations of 24.00 feet and 31.00 feet.

Exhibit I – Page 12

EXHIBIT J

6th FLOOR FIRST EXPANSION PREMISES

FLOOR PLAN

Exhibit J – Page 1

EXHIBIT K

7th FLOOR FIRST EXPANSION PREMISES

FLOOR PLAN

Exhibit K – Page 1